UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

HUSKER AG, LLC

(Name of Registrant As Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Member:

You are cordially invited to attend a special meeting of members of Husker Ag, LLC to be held on [Date], 2008, at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska.

At this meeting, you will be asked to vote on proposed amendments to our Second Amended and Restated Operating Agreement that are included in a proposed Third Amended and Restated Operating Agreement. Among other things, the proposed amendments to our Operating Agreement would provide for the reclassification of our original membership units held by our members who are the record holders of 20 or fewer units. If the proposed reclassification is approved, each membership unit held by such record holders (those owning 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. Members receiving Class A-1 membership units will receive no additional consideration for their units. All of our other original membership units would remain outstanding and be unaffected by the reclassification – except that such units would then be designated as Class A units. Generally, if the proposed amendments to our Second Amended and Restated Operating Agreement are approved, the Class A-1 membership units would have no voting rights except under very limited circumstances. Under the proposed Third Amended and Restated Operating Agreement, the new Class A-1 unit holders would receive the same share of our “profits” and “losses” and their respective rights to receive distributions of our assets will not change; except that our board of directors would have the discretion to (i) distribute additional distributions to the Class A-1 members (subject to a cumulative maximum of $1,000,000), and (ii) distribute additional proceeds to the Class A-1 members in the event of a sale or merger of the Company (up to a cumulative maximum of $1,000,000).

If approved, the primary effect of the reclassification, also referred to as a Rule 13e-3 transaction, would be to reduce our total number of Class A members of record (those current holders of our original membership units) to below 300. As a result, pursuant to Rule 13e-3, we would terminate the registration of our units under federal securities laws and our SEC reporting obligations would be suspended. In addition, because the Class A-1 membership units would expect to be held by fewer than 500 holders of record, the Class A-1 membership units would be unregistered securities and therefore, would not be subject to the public reporting requirements imposed by the SEC. As a result of the reclassification, our members would lose the benefits of holding Section 15 registered securities such as access to the information concerning Husker Ag which is contained in its periodic reports to the SEC and which Husker Ag chooses not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on Husker Ag of the requirements of the Sarbanes-Oxley Act.

In addition, you will be asked to vote on a proposed amendment to our Articles of Organization to change the vote required to dissolve the Company. The proposed amendment to our Articles of Organization would provide that a dissolution of the Company would require the affirmative vote of holders of at least two-thirds of the Company’s total outstanding membership units, rather than the unanimous approval that is currently required.

Your board of directors believes the terms of the proposed Rule 13e-3 transaction are fair and in the best interest of our unaffiliated members, and recommends that you vote “FOR” the collective proposals to approve our Third Amended and Restated Operating Agreement. The accompanying proxy statement includes a discussion of the reasons, effects, alternatives and factors considered by the board in connection with its approval of the amendment to the Articles of Organization and the reclassification, and we encourage you to read carefully the proxy statement and appendices.

In addition, your board of directors believes the terms of the proposed amendment to our Articles of Organization are fair and in the best interest of our members, and recommends that you vote “FOR” the proposal to approve the amendment to our Articles of Organization.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of Husker Ag, LLC.

Sincerely,

Mike Kinney
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated                     , 2008 and is being mailed to members on or about                     , 2008.

2

PRELIMINARY PROXY STATEMENT

HUSKER AG, LLC.

54048 Highway 20

Plainview, Nebraska, 68769

(402) 582-4446

NOTICE OF SPECIAL MEETING OF MEMBERS

TO BE HELD ON

[Date], 2008

To the Members of Husker Ag, LLC:

Notice is hereby given that a special meeting of members (the “Special Meeting”) of Husker Ag, LLC (the “Company”) will be held at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, on [Date], 2008, at 10:00 a.m., local time for the following purposes:

1. To consider and vote upon the following proposed amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement of Husker Ag, LLC:

A.

Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in the Proxy Statement relating to the meeting;

B.

By amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our (original) Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, including the right to not count votes in excess of the ownership limitation;

C.

By amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

D.

Revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act;

E.

Revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

2. To consider and vote upon a proposed amendment to our Articles of Organization that would change the member approval required to dissolve the Company by providing that the Company may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act. The amendment would otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement.

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed Form of Proxy, please call the Company at (402) 582-4446.

The board of directors is not aware of any other business to come before the Special Meeting. Only members of record at the close of business on                     , 2008 will be entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof.

All members are cordially invited to attend the Special Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the board of directors, by fax or in the enclosed, self-addressed stamped envelope whether or not you plan to attend the Special Meeting. The proxy will not be used if you attend and vote at the Special Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Mike Kinney
Chairman of the Board

Whether or not you plan to attend the Special Meeting in person, please take the time to vote by completing and marking the enclosed proxy card in the enclosed postage-paid envelope. If you attend the Special Meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

2

PRELIMINARY PROXY STATEMENT

HUSKER AG, LLC

54048 Highway 20

Plainview, Nebraska 68769

(402) 582-4446

PROXY STATEMENT

Special Meeting of Members

                    , 2008

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the Board of Directors of Husker Ag, LLC (the “Company”) for use at the Special Meeting of Members of the Company to be held on              , 2008 (the “Special Meeting”), and at any adjournment thereof. The Special Meeting is to be held at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, and will commence at 10:00 a.m. Such solicitation is being made by mail and the Company may also use its officers, directors and regular employees to solicit proxies from members either in person or by telephone, facsimile or letter without extra compensation.

Voting Rights and Outstanding Membership Units

Holders of membership units of the Company of record at the close of business on             , 2008 (the “Record Date”) are entitled to vote at the Special Meeting. As of that date, there were 30,130 membership units issued and outstanding. Each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on the Record Date on any matter which may properly come before the meeting. This Proxy Statement and the enclosed form of proxy are being mailed to members on or about             , 2008.

The presence of a majority of the outstanding membership units of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions, as applicable.

Proxy Voting

Membership units cannot be voted at the Special Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a member may authorize the voting of his, her or its membership units at the Special Meeting. The membership units represented by each properly executed proxy will be voted at the Special Meeting in accordance with the member’s directions. Members are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice has been specified and the enclosed proxy is properly executed and returned, the membership units will be voted FOR the proposals regarding the proposed amendments to the Company’s Operating Agreement, and FOR the proposal regarding the proposed amendment to the Articles of Organization. If any other matters are properly presented to the Special Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

i

Execution of the enclosed proxy will not affect a member’s right to attend the Special Meeting and vote in person. Any member giving a proxy has the right to revoke it by voting at the meeting, by giving either personal or written notice of such revocation to Mr. Mike Kinney, Chairman of the Board and President of Husker Ag, LLC, at the Company’s offices at 54048 Highway 20, Plainview, Nebraska 68769, or to the Corporate Secretary, Leonard Wostrel, at the commencement of the Special Meeting.

Abstentions on any of the proposals will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the members.

Attendance and Voting at the Special Meeting

If you own a membership unit of record, you may attend the Special Meeting and vote in person, regardless of whether you have previously voted on a proxy. We encourage you to vote your membership units in advance of the Special Meeting date by returning the enclosed proxy, even if you plan on attending the Special Meeting. You may change or revoke your proxy at the Special Meeting as described above even if you have already voted.

Solicitation

This solicitation is being made by the Company. The entire cost of such solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of directors, will be borne by the Husker Ag. Such cost will include the cost of supplying necessary additional copies of the solicitation material and the annual report to members, for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

YOUR PROXY VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED

PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and delegates discretionary authority with respect to any additional matters which may properly come before the Special Meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the Special Meeting, proxies will vote thereon in accordance with their best judgment.

If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed form of proxy, please call the Company at (402) 582-4446.

SUMMARY TERM SHEET

This summary provides an overview of material information from this proxy statement about the proposed amendment to our Articles of Organization, the proposed Rule 13e-3 transaction and the proposed amendments to our currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. However, it is a summary only. To better understand the proposed amendment and the Rule 13e-3 transaction and for a more complete description of its terms we encourage you to read carefully this entire document and the documents to which it refers before voting.

In this proxy statement, “Husker Ag,” “we,” “our,” “ours,” “us” and the “Company” refer to Husker Ag, LLC, a Nebraska limited liability company. The term “reclassification” refers to the reclassification of our original membership units held by members who are record holders of 20 or fewer membership units. The reclassification is designed to reduce the number of Husker Ag members of record to below 300, which will allow us to suspend our filing obligations under the Securities Exchange Act of 1934, as amended. This transaction is referred to as a “Rule 13e-3 going private transaction,” or a “Rule 13e-3 transaction.” The “Class A-1 unit holders” or “Class A-1 members” of Husker Ag mean all members of record of Husker Ag with 20 or fewer membership units immediately prior to the effective time of the reclassification; being those holders who would receive Class A-1 membership units in the event that the Rule 13e-3 transaction is approved. The terms “original unit holders”, “original members”, “continuing unit holders”, “continuing members”, “Class A unit holders” or “Class A members” mean all members of record of Husker Ag with more than 20 membership units immediately prior to the effective time of the reclassification; being those holders of our original membership units that would not be reclassified in the event the Rule 13e-3 transaction is approved

References to our “original membership units” refer to our currently outstanding membership units; such units would be renamed Class A membership units in the event the Rule 13e-3 transaction is consummated. References to our “Class A membership units” refer to Husker Ag’s original membership units that would not be reclassified in the event the Rule 13e-3 transaction is consummated. Even though our original class of membership units would be designated as, or renamed as, Class A membership units after the consummation of the Rule 13e-3 transaction, these membership units would remain outstanding and would not be considered a new class of membership units. References to our “Class A-1 membership units” refer to Husker Ag’s original membership units that would be reclassified in the event the Rule 13e-3 transaction is consummated. References to “membership units” or “units” refer to Husker Ag’s Class A membership units or the proposed Class A-1 membership units as the context may require.

Husker Ag, LLC

Husker Ag, LLC, a Nebraska limited liability company with a business address of 54048 Highway 20 Plainview, Nebraska, 68769, and a business telephone number of (402) 582-4446, was organized on August 29, 2000 to construct and operate an ethanol plant to be located near Plainview, Nebraska and began operating in early 2003. The Company’s ethanol plant converts, on an annual basis, roughly nine million bushels of corn into approximately 28 million gallons of ethanol per year. The ethanol plant also produces over 160,000 tons annually of animal feed known as distillers grain, which is the principal co-product of the ethanol production process. The Company recently expanded its plant, which added approximately 40 million gallons per year of ethanol production capacity to the Company’s existing operations.

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (a) an octane enhancer in fuels; (b) an oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions; and (c) a non-petroleum-based gasoline extender. Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. The overwhelming majority of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline as well as the competition of ethanol versus competing oxygenate products and technologies.

Special Meeting

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

(see pages 55-56)

Our board of directors is asking for your proxy for use at a special meeting of members to be held on [Date], 2008, at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, and at any adjournments or postponements of that meeting. At the special meeting, members will be asked:

•

To consider and vote upon the following proposed amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement of Husker Ag, LLC:

A.

Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our original membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in this proxy statement;

B.

By amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, including the right to not count votes in excess of the ownership limitation;

C.

By amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

D.

Revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act;

E.

Revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

•

To consider and vote upon a proposed amendment to our Articles of Organization that would change the member approval required to dissolve the Company by providing that the Company may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act. The amendment would otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement.

•	To consider and vote upon a proposal to transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting

Record Date

(see page 56)

You may vote at the special meeting if you are a member of Husker Ag at the close of business on             , 2008, which has been set as the record date. At the close of business on the record date, there were 30,130 membership units outstanding held by approximately 589 unit holders of record. Members entitled to vote have one vote on each matter considered and voted upon at the special meeting for each membership unit held of record by such member at the close of business on the record date.

Proposals 1A – 1F: Rule 13e-3 Transaction; and

Adoption of Third Amended and Restated Operating Agreement

Introduction and Overview of the Rule 13e-3 Transaction

(see pages 15-16)

We are proposing that our members adopt a Third Amended and Restated Operating Agreement that would include amendments to our currently effective Second Amended and Restated Operating Agreement. If the proposed Third Amended and Restated Operating Agreement is adopted, it would, among other things, result in a reclassification of our membership units held by members of record with 20 or fewer membership units immediately prior to the effective time of the reclassification. If the proposed amendments to our Second Amended and Restated Operating Agreement are approved and the reclassification is completed, unit holders of record with 20 or fewer membership units immediately prior to the reclassification would receive one Class A-1 unit for each membership unit held prior to the reclassification. Unit holders receiving Class A-1 membership units will receive no additional consideration for their membership units. Unit holders of record with more than 20 membership units will remain unit holders. All such membership units would remain outstanding and be unaffected by the reclassification – except that such units would then be designated as Class A units.

We expect to pay a total of approximately $125,000 in fees and expenses in connection with the Rule 13e-3 transaction and we anticipate that the number of outstanding membership units (to be referred to as Class A units) will decrease approximately 16.5%, from 30,130 membership units to approximately 25,160 membership units, and we expect to issue a corresponding number of Class A-1 membership units or approximately 4,970 units. We anticipate that the reclassification will result in the reduction of our unit holders of record from 589 to approximately 176, and that approximately 413 record unit holders of Class A-1 membership units will have been created. The effect of the reclassification will be to reduce the number of unit holders of record to fewer than 300, which will allow us to suspend our reporting obligations under federal securities laws. In addition, because the Class A-1 membership units will be held by fewer than 500 holders of record, the Class A-1 membership units will not be required to be registered with the SEC and, therefore, will not be subject to the public reporting requirements imposed by the SEC pursuant to federal securities laws.

The Third Amended and Restated Operating Agreement

(see pages 44-45)

As discussed above, the amendments to our currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement provide for the reclassification of our original membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those owning 20 or fewer units) would be reclassified on the basis of one Class A-1 unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in this proxy statement.

In addition, the proposed Third Amended and Restated Operating Agreement provides for the following amendments to our Second Amended and Restated Operating Agreement:

•

by amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, including the right to not count votes in excess of the ownership limitation.

•

by amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

•

revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 at the special meeting of Members), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act;

•

revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

•	general updates to the Second Amended and Restated Operating Agreement.

A description of the reclassification, along with a summary of the other proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement can be found on pages 44 and 45. The proposed amendments to our Second Amended and Restated Operating Agreement to effect the reclassification and the other proposed amendments listed above will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of directors, in its discretion, may determine not to implement:

•	the reclassification; or

•

any or all of the proposed amendments to the currently effective Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement that our members otherwise approved.

Background of the Rule 13e-3 Transaction

(see pages 16-24)

For a description of the events leading to the approval of the Rule 13e-3 transaction by our board of directors and the reasons for its approval, you should refer to “Special Factors – Background of the Rule 13e-3 Transaction,” “Special Factors – Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” and “Special Factors – Purpose and Structure of the Rule 13e-3 Transaction” on pages 34 through 35. As we explain more fully in these sections, our board considered and rejected various alternative methods of effecting a transaction that would enable us to become a non-SEC reporting company, while remaining an independent company.

Reasons for the Rule 13e-3 Transaction

(see pages 24-27)

Our reasons for the Rule 13e-3 transaction include the following:

•

we estimate that we would be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $420,000 per year, by eliminating costs associated with SEC regulatory and filing requirements including the requirement to make periodic reports and reducing the expenses of member communications;

•

operating as a non-SEC reporting company would reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business;

•

complying with the SEC reporting requirements that may require us to hire additional personnel solely to comply with the SEC reporting requirements, and even with additional personnel, we are concerned about our ability to attract and retain qualified management and employees given the increasingly competitive environment for quality personnel in the ethanol industry;

•

there is little justification for remaining a reporting company given the low trading volume in our membership units, and our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, which means our membership units cannot be traded on an established securities market or be readably tradable in a secondary market;

•

as a reporting company, we are required to disclose certain information to the public, including to actual or potential competitors, that may be helpful to these competitors in challenging our business operations and to take market share, employees and customers away from us. Terminating our public company reporting obligation will help to protect certain sensitive information from required disclosure;

•

the Rule 13e-3 transaction proposal would allow us to discontinue our reporting obligations with the SEC, and allow those unit holders receiving Class A-1 membership units to retain an equity interest in Husker Ag, and therefore, continue to receive a pro rata portion of the profits, losses and distributions of Husker Ag; and

•

completing the Rule 13e-3 transaction at this time would allow us to begin to realize the cost savings, and would allow our management and employees to redirect their focus to our ethanol business, at the earliest possible date.

We considered that some of our members may prefer to continue as members of Husker Ag as an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. To review the reasons for the Rule 13e-3 transaction in greater detail, please see pages 24 through 27.

Fairness of the Rule 13e-3 Transaction; Board Recommendation

(see pages 27-33)

Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction, our board of directors believes that the Rule 13e-3 transaction and the terms and provisions of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including those regarding the reclassification of membership units, are substantively and procedurally fair to our unaffiliated members. Our board of directors approved Rule 13e-3 transaction and the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement.

In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated members (defined as those members who are not our directors or executive officers), the board considered a number of positive and negative factors affecting both unaffiliated members who will continue to hold our membership units (to be designated as Class A units) as well as those members whose membership units will be reclassified into Class A-1 units, and those factors are set forth in greater detail on pages 38 through 40. Husker Ag’s board of directors chose a reclassification to effect the going private transaction because Husker Ag does not have the financial resources to purchase enough of our outstanding membership units to effect a going private transaction by alternative means and the reclassification would enable those holders of our membership units who will receive Class A-1 units to retain an equity interest in Husker Ag and therefore, continue to share in our profits and losses on the same basis. The board considered other alternatives, including, among others, a cash-out merger and a tender offer, but decided against such alternatives because some of our members would have only received cash consideration, which Husker Ag would not be able to pay, but may also have resulted in some of our members who desired to continue holding membership units no longer holding an equity interest in Husker Ag because of their inability or failure to restructure their holdings. By structuring the transaction in this manner, the board of directors believes that it has attempted to balance the interests of reducing Husker Ag’s expenses in transitioning to a non-SEC reporting company while at the same time affording all of our members the opportunity to retain an equity ownership interest in Husker Ag.

Our board of directors recommends that you vote “FOR” the proposed Third Amended and Restated Operating Agreement that will effect the Rule 13e-3 Transaction.

Purpose and Structure of the Rule 13e-3 Transaction

(see pages 34-35)

The purpose of the Rule 13e-3 Transaction is to consolidate ownership of our membership units and reduce the number of our unit holders of record to fewer than 300. If successful, we would be able to discontinue our SEC reporting requirements and allow our management and employees to refocus time spent on complying with SEC-reporting obligations on operational and business goals.

The reclassification structure of the Rule 13e-3 transaction would allow us to effect the transaction without the expenditure of substantial funds and would result in all of our members retaining an equity interest in Husker Ag. Therefore, all of our members would continue to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company. Because we are not cashing out any of our unit holders, we believe that this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement. See “Special Factors – Background of the Rule 13e-3 Transaction” beginning on page 16.

Our board of directors will have the discretion to determine if and when to effect the Rule 13e-3 transaction and reserves the right to abandon the transaction even if the appropriate amendments to the Second Amended and Restated Operating Agreement effecting the reclassification are approved by our members. For example, if the number of record holders of membership units changes such that the Rule 13e-3 transaction would no longer accomplish our intended goal of discontinuing our SEC-reporting obligations, the board of directors may determine not to effect the Rule 13e-3 transaction.

The Rule 13e-3 transaction is being effected at the record unit holder level. This means that we will look at the number of membership units registered in the name of a single holder to determine if that holder’s membership units will be reclassified. The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level in part to allow members some flexibility with respect to how their membership units will be treated in the Rule 13e-3 transaction. See “Special Factors – Purpose and Structure of the Rule 13e-3 Transaction.” Members of record who would prefer to continue as holders of our existing membership units (to be designated as Class A membership units), despite the board’s recommendation, may elect to do so by acquiring sufficient membership units so that they hold more than 20 membership units in their own name immediately prior to the effective time of Rule 13e-3 transaction or by combining ownership of their membership units with those owned by family members or other unit holders into one record account (for example, a family company or trust). Record holders owning more than 20 of our existing membership units who wish to receive Class A-1 units for their membership units may reduce their ownership of record to 20 or fewer membership units by selling or gifting some of their membership units or transferring to a separate record account some of their membership units. To the extent practicable, our board of directors will assist our members with any reasonable requests to either consolidate or segregate their membership units. However, in any case, these unit holders will have to act within the constraints of the transfer restrictions in our Second Amended and Restated Operating Agreement and the IRS publicly traded partnership rules, and far enough in advance of the Rule 13e-3 transaction so that any consolidation, purchase or transfer is completed by the effective time of the Rule 13e-3 transaction.

Effects of the Rule 13e-3 Transaction

(see pages 35-41)

The Rule 13e-3 transaction is a going private transaction for Husker Ag, meaning it will allow us to deregister with the SEC and our reporting obligations under federal securities laws will be suspended. As a result of the Rule 13e-3 transaction, among other things:

•

the number of our original members of record will be reduced from approximately 589 to approximately 176, and the number of the original, to be renamed Class A, membership units will decrease approximately 16.5%, from 30,130 original (Class A) membership units to approximately 25,160 original membership units and the number of our newly-issued Class A-1 membership units will be approximately 4,970, to be held by approximately 413 Class A-1 members of record;

•

as a group, the percentage beneficial ownership of and voting power over the (original, to be renamed Class A) membership units by all directors and executive officers of Husker Ag would increase by approximately 3.19 percentage points, from approximately 17.42% to approximately 20.61% after the Rule 13e-3 transaction, which is unlikely to have a practical effect on their collective ability to control the Company;

•

the affiliated and unaffiliated new Class A-1 members will have received one Class A-1 membership unit for each membership unit held by them immediately prior to the effective time of the Rule 13e-3 transaction and will continue to have an equity interest in Husker Ag and therefore, will continue to share in our profits and losses and may be entitled to realize the same value per unit as the continuing (Class A) unit holders in the event of any future sale of the Company;

•	the new Class A-1 unit holders will receive no additional consideration for their membership units other than the Class A-1 units received in the reorganization;

•	because of the reduction of our total number of original unit holders of record to fewer than 300, we would be allowed to suspend our status as a reporting company with the SEC;

•

once our SEC reporting obligations would be suspended, our unit holders would lose the benefits of holding Section 15 registered securities. For example, our unit holders would not have access to the information concerning the Company required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members, we would not be subject to the provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) or the liability provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our officers would not be required to certify the accuracy of our financial statements under SEC rules;

•	the liquidity of our original, Class A membership units would likely be reduced following the Rule 13e-3 transaction because of the reduction in the number of our Class A unit holders of record;

•

the new Class A-1 unit holders would have no voting rights except under very limited circumstances and would have no rights to nominate, elect or remove directors. The loss of these rights could cause potential purchasers of Class A-1 membership units to value these units at a value less than our original Class A membership units. In addition, if approved, the amendment to our Second Amended and Restated Operating Agreement imposing a 10-unit minimum ownership requirement on holders of our Class A membership units may cause potential purchasers of Class A membership units to value these units at a value less than the price at which membership units were trading prior to such amendment. Further, the fact that the Class A-1 membership units and Class A membership units would be unregistered securities and that the Class A membership units would be held by fewer holders of record than prior to the reclassification may cause a decrease in the marketability of the Class A-1 membership units and the Class A membership units, which could cause a corresponding decrease in the value of the Class A-1 membership units and Class A membership units; and

•

the annual compensation paid by us to our officers and directors would not increase as a result of the Rule 13e-3 transaction, nor would the Rule 13e-3 transaction result in any material alterations to any existing employment agreements with our officers (which there are currently none).

For a further description of how the Rule 13e-3 transaction would affect our unaffiliated unit holders, including the different effects on the continuing Class A unit holders and the new Class A-1 unit holders, please see “Special Factors – Effects of the Rule 13e-3 Transaction on the Unit Holders of Husker Ag” on pages 38 through 41.

Possible Conflicts of Interest of Directors and Officers in the Rule 13e-3 Transaction

(see page 41)

You should be aware that the directors and executive officers of Husker Ag have interests in the Rule 13e-3 transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Rule 13e-3 transaction.

Other than Leonard Wostrel, we expect that all of the directors and executive officers of Husker Ag will own more than 20 membership units at the effective time of the Rule 13e-3 transaction, and will therefore continue to hold the original Class A membership units if the Rule 13e-3 transaction is approved, provided that some of the membership units beneficially owned by Directors Mike Kinney and Walter Kittrell are currently owned in groups of 20 membership units or less and will therefore be reclassified as Class A-1 membership units unless such directors consolidate such membership units with other units prior to the effective time of the Rule 13-e transaction.

Because there will be fewer original, Class A membership units following the Rule 13e-3 transaction, and because the holders of Class A-1 membership units will have limited voting rights, the directors and executive officers who will be continuing as Class A membership unit holders will own a larger relative percentage of the voting interest in the Company. As of the record date, these directors and executive officers collectively beneficially held and had voting power over 5,248 membership units, or approximately 17.42% of our membership units. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction on our outstanding membership units as described above, the directors and executive officers will beneficially hold 5,186 Class A membership units (and 62 Class A-1 units), thereby having voting power over approximately 20.61% of our Class A membership units following the Rule 13e-3 transaction. This represents a potential conflict of interest because the directors of Husker Ag approved the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement and the Rule 13e-3 transaction and are recommending that you approve them. Despite this potential conflict of interest, the board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated unit holders for the reasons discussed in this proxy statement.

Financing of the Rule 13e-3 Transaction

(see pages 42-43)

We estimate that the Rule 13e-3 transaction will cost approximately $125,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See “Special Factors – Fees and Expenses” for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

Material Federal Income Tax Consequences of the Reclassification

(see pages 43-44)

We believe that the reclassification, if approved and completed, should have the following federal income tax consequences:

•	the reclassification should result in no material federal income tax consequences to us;

•	those unit holders continuing to hold our original, Class A membership units will not recognize any gain or loss in connection with the reclassification.

•

those unit holders receiving Class A-1 membership units for their original membership units will not recognize any gain or loss in the reclassification, their adjusted tax basis in their Class A-1 membership units held immediately after the reclassification will equal their adjusted tax basis in their original membership units held immediately before the reclassification, and their holding period in their Class A-1 membership units will include the holding period during which their original membership units were held.

Because determining the tax consequences of the reclassification can be complicated, you should consult your own tax advisor to understand fully how the reclassification will affect you.

Appraisal Rights

(see page 44)

Under Nebraska law, you do not have appraisal rights in connection with the Rule 13e-3 transaction. In connection with the Rule 13e-3 transaction, you may pursue all other available remedies under applicable law.

Vote Required for Approval of Proposal Nos. 1A – 1F

(see page 57)

Approval of the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement requires the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, or 20,087 of the 30,130 outstanding membership units. Because the executive officers and directors of Husker Ag have the power to vote a total of 5,248 membership units and because we believe that all of the executive officers and directors, except one director who beneficially owns 120 membership units, will vote in favor of the amendments to effect the Rule 13e-3 transaction and other amendments, this means a total of 14,969 membership units held by members who are not executive officers or directors of Husker Ag will be required to vote in favor of the transaction for it to be approved. Because the executive officers and directors of Husker Ag own approximately 17.42% of the voting power of our outstanding membership units, there is no assurance that the amendments to effect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement will be approved. Director Fredrick J. Knievel has voted against the Rule 13e-3 transaction at the board level and he can be expected to vote against each of the Proposals 1A through 1F, which include the Rules 13e-3 transaction and the related amendments to our operating agreement, at the special meeting.

Abstentions and broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present. Because we need the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, abstentions and broker non-votes will have the effect of a vote “AGAINST” the amendments to effect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. Approval of the amendments to effect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement does not require the separate vote of our unaffiliated unit holders, and no separate vote will be conducted.

You may vote your membership units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the meeting and voting in person.

Provisions for Unaffiliated Members

(see page 33)

Husker Ag has not made any provisions in connection with the Rule 13e-3 transaction to grant unaffiliated members (defined as those members who are not our directors or executive officers), access to our corporate files, or the files of the unit holders, or to obtain counsel or appraisal services for unaffiliated members at our expense or at the expense of the unit holders whose membership units will not be reclassified in connection with the transaction.

Terms of the Class A-1 Membership Units to be Received in the Reclassification

(see pages 50-51)

As of the date of this proxy statement, the only authorized units of Husker Ag that were outstanding were our original membership units. The proposed Third Amended and Restated Operating Agreement authorizes the issuance of Class A-1 membership units. The terms of the Class A-1 membership units provide as follows:

•

Voting Rights. Unlike the existing membership units, the Class A-1 membership units would not have voting rights, except under very limited circumstances. Holders of Class A-1 membership units would be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating agreement. On the matters on which the Class A-1 members are entitled to vote, the Class A-1 members would have one vote for each Class A-1 membership unit held by them. Class A-1 members would vote together with the Class A members as a single class and not as a separate class on those matters on which Class A-1 unit holders are entitled to vote; except that amendments to the operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 units, would need to be approved by an affirmative vote of the holders of more than two-thirds of the Class A-1 membership units, voting as a separate class. Holders of Class A-1 membership units would not be entitled to nominate, elect or remove directors.

•

Economic Rights of the Class A-1 Members. Except for the discretionary preferences for distributions and liquidation payments as discussed below, the rights of our Class A members and Class A-1 members would be the same with respect to sharing in our profits and losses, receiving distributions of our assets when declared by our directors, and participating in the distribution of our assets if we dissolve.

•

Distribution Preference – Discretionary. Holders of Class A-1 membership units would have certain discretionary distribution preferences. To begin with, no distributions could be made to the Class A members without making the same pro-rata distributions on a per membership unit basis to the Class A-1 members. In addition, our board of directors would have the right, in its sole discretion, to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000. This would not be a mandatory distribution preference and there is no guarantee that our board of directors would ever declare all or any part of this allowed preferential distribution to the Class A-1 members.

•

Liquidation Preference – Discretionary. Holders of Class A-1 membership units would have certain discretionary liquidation preferences. To begin with, no liquidation payments could be made to the Class A members without making the same pro-rata payments to the Class A-1 members on a per membership unit basis. In addition, our board of directors would have the right, in its sole discretion, to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000. A liquidation payment is a payment to members that would be made upon the liquidation of the Company occurring for any reason, including upon the dissolution of the Company or following the sale of all of the Company’s assets or the merger or consolidation of the Company with another entity. This would not be a mandatory liquidation preference and there is no guarantee that, in the event of the liquidation of the Company, our board of directors would allocate all or any part of this allowed preferential liquidation payment to the Class A-1 members.

•

Ownership Restrictions. The proposed Third Amended and Restated Operating Agreement would continue to limit our original (Class A) members from owing more than 30% of the total issued and outstanding Class A units; and it would limit all of our members from owing more than 30% of our total issued and outstanding membership units (the total of Class A and Class A-1 units). However, within the class of Class A-1 membership units, Class A-1 members would not be subject to this 30% ownership limitation. In addition, the current operating agreement provides that, without board approval, our members may not (i) transfer fewer than five membership units, except where all of a member’s units are transferred; or (ii) transfer any membership units that would result in the transferor owning fewer than five membership units. Under the proposed Third Amended and Restated Operating Agreement, this restriction would apply only to Class A-1 members, while the Class A members would be unable to transfer or own fewer than 10 Class A membership units without board approval. Class A-1 unit holders receiving fewer than five Class A-1 membership units in the reclassification could continue to hold those Class A-1 membership units without violating the minimum ownership requirement.

•

Transferability. Our Class A-1 membership units would have the same transfer restrictions as our original membership units. There is a limited market for our original membership units now and we do not anticipate this market to increase substantially for either our original membership units that are designated as Class A membership units or our Class A-1 membership units after the Rule 13e-3 transaction. Rather, the market for our membership units may become more limited. For our Class A-1 membership units, our board of directors may disallow a transfer of Class A-1 membership units if it believes that a transfer would result in the number of Class A-1 members of record equaling 500 or more, or such other number that would otherwise obligate the Company to register the Class A-1 membership units with the Securities and Exchange Commission. Similarly, for our Class A membership units, our board of directors may disallow a transfer of Class A membership units if it believes that a transfer would result in the number of Class A members of record equaling 300 or more, or such other number as required to maintain the suspension of the Company’s duty to file reports pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended. As with transferees of our original membership units, transferees of Class A-1 membership units would be required to furnish certain tax information to the Company. In order to become members of the Company, transferees of Class A-1 membership units must also become parties to the Company’s operating agreement. In addition, because our Class A-1 membership units would not be registered with the SEC and upon issuance would be “restricted securities,” they would require an appropriate exemption from registration to be eligible for trading.

For additional details on the terms of the original membership units to be designated as Class A membership units and the Class A-1 membership units, see “Description of Membership Units.”

Proposal 2: Amendment to the Articles of Organization

Amendment to the Articles of Organization

(see pages 54-55)

We are proposing that our members adopt an amendment to our Articles of Organization that would change the member approval required to dissolve the Company. The Nebraska Limited Liability Company Act provides that a Nebraska limited liability company can only be dissolved, among other events, upon the unanimous written agreement of all members, or upon any other event described in our Articles of Organization. Currently, our Articles of Organization provide that the Company “shall be dissolved as specified by the Operating Agreement.” The proposed amendment to the Articles of Organization which provides that Husker Ag may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units is intended to meet the condition of the Nebraska Limited Liability Company Act that the dissolution event requirements be set forth in the Company’s Articles of Organization. The proposed amendment would also otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement.

Husker Ag is not asking its members to dissolve the Company; and it has no plans at this time to seek a member vote on a dissolution. However, since it would be extremely difficult to get all members of Husker Ag to sign a written agreement of dissolution, this amendment is intended to make a dissolution a more practical solution in the event a dissolution is recommended to the members by our board of directors.

Vote Required for Approval of Proposal 2; Board Recommendation

(see page 56)

Approval of the amendment to our Articles of Organization requires the affirmative vote of a majority of outstanding membership units present in person or by proxy at the special meeting. Members who neither submit a proxy nor attend the meeting, along with broker non-votes and abstentions, will not be counted as either a vote for or against this proposal. As indicated in the proxy, in the absence of instructions to the contrary, the proxies solicited by our board of directors will be voted FOR this Proposal 2.

You may vote your membership units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the meeting and voting in person.

Our board of directors recommends that you vote “FOR” the proposed amendment to our Articles of Organization that will change the member approval necessary to dissolve Husker Ag.

QUESTIONS AND ANSWERS

What is the date, time and place of the special meeting?

The special meeting of our members will be held on [Date], 2008 at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, to consider and vote upon the Rule 13e-3 transaction proposal.

Who is entitled to vote at the special meeting?

Members of record of our membership units as of the close of business on             , 2008, are entitled to vote at the special meeting. Each of our members who is entitled to vote is entitled to one vote for each membership unit owned on the record date.

What vote is required for our members to approve the Rule 13e-3 transaction?

For the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement to be adopted and the Rule 13e-3 transaction to be approved, two-thirds of the membership units held by members who are entitled to vote at the special meeting must vote “FOR” the Rule 13e-3 transaction and these amendments.

What vote is required for our members to approve the amendment to the Articles of Organization?

Approval of the amendment to our Articles of Organization requires the affirmative vote of a majority of outstanding membership units present in person or by proxy at the special meeting.

What happens if I do not return my proxy card?

If you do not return your proxy card, you may still vote in person at the special meeting. Because the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting is required to approve the amendments to affect the Rule 13e-3 transaction and the other amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement (Proposal Nos. 1A – 1F), unless you vote in person, a failure to either return your proxy card or attend the meeting will have the same effect as voting against the Rule 13e-3 transaction and these amendments.

For the proposed amendment to our Articles of Organization, members who neither submit a proxy nor attend the meeting will not be counted as either a vote for or against Proposal 2.

What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, please vote your membership units as soon as possible. You may vote your membership units by returning the enclosed proxy by mail. You may also vote in person at the special meeting of members. This proxy statement includes detailed information on how to cast your vote.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote at any time before your proxy is voted at the special meeting by delivering a later-dated and signed proxy card or a written revocation of the proxy to our secretary prior to the date of the special meeting or at the special meeting prior to the taking of the vote. You may also revoke your proxy by attending the meeting and voting in person.

Do I need to attend the special meeting in person?

No. You do not have to attend the special meeting to vote your membership units. You may vote your membership units by returning the enclosed proxy, or by voting in person at the special meeting of members.

Will I have appraisal or dissenters’ rights in connection with the Rule 13e-3 transaction?

No. Dissenters’ rights are not available under Nebraska law, which governs the Rule 13e-3 transaction.

Should I send in the certificate representing my membership units now?

No. If you own in record name 20 or fewer membership units, after the reclassification is completed, we will send you written instructions for exchanging your old certificates for new certificates representing Class A-1 membership units. If you own in record name more than 20 membership units, you will continue to hold the same certificates after the reclassification as you did before.

What does it mean if I receive more than one proxy?

It means that you have multiple holdings reflected in our membership register. Please sign and return ALL proxy forms to ensure that all your membership units are voted. If you received more than one proxy card but only one copy of the proxy statement and supplemental materials, you may request additional copies from us at any time.

Where can I find more information about Husker Ag?

We file periodic reports and other information with the SEC. This information is available at the Internet site maintained by the SEC at www.sec.gov; or you may call the Company for copies of our SEC filings at 402-582-4446. General information about us is available at our Internet site at www.huskerag.com; the information on our Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement. For a more detailed description of the information available, please see page 67.

Who can help answer my questions?

If you have questions about the proposed amendment to our Articles of Organization, or the Rule 13e-3 transaction and the proposed amendments to our Second Amended and Restated Operating Agreement after reading this proxy statement or need assistance in voting your units, you should contact Mike Kinney, our Chairman and President at (402) 582-4446.

PROPOSALS 1A – 1F: RULE 13E-3 TRANSACTION; AND

ADOPTION OF THIRD AMENDED AND RESTATED OPERATING AGREEMENT

Rule 13e-3 Transaction Special Factors

Overview of the Rule 13e-3 Transaction

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Husker Ag, LLC, a Nebraska limited liability company, and is to be used at a special meeting at which our members will be asked to consider and vote upon two general proposals. The first proposal is a series of related proposals identified as Proposal Nos. 1A through 1F, and includes amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement. If approved, the amendments to our Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement would, among other things, result in a reclassification of our original membership units held by members of record with 20 or fewer membership units immediately prior to the effective time of the reclassification.

If the amendments to our Second Amended and Restated Operating Agreement contained in the Third Amended and Restated Operating Agreement and the Rule 13e-3 transaction are approved as described below, members of record with 20 or fewer membership units immediately prior to the reclassification would receive one Class A-1 membership unit for each of their original membership units. Members of record with more than 20 membership units will remain unit holders of our original membership units, which would thereafter be designated as Class A membership units. We intend, immediately following the reclassification, to terminate the registration of our original membership units with the SEC and suspend further reporting under the Exchange Act, as amended.

If approved by our members at the special meeting and implemented by our board of directors, the Rule 13e-3 transaction would generally affect our unit holders as follows:

MEMBER POSITION PRIOR TO RULE 13E-3 TRANSACTION	EFFECT OF RULE 13E-3 TRANSACTION

Members of record holding more than 20 of our original membership units	Member would continue to hold the same number of our original membership units held prior to the Rule 13e-3 transaction. These original membership units would then be referred to as Class A units.

Members of record holding 20 or fewer of our original membership units

These original membership units would be reclassified into Class A-1 membership units on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the Rule 13e-3 transaction.

The effects of the Rule 13e-3 transaction on each group of unaffiliated members are described more fully below under “Effects of the Rule 13e-3 Transaction on Members of Husker Ag,” and the effects on the Company are described more fully below under “Effects of the Rule 13e-3 Transaction on Husker Ag; Plans or Proposals after the Rule 13e-3 Transaction.”

Background of the Rule 13e-3 Transaction

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Current Reports on Form 8-K;

•	Proxy Statements on Schedule 14A.

Our management and several of our employees expend considerable time and resources to prepare and file these reports, and we believe that their time and energy could be beneficially diverted to other areas of our operations that would allow management and those employees to focus more of their attention on our business. In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting related costs have been increasing. Over the years, the costs incurred as an SEC registered company have increased, and we believe they will increase significantly during 2008, when as we expect to become fully subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.

For the fiscal year ended December 31, 2007, Section 404 requires us to include in our Form 10-K management’s annual report on the Company’s internal control over financial reporting. The report must affirm management’s responsibility for establishing and maintaining adequate internal controls, identify the framework used by management to evaluate the effectiveness of such controls, and contain an assessment, as of the end of the most recent fiscal year, of the effectiveness of Husker Ag’s internal control over financial reporting.

Beginning with the fiscal year ending December 31, 2008, Husker Ag’s external auditors will be required to issue an attestation on whether effective internal control over financial reporting was maintained in all material respects by management. This report is in addition to the auditor’s opinion on the financial statements and will result in additional cost to Husker Ag.

We estimate that our costs and expenses incurred in connection with SEC reporting for 2008 would be approximately $420,000, with a portion of such costs resulting from the adoption and implementation of Section 404 of the Sarbanes-Oxley Act.

As of January 1, 2008, there were 30,130 membership units issued and outstanding, held by approximately 589 current unit holders of record. Of our approximately 589 unit holders of record, we believe approximately 413, or 70%, hold 20 or fewer membership units. Our board of directors and management believe that the recurring expense and burden of our SEC-reporting requirements described above are not cost efficient for Husker Ag. Becoming a non-SEC reporting company would allow us to avoid these costs and expenses. In addition, once our SEC reporting obligations are suspended, we would not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Securities Exchange Act, as amended.

There can be a number of advantages to being a public company, possibly including a higher value for our membership units and the enhanced ability of the Company to raise capital or make acquisitions. However, there is a limited market for our membership units and, in order to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our membership units cannot be traded on an established securities market or be readably tradable in a secondary market, thereby assuring that there will continue to be a limited market for our membership units. We have, therefore, not been able to effectively take advantage of these benefits. Based on the limited number of membership units available and the trading restrictions we must observe under the Internal Revenue Code, we believe it is highly unlikely that our membership units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, as a result of our limited trading market and our status as a limited liability company, we are unlikely to be well-positioned, for example, to use our public company status to raise capital in the future through sales of additional securities in a public offering to non-members or to acquire other business entities using our membership units as consideration. Moreover, our limited trading market and ownership limitations for membership units could make it difficult for our membership unit holders to liquidate a large number of membership units without negatively affecting the per unit sale price.

Therefore, our board of directors and management have concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and our employees and the expense related to the SEC reporting obligations. The board considered that many of the factors arguing in favor of deregistration, including eliminating costs associated with registration and allowing management and our employees to focus on core business initiatives, had been in existence for some time, and felt that the increasingly stringent regulation brought on by the Sarbanes-Oxley Act has only made these factors more compelling. As a result of the confluence of these factors, the board determined at that time that it would be beneficial to consider the possibility of such a transaction. Please refer below to “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” for further discussion of the reasons supporting the Rule 13e-3 transaction. As a result of the board’s conclusions, our management began to explore the possibility of reducing the number of holders of our original membership units to below 300 in order to suspend our periodic reporting obligations to the SEC.

Since the adoption of the Sarbanes-Oxley Act, our Board of Directors has generally discussed the advantages and disadvantages of a going private transaction. Several members of our board of directors were familiar with a similar going private transaction consummated by a publicly reporting ethanol plant in Wisconsin during 2006. In discussing that transaction and reviewing the applicability for such a transaction for Husker Ag, in January 2007, our management contacted the legal counsel for the Wisconsin company to discuss preliminary issues related to going private transactions, including background information concerning the Company and our members, our initial public offering of membership units and possible structures for a going private transaction. Our board tabled the idea at that time for a variety of reasons, including the preliminary status of our plant expansion.

However, during the following months of 2007, our board of directors became more aware of the pending requirements of Section 404 of the Sarbanes-Oxley Act, which are discussed further below. In response to the requirements of Section 404 of the Sarbanes-Oxley Act, in February 2007, Husker Ag hired Milo Belle Consultants, LLC, as an independent accounting consulting firm to assess our internal controls as well as our financial reporting function. While this engagement is not expected to be fully completed until later in 2008, our board and management became concerned during 2007 about the cost and breadth of this on-going project. Moreover, our periodic discussions with, and reports from, Milo Belle during 2007 raised the awareness of our management of the expected burdens of complying with Section 404 during 2008 and beyond.

For these reasons, for the first half of 2007, our board of directors continued to discuss this concept along with the possible alternatives. However, many of the possible alternatives would require a substantial amount of cash and we have limited cash resources; moreover, we believe many of our members feel strongly about retaining their equity interest in our Company. (For a discussion of the alternatives considered, see “Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation – Husker Ag’s Reasons for the Rule 13e-3 Transaction” below). Therefore, management found the prospect of effecting a going private transaction by reclassifying some of our membership units an attractive option.

At the regular monthly meeting of our board held on July 24, 2007, our management and board held a preliminary discussion about the possible going private transaction. In these preliminary discussions, our board of directors considered the following factors:

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compliance with Section 404 of the Sarbanes-Oxley Act was discussed based on Milo Belle’s initial review and analysis of our internal controls and based on the then pending requirements of Section 404 on the Company for 2007, 2008 and beyond;

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given the Company’s limited personnel resources, management anticipated that the time required to assist management in documenting and testing the internal control structure would pose a significant strain on our existing staff and may require the hiring of additional employees;

•	management expected significant future costs in connection with our continued compliance with SEC reporting requirements including the expected new requirements under the Sarbanes-Oxley Act;

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in connection with our initial public offering in 2001, we did not seek to limit the number of members because we believed community support would be important to our success and the Sarbanes-Oxley Act was not in place;

•	like many other ethanol producers, many of our unit holders are members of local communities, which the board believes have contributed, and continue to contribute, to our success;

•	a transaction designed to cash out over 400 of our members could be received negatively by the community and our members and adversely affect our business;

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in light of our decision in 2006 to construct an addition to our facility, our board was aware that our cash resources and any available financing to effect a going private transaction, including a transaction to cash-out a significant number of our members, were limited;

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our board was aware that, as a reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in taking market share, employees and customers away from us; and

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our board was aware of other companies in the Midwest that had completed or that were in the process of completing transactions that would allow them to deregister their securities or suspend their obligations to file reports with the SEC.

Following this discussion, the board authorized management to continue its investigation and evaluation of a proposed going private transaction; and specifically the board appointed the task of investigating the proposed going private transaction to the audit committee.

At a regular meeting of our audit committee held on August 13, 2007, and attended via telephone by representatives from Baird Holm LLP, the proposed going private transaction was discussed. The audit committee decided that they wanted to review the terms of reclassification transactions recently filed with the Securities and Exchange Commission and began to review and compile information concerning the terms of these transactions.

A special meeting of the audit committee was then held on August 20, 2007, and again attended via telephone by representatives from Baird Holm LLP, for the sole purpose of discussing the possible going private transaction. The audit committee discussed recent going-private transactions, alternatives of a going private transaction, the advantages and disadvantages of such a transaction, and the effect of such a transaction on the existing members of Husker Ag (see below for a list of the advantages and disadvantages discussed).

Based on the recommendation of management and the audit committee, a special meeting of the board was held on September 11, 2007, and was attended by representatives from Baird Holm LLP. At this meeting, Mr. Mike Kinney, our Chairman of the Board, Seth Harder, General Manager, and our legal counsel collectively led a discussion with the board on the business considerations for engaging in a going private transaction, highlighting some of the advantages, disadvantages, and issues raised in a going private transaction. In addition to recapping some of the advantages of, and business purposes for, a going private transaction that are listed above, the Board of Directors discussed the following advantages of going private:

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the elimination of the administrative burden and expense of making periodic reports apart from compliance with the requirements of the Sarbanes-Oxley Act, especially Section 404, including the savings of an estimated $420,000 per year in reporting and compliance costs;

•	the possible reduction of potential legal liability based on compliance with Sarbanes-Oxley and certain federal securities laws;

•	the potential increased flexibility for management to consider and initiate actions as a non-SEC company that may produce long-term benefits and growth; and

•	more time for management to focus on the Company’s core business.

Some of the disadvantages of a going private transaction that were considered during the discussion with the board included:

•	reduced access by members to Husker Ag’s financial information once it is no longer an SEC-reporting company;

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the possibility that our unit price could go down as a result of the Company no longer being a public company or as a result of the differing terms among our reclassified units, if that alternative was chosen;

•	a potential decrease in the liquidity of our membership units;

•	the Company’s potential costs, in terms of time and dollars, in connection with accomplishing the going private filings;

•	the possibility that future business partners, if any, might require more information from us before entering into a business relationship due to the lack of publicly available information; and

•	the possibility that we could have a lower public profile in our community, which may be a negative factor with some of our members.

The board discussed the future costs and expenses that might be incurred by the Company in connection with complying with the requirements of the Sarbanes-Oxley Act as estimated by management and the time that might be allotted for management and other employees in connection with compliance. The costs discussed included estimated fees and expenses of our independent auditors and our counsel and the soft costs that we incur in connection with our SEC reporting obligations, including the salary and benefits of staff who focus on SEC reporting and Section 404 testing issues, and the increased risk of liability to members of management and the board. If Husker Ag remained a reporting company, the board discussed the need to hire at least one and possibly as many as three more individuals in our accounting staff in order to comply with Section 404.

Also at the meeting, representatives of Baird Holm LLP advised the board on the methods for proceeding with a going private transaction and reviewed alternative methods of effecting the transaction with the board and informed the board of the potential advantages of the use of a reclassification of membership units as a method to achieve the board’s goals of avoiding the cost and possible negative members reaction of cashing out members. As part of this discussion, Baird Holm LLP discussed with the board some of the possible terms of a new class of membership units, including limited voting rights, removal of transfer restrictions and preferences on dividends and distributions. For a discussion of the alternatives considered, see “Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation – Husker Ag’s Reasons for the Rule 13e-3 Transaction” below.

The board discussed alternative transaction structures at length, including (i) the appropriate cut-off point for a reclassification of our original class of membership units, and (ii) the appropriate terms of a newly created second class of membership units.

Possible cut-off point. Given the makeup of our membership register as of the date of this meeting, management reported the resulting number of holders of both our original membership units and possible newly created class of membership units at various cut-off points (i.e., the minimum number of membership units owned by a single unit holder to be reclassified into a newly created second class of membership units). The cut-off number needed to be such that the resulting number of holders of our original membership units was sufficiently below 300, while the resulting number of holders of any newly created class of membership was sufficiently below 500. Based on the cut-off point available, the board tentatively selected the 20-or-fewer membership unit cutoff because it would allow the Company to accomplish the objective of reducing its number of members holding our original membership units (Class A units) to below 300 while also maintaining the number of Class A-1 unit holders below 500, so as to avoid having to register the Class A-1 membership units with the SEC. The board determined that management and the audit committee should focus its consideration on effecting the going private transaction through a reclassification of our original membership units held by members of record with 20 or fewer membership units held immediately prior to the effective time of the reclassification resulting in a reduction in the unit holders of our original membership units to below 300.

Possible terms for second class of membership units. In considering the possible terms of a second class of membership units, the board first recognized that to establish a second class of membership units that would allow the Company to suspend its reporting obligations under the Securities Exchange Act, the new class of membership units could not be substantially similar in character to our original membership units.

The board discussed the need to structure any new class of membership units so that its terms were fair to all of our members, including those receiving the new membership units and those retaining our original membership units. Without making any final decisions, the board tentatively decided to differentiate the voting and distribution and liquidation preference of the original membership units and the new class of membership units because these rights are typically among the principal features that characterize a class of securities.

Representatives of Baird Holm LLP also discussed with the board various other corporate and securities law matters applicable to the transaction, including the possible creation of an independent special committee of the board of directors comprised of independent members of the board to review and evaluate the proposed transaction on behalf of our unit holders.

Following this discussion, the board determined not to form an independent special committee to evaluate the proposed transaction. In making this determination, the board considered the fact that all but one board member currently own our original membership units and after a going private transaction would continue to own our original (Class A) membership units. As a result, the board determined that a majority of its members shared a similar interest in a going private transaction and the formation of a special committee would not add any significant protection for our unaffiliated members. See “Effects of the Rule 13e-3 Transaction on Husker Ag; Plans or Proposals After the Rule 13e-3 Transaction – Effect on our Directors and Executive Officers” for a further discussion of the effects of the Rule 13e-3 Transaction on the membership unit ownership of our directors and executive officers.

Following the presentations by management and Baird Holm LLP, and after considerable discussion of the issues, the board determined that it would be in the Company’s and its members’ best interests to suspend its registration obligations with the SEC. However, the board directed management and the audit committee to further consider the alternative transaction structures discussed at the meeting.

In making this determination, the board focused on factors such as the current member base, the low trading volume of our membership units, the administrative burden and expense of making periodic filings with the SEC, and the fact that operating as a non-reporting company would enable management to better focus on the ethanol business. The board also considered possible negative factors including the cost and expense to the Company of the going private transaction, the elimination of a public market for the Company’s membership units and possible decrease in price and liquidity of the membership units.

Although alternative transaction structures were discussed, the board determined that management should focus its consideration on effecting the going private transaction through a reclassification of our original membership units held by members of record with 20 or fewer membership units held immediately prior to the effective time of the reclassification resulting in a reduction in the unit holders of our original membership units to below 300.

On September 18, 2007, at a specially called meeting of the audit committee, the committee again discussed the advantages and disadvantages of the going private transaction along with the alternative structures of such a transaction. After discussion, the committee voted to recommend the going private transaction to the full board of directors, with a cut-off point of 20 and fewer membership units to be reclassified into a newly created second class of membership units with limited voting rights along with certain discretionary distribution and liquidation preferences.

Later on September 18, 2007, at a regular meeting of our board of directors, attended via telephone by representatives of Baird Holm LLP, our board continued its discussion with management concerning the proposed transaction and reviewed the recommendation of the audit committee.

In structuring the terms of the new (Class A-1) membership units, the board again recognized that to establish a second class of membership units that would allow the Company to suspend its reporting obligations under the Securities Exchange Act, the Class A-1 membership units could not be substantially similar in character to our original membership units. The board sought to structure the Class A-1 membership units so that its terms were fair to all of our members, including those receiving Class A-1 membership units and those retaining our original membership units.

The board chose to differentiate the voting and distribution and liquidation preference of the original (Class A) membership units and Class A-1 membership units because these rights are typically among the principal features that characterize a class of securities.

To distinguish the voting rights, the board chose to limit the voting rights of the holders of the Class A-1 membership units to proposals relating to the sale, exchange or other transfer of all or substantially all of the assets of the Company, the merger or consolidation of the Company with another entity, the dissolution of the Company, and certain amendments to our operating agreement. Holders of Class A-1 membership units would not be entitled to nominate, elect or remove directors. The board’s decision to limit the voting rights of the Class A-1 membership units was made in light of the fact that currently the members receiving the Class A-1 membership units do not hold in the aggregate a sufficient number of membership units to control or substantially influence any given member vote.

The board believed that the new Class A-1 membership units should be structured so that the holders of the Class A-1 membership units continue to participate in the future growth and earnings of Husker Ag with the holders of our original membership units, without any preference given to our original (Class A) membership units, including distribution rights and any value to be received upon a change in control of the Company. At a minimum, the board decided that the new Class A-1 membership units would have the same rights to profits, losses, and distributions as our original Class A membership units.

To balance the limited voting rights of the new Class A-1 membership units, which was perceived by the board as a negative feature, the board chose to add discretionary distribution and liquidation preferences to the new Class A-1 membership units. While the board of directors would be prohibited from paying less distributions or liquidation payments to the new Class A-1 members, the board agreed to retain the discretion (i) to declare distributions to our Class A-1 members without declaring the same per unit distribution to our original Class A members; and (ii) to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the original Class A members.

The board selected the 20-or-fewer membership unit cutoff because it would allow the Company to accomplish the objective of reducing its number of members holding our original membership units (Class A units) to below 300 while also maintaining the number of Class A-1 unit holders below 500, so as to avoid having to register the Class A-1 membership units with the SEC.

To further ensure that the Company can maintain the number of Class A-1 unit holders below 500 or any future applicable threshold under the Securities Exchange Act, the board determined to add a provision to our proposed Third Amended and Restated Operating Agreement restricting any transfer of our Class A-1 membership units that would result in there being more than 500 Class A-1 membership units. In addition, the board decided to add a similar provision to our proposed Third Amended and Restated Operating Agreement restricting any transfer of our original membership units that would result in there being more than 300 Class A membership units.

After discussing the terms of the new Class A-1 membership units, the board approved the reclassification of our membership units such that members of record with 20 or fewer membership units prior to the reclassification would receive one Class A-1 membership unit for each membership unit held prior to the reclassification and unit holders of record with more than 20 membership units would remain unit holders of our original membership units, except that such membership units would then be designated as Class A units. The board determined that the Rule 13e-3 transaction was fair to our unaffiliated members, and specifically with respect to the unaffiliated members receiving Class A-1 membership units in the Rule 13e-3 transaction. In making this determination, the board did not utilize the following procedural safeguards:

•	the Rule 13e-3 transaction was not structured to require separate approval by a majority of those members who are not executive officers or directors of Husker Ag; and

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the board of directors did not retain any unaffiliated representative to act solely on behalf of members who are not officers or directors of the Company for purposes of negotiating the terms of the Rule 13e-3 transaction or to prepare a report regarding the fairness of the transaction.

In approving the Rule 13e-3 transaction, the board took into consideration the fact that, because members would be aware of the 20 membership unit cutoff for participating in the reclassification, members holding 20 or fewer membership units who would still prefer to continue holding our original Class A membership units, despite the board’s recommendation of the transaction, could elect to do so by acquiring sufficient membership units or consolidating ownership so that they would hold more than 20 membership units in their own name prior to the reclassification. This would allow a small unit holder to have some control over the decision as to whether to remain an original member after the reclassification is effected, or to exchange its original membership units for Class A-1 membership units.

The board directed management to proceed with a going private transaction that would result in the termination of our registration with the SEC and the suspension of Husker Ag’s reporting requirements under federal securities laws.

In mid-October 2007, Baird Holm LLP provided our board with a draft of the proposed Third Amended and Restated Operating Agreement to review and consider. On October 23, 2007, our board reviewed and considered the draft of the proposed Third Amended and Restated Operating Agreement prepared by legal counsel. That draft provided for the reclassification of all holders of 20 or fewer membership units into new Class A-1 membership units, which would have limited voting rights, the same rights to profits, losses and distributions (at a minimum) as original (Class A) membership units, and preferences for distributions and liquidations at the discretion of the board.

At the regular meeting of our board held on November 20, 2007, our board discussed with our legal counsel the terms of a revised Third Amended and Restated Operating Agreement provided by Baird Holm LLP in mid November. Our legal counsel had also segregated all necessary changes to our Operating Agreement that were unrelated to our deregistration into an amendment to the Second Amended and Restated Operating Agreement which was also provided by legal counsel for our board to review. Using the authority granted to our board in the Operating Agreement, the board approved certain miscellaneous amendments to our Second Amended and Restated Operating Agreement that were unrelated to the proposed going private transaction and were determined to be minor in nature The only material revision to the Operating Agreement contained in the amendment was an increase to the minimum capital expenditure requiring approval of our board of directors from a $20,000 limitation to a $50,000 limitation. (A copy of these amendments (Amendment No. 12) to our Second Amended and Restated Operating Agreement was filed with the SEC on November 30, 2007, as a Current Report on Form 8-K).

In reviewing the Third Amended and Restated Operating Agreement, the board determined to make several changes to the proposed new version of the Operating Agreement, including adding a minimum ownership threshold of 10 original (Class A) membership units and five Class A-1 membership units, or less if a unit holder already owns fewer than five units at the time of the reclassification, expanding the definition of “liquidation” for which the discretionary liquidation rights apply (to now include mergers and consolidations), and to place a cap on the discretionary distribution and liquidation preferences to $1 million each.

The board approved the Third Amended and Restated Operating Agreement and the amendments to our Second Amended and Restated Operating Agreement contained therein with these changes. See “The Third Amended and Restated Operating Agreement – Description of Proposed Other Changes in the Third Amended and Restated Operating Agreement” for a description of the changes to our operating agreement affected by the Third Amended and Restated Operating Agreement.

At our regular meeting of the board held on December 22, 2007, our board reaffirmed the Third Amended and Restated Operating Agreement and the amendments to our Second Amended and Restated Operating Agreement contained therein in the form attached to this proxy statement as Appendix B.

As part of our strategic planning, we have considered, from time to time, whether a business combination would be in the best interests of our unit holders, but to date we have determined that it would be in the best interests of our unit holders for Husker Ag to remain an independent going concern. From time to time we have received proposals from third parties for business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. During our consideration of the proposed going private transaction, our board did not seek or accept any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation

Husker Ag’s Reasons for the Rule 13e-3 Transaction. Husker Ag is undertaking the Rule 13e-3 transaction at this time to end our SEC reporting obligations, which will enable us to save the Company and our members the substantial costs associated with being a reporting company. The specific factors considered in electing at this time to undertake the Rule 13e-3 transaction and become a non-SEC reporting company are as follows:

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We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $420,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of member communications. These estimated expenses for 2008 are expected to include legal expenses ($125,000), accounting expenses ($125,000), cost of hiring minimum additional personnel necessary to comply with Section 404 of the Sarbanes-Oxley Act ($80,000), expenses for testing of internal controls in compliance with Section 404 ($50,000), costs associated with using an outside transfer agent ($20,000), and miscellaneous expenses including filing costs ($20,000). We will also realize cost savings from reduced staff and management time spent on reporting and securities law compliance matters. These amounts are just estimates, and the actual amount of savings may vary significantly from such estimates.

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We believe that, as a result of the recent disclosure and procedural requirements resulting from the Sarbanes-Oxley Act, and specifically in connection with the SEC rules adopted pursuant to Section 404 of the Sarbanes-Oxley Act which are expected to be fully applicable to Husker Ag by the end of the fiscal year ending December 31, 2008, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will remain significant as regulations implementing the Act continue to be issued, without a commensurate benefit to our members. We expect to continue to provide our members with Company financial information on a periodic basis, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs associated with these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

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In our board of directors’ judgment, the costs of continuing SEC registration substantially outweigh the benefits, given a number of factors, including that our compliance costs have increased as a result of heightened government oversight; the low trading volume in our membership units; that at the time our board approved the Rule 13e-3 transaction, approximately seventy percent (70%) of our unit holders held 20 or fewer membership units; and that our earnings are sufficient to support growth, and we therefore do not depend on raising capital from non-members in the public market and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private or institutional sales of equity or debt securities. We recognize, however, that our borrowing to finance the current expansion of our facility may limit our ability to borrow in the future and that there can be no assurance that we will be able to raise additional capital when required or that the cost of additional capital will be attractive.

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Because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our membership units are not listed on an exchange and historically have not been actively traded. Although trading of our membership units is facilitated by our Trading System, we do not enjoy sufficient market liquidity to enable our members to trade their units very easily. In addition, our membership units are subject to transferability restrictions, requiring board approval in most instances. While in the past we have considered easing the transfer restrictions for our membership units, we have not done so because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules of the Internal Revenue Code. Therefore, it is unlikely that our membership units will be actively traded. As a result, we do not believe that the continued registration of our membership units under the Securities Exchange Act will benefit our members in proportion to the costs we would expect to incur in the future. On the other hand, our board of directors is also aware that the Rule 13e-3 transaction will result in greater transfer restrictions on our membership units under applicable securities laws because our membership units will no longer be registered.

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As an SEC reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in challenging our business operations. Some of this information includes the disclosure of our future business plans, disclosure of material agreements affecting our business, and disclosure of industry trends and contingencies that may impact our operating results. These competitors and potential competitors may use that information against us in an effort to take market share, employees and customers away from us. This is an increasing concern given the rapid expansion of the ethanol industry and the relative proximity of several ethanol plants recently built or currently under construction. Terminating our reporting obligation will help to protect that sensitive information from required or inadvertent disclosure.

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Operating as a non-SEC reporting company will reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our business.

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Continued compliance with SEC reporting requirements, and specifically the requirements of Section 404 of the Sarbanes-Oxley Act which is expected to be fully implemented by the end of 2008, may require us to hire additional accounting personnel solely to comply with the SEC reporting requirements, and even with additional personnel, we are concerned about our ability to attract and retain qualified management and employees given the increasingly competitive environment for quality personnel in the ethanol industry.

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Operating as a non-SEC reporting company may eliminate the pressure and expectation to produce short-term per unit earnings and may increase management’s flexibility to consider and initiate actions that may produce long-term benefits and growth.

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The Rule 13e-3 transaction proposal would allow us to discontinue our reporting obligations with the SEC, but still allow those unit holders receiving Class A-1 membership units to retain an equity interest in Husker Ag. Thus, our Class A-1 members would continue to share in our profits and losses and distributions.

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Completing the Rule 13e-3 transaction at this time would allow us to begin to realize the cost savings and would allow our management and employees to redirect their focus to our business at the earliest possible date.

We considered that some of our members may prefer to continue as members of an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using our membership units as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

The board realized that many of the benefits of a deregistration transaction, such as eliminating costs associated with SEC reporting obligations and allowing management and our employees to focus on core business initiatives, have been in existence for some time. However, it was not until the board felt the impact over time of the increasingly stringent regulation resulting from the Sarbanes-Oxley Act, specifically Section 404 compliance, that it began seriously to consider a strategic transaction that would result in the deregistration of our membership units. Moreover, the board believes that the costs, both in terms of time and money spent in connection with SEC reporting obligations, will increase beginning in 2008, when the Company becomes subject to the SEC rules adopted pursuant to Section 404 of the Sarbanes-Oxley Act, following the recent extension by the SEC of the compliance deadlines. See “Background of the Rule 13e-3 Transaction” above.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above and as described in the discussion under “Purpose and Structure of the Rule 13e-3 Transaction” below, we do not have any other purpose for engaging in the Rule 13e-3 transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the Rule 13e-3 transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The Rule 13e-3 transaction, if completed, would have different effects on the new Class A-1 members and the continuing (Class A) members. You should read the discussions below under “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation—Husker Ag’s Position as to the Fairness of the Rule 13e-3 Transaction” and “Effects of the Rule 13e-3 Transaction on Members of Husker Ag” for more information regarding these effects of the Rule 13e-3 transaction.

We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the reclassification. The following were the alternative transactions considered, but rejected:

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Tender Offer to all Members. Our board of directors determined that we do not have the funds to effect a tender offer by the Company to our members and would have to incur unacceptably high amounts of debt, if available, in order to effect this transaction. In addition, there might not be a sufficient number of members tendering their membership units to reduce the number of members of record below 300, resulting in the requirement of a second-step merger which would in effect force smaller unit holders to liquidate their membership units. However, our board of directors did consider that a tender offer might provide our members with liquidity for their units.

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Cash-Out Merger. The board considered the reorganization of the Company through a merger with a new entity formed solely to effect the reorganization. In a cash-out merger, members owning 20 or fewer membership units of Husker Ag would have received cash equal to the fair value of their membership units in exchange for their membership units, and all other membership units would have remained outstanding. Similar to its analysis regarding a tender offer, our board determined that we do not have the funds to effect a cash out merger. In making this determination, the board did not make a determination of the fair value of our membership units. Additionally, the receipt of cash in exchange for membership units generally would be a taxable event for those members receiving cash. In addition to these factors, the board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the reclassification, but would have required the formation of a new entity, more documentation than the reclassification, including a detailed plan of the merger and a substantial increase in the cost of the transaction associated with the purchase of outstanding membership units. Moreover, our board considered that a cash-out merger would be a forced liquidation of certain members and would not allow them to remain as owners of the Company. However, our board of directors did consider that a cash out merger might provide our members with liquidity for their membership units.

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Open Market Membership Unit Repurchase. The board considered announcing a buy-back plan and purchasing additional membership units on the open market. Although the transactional expenses associated with this repurchase plan would be low, it might not result in the desired reduction of members of record. The board determined that an open market repurchase program would deplete our working capital and possibly not adequately reduce the number of members of record. In addition, any membership unit repurchase plan by the Company would raise significant issues under the IRS publicly traded partnership rules.

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Business Combination. As part of our strategic planning, we have considered, from time to time, whether a business combination would be in the best interest of our members, but to date we have determined that it would be in the best interest of our members for the Company to remain an independent going concern. From time to time we have received proposals from third parties for various business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. The board believes that by implementing a deregistration transaction, our management and employees will be better positioned to focus its attention on our business, and expenses will be reduced.

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Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in our best interests or the best interests of our unaffiliated members and rejected this alternative.

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Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business and impeding our opportunity to grow. We believe that the expense savings resulting from the proposed reclassification would not adversely affect our ability to execute our business plan, but would instead position us to execute it more efficiently. For those reasons, we did not analyze the cost reductions in other areas as an alternative to the reclassification.

See “Purpose and Structure of the Rule 13e-3 Transaction” for further information as to why this reclassification structure was chosen.

Husker Ag’s Position as to the Fairness of the Rule 13e-3 Transaction. Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction, our board of directors believes that the Third Amended and Restated Operating Agreement and the terms and provisions of the Rule 13e-3 transaction, are substantively and procedurally fair to our unaffiliated members. Our board of directors approved the Rule 13e-3 transaction.

In concluding that the terms and conditions of the Rule 13e-3 transaction are substantively fair to our unaffiliated members, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, the board considered the potential effect of the transaction as it relates to all members generally, to new Class A-1 members and to continuing members owning our original membership units to be designated Class A units. Because the transaction will affect members differently only to the extent that some will receive Class A-1 membership units in the Rule 13e-3 transaction and some will retain their original membership units, these are the only groups of members with respect to which the board considered the relative fairness and the potential effects of the Rule 13e-3 transaction. See “Effects of the Rule 13e-3 Transaction on Members of Husker Ag” below.

Substantive Fairness

The factors that our board of directors considered positive for all unaffiliated members, including both those that are continuing holders of our original (Class A) membership units and the new Class A-1 members, included the following:

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our members of record who prefer to remain as holders of our original (Class A) membership units, despite the board’s recommendation, may elect to do so by acquiring sufficient membership units so that they hold more than 20 membership units in their own names immediately prior to the Rule 13e-3 transaction or by combining ownership of their membership units with those owned by family members or other unit holders into one record account (for example, a family company or trust). The limited market for our membership units may make acquiring sufficient membership units difficult and there may be costs to members, beyond the purchase price of such membership units, associated with the acquisition. However, we believe that acquiring additional membership units is an option available to our members and our members may weigh the costs and benefits of implementing an acquisition of additional membership units;

•

members owning more than 20 of our original membership units who wish to receive Class A-1 membership units for their original membership units may reduce their record ownership of membership units to 20 or fewer units by selling or gifting some of their original membership units or transferring to a separate record account some of their original membership units. The limited market for our membership units may make the sale of sufficient membership units difficult and there may be some costs associated with the sale. However, we believe that selling membership units is an option available to our members and our members may weigh the costs and benefits of implementing a sale of some of their membership units;

•	our members receive limited benefit from us being an SEC-reporting company because of our small size, the lack of analyst coverage and limited trading of our membership units;

•	the reclassification should not result in a taxable event for our continuing members holding our original membership units or our new Class A-1 members;

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both the new Class A-1 members and the continuing Class A members will continue to have the opportunity to participate in our future growth and earnings, including any premium obtained upon any future sale of Husker Ag; and

•

both the new Class A-1 members and the continuing Class A members holding our original membership units will realize the potential benefits of the reduced expenses as a result of no longer needing to comply with SEC reporting requirements.

In addition to the positive factors applicable to all of our unaffiliated members set forth above, the factors that the board of directors considered positive for the unaffiliated members that would be new Class A-1 unit holders included the following:

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unlike our original membership units designated as Class A units, there would be a smaller minimum ownership requirement of five Class A-1 membership units, or less if a unit holder already owns fewer than five units, rather than the 10 membership unit minimum that would apply to our Class A members; leading our board to believe there may be a larger class of potential investors for the new Class A-1 membership units than for our original Class A membership units;

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the new Class A-1 members would continue to own an equity interest in the Company and would continue to share in our profits and losses and distributions in the same respects as our original members (except for the discretionary distribution and liquidation preferences provided to Class A-1 membership units as discussed below);

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holders of Class A-1 membership units would have certain discretionary distribution preferences, where our board of directors would have the sole discretionary right to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000; and

•

holders of Class A-1 membership units would also have certain discretionary liquidation preferences, where our board of directors would have the discretionary right to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000.

In addition to the positive factors applicable to all of our members set forth above, the factors that the board of directors considered positive for the unaffiliated members that would be continuing holders of our original (Class A) membership units included the following:

•	the continuing Class A members would continue to have voting rights and the attendant right to elect our directors and determine other decisions on our behalf; and

•

the Class A members would continue to own an equity interest in the Company and would continue to share in our profits and losses and distributions in the same respects as the Class A-1 members (except for the discretionary distribution and liquidation preferences provided to Class A-1 members as discussed above).

Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they would be continuing (Class A) members or new Class A-1 members. The board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Rule 13e-3 transaction to the unaffiliated members. In particular, the factors that our board of directors considered as potentially negative for the unaffiliated members that would be new Class A-1 members included the following:

•	they would be required to surrender their original membership units involuntarily in exchange for Class A-1 membership units;

•	they would continue to be subject to a minimum ownership requirement of five Class A-1 membership units; and

•

their voting rights would be limited under the Third Amended and Restated Operating Agreement. See “Terms of the Class A-1 Membership Units, to be Received in the Reclassification” for additional details.

The factors that our board of directors considered are potentially negative for the unaffiliated members who would be continuing members (and holders of Class A units) included the following:

•	the liquidity of our Class A membership units would likely be reduced following the Rule 13e-3 transaction because of the reduction in the number of our original unit holders;

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the rights of our Class A members to distributions and liquidation payments would be subordinate to the discretionary preferences granted to the Class A-1 unit holders, subject in each case to the $1 million cumulative limitation (the discretionary distribution and liquidation preferences provided to Class A-1 members are discussed above); and

•

following the Rule 13e-3 transaction, Class A members would be required to own at least 10 membership units and they would not be able to transfer any of their membership units if as a result they own fewer than 10 membership units.

The factors that our board of directors considered as potentially negative for all unaffiliated members including both those that are continuing holders of our original (Class A) membership units and the new Class A-1 members included the following:

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they will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide our members with periodic financial information about Husker Ag;

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once our SEC reporting obligations are suspended, we would not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act, as amended, and our officers would not be required to certify the accuracy of our financial statements under SEC rules;

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the fact that our members would lose certain protections currently provided under the Securities Exchange Act, such as the reporting requirements under which we must file annual, quarterly and other periodic reports;

•	the fact that future business partners might require more information from us before entering into a business relationship due to the lack of publicly available information about us;

•	the fact that we could have a lower public profile in our community, which may be a negative factor with some of our members;

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our members could have limited opportunities to acquire or sell sufficient original membership units such that they could control whether they would receive Class A-1 membership units in the Rule 13e-3 transaction because our membership units are not actively traded and have no established public market, except for trading on our Trading System. Members must act sufficiently in advance of the Rule 13e-3 transaction so that the sale or purchase is reflected in our membership register by the effective time of the Rule 13e-3 transaction, recognizing that in light of the current lack of liquidity and infrequent trading of our membership units, it may be difficult for some of our members to acquire additional membership units at an acceptable price;

•

members who desire to acquire or sell our original membership units to control whether they would receive Class A-1 membership units would be subject to the sale and purchase restrictions in our Second Amended and Restated Operating Agreement and may be subject to transaction fees in connection with their purchase or sale of our original membership units; and

•	members who do not believe that the Rule 13e-3 transaction is fair to them do not have the right to dissent from the Rule 13e-3 transaction.

Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they be continuing holders of our original Class A units or new Class A-1 unit holders and that the foregoing factors are outweighed by the positive factors previously described. In particular, our board recognized that the limited market for our membership units, the restrictions on transferring our membership units and the possible costs associated with a transfer may make it difficult to acquire or sell sufficient membership units to control which class of securities they will hold following the Rule 13e-3 transaction. However, our board believes that the availability of alternatives such as combining or dividing record accounts may provide our members with sufficient flexibility in this regard.

Procedural Fairness. We believe that the Rule 13e-3 transaction would be procedurally fair to our unaffiliated members, including both those that would be continuing holders of our original (Class A) membership units and those that would become new Class A-1 unit holders. In concluding that the Rule 13e-3 transaction is procedurally fair to our unaffiliated members, the board of directors considered a number of factors. The factors that our board of directors considered positive for all unaffiliated members, including both continuing Class A members and new Class A-1 members, included the following:

•	the Rule 13e-3 transaction is being effected in accordance with all applicable requirements of Nebraska law;

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our board determined that there was no need to form a special committee or retain any unaffiliated representative(s) to represent unaffiliated members because our board believed that it was able to consider the competing interests of both the continuing (Class A) members and the new Class A-1 members. With the exception of Mr. Wostrel, all of our board members own more than 20 membership units; provided that some of the membership units beneficially owned by both Mr. Kinney and Mr. Kittrell are currently owned in groups of 20 membership units or fewer and would therefore be reclassified as Class A-1 membership units unless such directors consolidate such membership units with other units prior to the effective time of the Rule 13-e transaction. However, the threshold of 20 membership units set in connection with the reclassification was determined without regard to the directors’ membership unit ownership, and as this represented the sole potential conflict of interest and the board members will not be entitled to any special benefits in the Rule 13e-3 transaction, the board did not feel that any additional protections that may be afforded by a special committee would be significant;

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the board retained and received advice from legal counsel in evaluating the terms of the Rule 13e-3 transaction and the terms of the reclassification as provided in the Third Amended and Restated Operating Agreement, including the balancing of the rights of the continuing Class A members and the new Class A-1 members, and also including the possible creation of a special committee of the board of directors or retention of unaffiliated representative(s) to evaluate the Rule 13e-3 transaction on behalf of unaffiliated members;

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management and the board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification and thus not possible for the Company based on our available funds, or potentially ineffective in achieving the goal of eliminating the costs and burdens of public company status;

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our existing members would have the opportunity to determine whether or not they will remain holders of our original membership units, to be renamed Class A units, after the Rule 13e-3 transaction by acquiring sufficient membership units so that they hold more than 20 membership units immediately prior to the Rule 13e-3 transaction, combining ownership of membership units with family members or other unit holders in one record account (for example, a family company or trust) or selling sufficient membership units so that they hold 20 or fewer membership units immediately prior to the Rule 13e-3 transaction. Members also must act sufficiently in advance of the Rule 13e-3 transaction so that the sale or purchase is reflected in our membership register by the effective time of the Rule 13e-3 transaction, recognizing that in light of the current lack of liquidity and infrequent trading of our membership units, it may be difficult for some of our members to acquire additional membership units at an acceptable price; and

•

to implement the Rule 13e-3 transaction it must be approved by the affirmative vote of two-thirds of our membership units entitled to vote at the special meeting; and as of the record date, members of our board of directors beneficially hold 5,248 membership units or 17.42%.

The board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they would be continuing holders of our original membership units or new Class A-1 membership unit holders.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which would affect both continuing holders of our original membership units and new Class A-1 members to the same degree, on the procedural fairness of the Rule 13e-3 transaction:

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although the interests of the continuing holders of our original membership units would be different from the interests of the new Class A-1 members and could create actual or potential conflicts of interest in connection with the Rule 13e-3 transaction, neither the board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the new Class A-1 members for the purpose of negotiating the terms of the Rule 13e-3 transaction or preparing a report concerning the fairness of the Rule 13e-3 transaction; and

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the transaction is not structured to require approval of at least two-thirds of unaffiliated members although at the time the Rule 13e-3 transaction was approved by our board of directors, members of our board beneficially hold 5,248 membership units or 17.42% of the total outstanding membership units.

The board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they would be continuing holders of our original membership units or new Class A-1 members, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in its aggregate ownership of membership units following the Rule 13e-3 transaction, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

We therefore believe that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated members, including those that are continuing holders of our original (Class A) membership units and those that are new Class A-1 members, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the Rule 13e-3 transaction is unfair to our unaffiliated members, whether they would be Class A members or new Class A-1 members.

In reaching its conclusion that the Rule 13e-3 transaction would be fair to both our unaffiliated new Class A-1 members and our continuing unit holders, the board did not consider the current or historical market price of our membership units, our going concern value, our net book value or the liquidation value of our assets to be material. Our board did not believe these factors to be material because our members are not being “cashed out” in connection with the Rule 13e-3 transaction, and we would continue to have the same number of membership units outstanding with the same general economic rights and preferences, other than the discretionary distribution and liquidation preferences that would be provided to Class A-1 members as discussed above. As a result, new Class A-1 members would continue to hold an equity interest in Husker Ag and would therefore, at a minimum, participate equally, and on the same basis that they would participate absent a transaction, with the holders of our Class A membership units in our profits and losses, the receipt of distributions, and the benefits resulting from any sale of Husker Ag. See “Market Price of Husker Ag, LLC Membership Units and Distribution Information – Comparative Market Price Data” for the current and historical market price of our membership units. Instead of the foregoing factors, the board subjectively considered the collective advantages of the Class A-1 membership units, including the discretionary distribution and liquidation preferences, the lower Class A-1 membership unit ownership and transfer limit, as compared to the collective benefits of the continuing holders of our original membership units (to be renamed Class A units), including the continuing right to vote and otherwise act with respect to directors and our operating agreement and the increased percentage of voting power that the Class A members would have following the Rule 13e-3 transaction. The board also subjectively considered the relative disadvantages of the two classes of membership units, including the limitations on voting and decision-making in the case of the Class A-1 membership units, and the lack of distribution and liquidation preferences and the more restrictive ownership limitation in the case of the Class A membership units. In addition, the board also evaluated the benefits that would be shared by both the Class A members and the Class A-1 members, such as the ability to vote upon certain events, such as proposals for consolidation, merger or dissolution of the Company, the ability to benefit from the cost savings associated with the Rule 13e-3 transaction and the opportunity to share in our future growth and earnings.

As a result of the analysis described above, the board determined, subjectively, and in its business judgment, based on its discretionary view of the matter, that our members may find the overall rights, preferences and limitations of either or both the Class A membership units and the Class A-1 membership units attractive. Depending on the preference as to the type of membership unit each of our unit holders would like to hold, our members may, as described in this proxy statement and subject to the limitations regarding the trading of our membership units, control whether they would receive Class A-1 membership units in the reclassification. For the foregoing reasons, the Board also did not request or receive any reports, opinions or appraisals from any outside party relating to the Rule 13e-3 transaction or the monetary value of the Class A-1 membership units or Class A membership units.

We have not made any provision in connection with the Rule 13e-3 transaction to grant unaffiliated members access to our company files beyond the access granted generally under our Second Amended and Restated Operating Agreement, which is described below, or to obtain counsel or appraisal services at our expense. With respect to unaffiliated members’ access to our company files, our board determined that this proxy statement, together with our other filings with the SEC and information they may obtain pursuant to our Second Amended and Restated Operating Agreement, provide adequate information for unaffiliated members. With respect to obtaining counsel or appraisal services solely for unaffiliated members at our expense, the board did not consider these actions necessary or customary. Under Nebraska limited liability company law and our Second Amended and Restated Operating Agreement, subject to general privacy and confidentiality issues, all of our members have the right to copies of our Articles of Organization and Operating Agreement, minutes of all member meetings for the past three years, written communications to our members generally within the past three years, annual financial statements, lists of our directors, and the most recent report filed with the Nebraska Secretary of State. Upon written notice of at least five business days, any member may inspect and copy these records during regular business hours. Moreover, upon written demand made in good faith and for a proper purpose, members may inspect and copy excerpts of minutes of board meetings, accounting records and our membership register, to the extent such records are directly connected with the requesting member’s purpose. In deciding not to adopt these additional procedures for access to our company files or to obtain counsel or appraisal services for our members at our expense, the board also took into account factors such as Husker Ag’s size and the cost of such procedures.

Board Recommendation. Our board of directors believes the terms of the Rule 13e-3 transaction are fair and in the best interests of our unaffiliated members and recommends that you vote “FOR” the proposed amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement that would allow us to effect the Rule 13e-3 transaction.

Reasons and Purpose for the Rule 13e-3 Transaction by Husker Ag Affiliates. Messrs. Robert E. Brummels, Ronald A. Fick, Kent A. Friedrich, Stanley Gyberg, James Hall, Mike Kinney, Walter Kittrell, Fredrick J. Knievel, James Krause, David Stearns, J. Alex Thramer, Gerald Winter, and Leonard Wostrel are joining in the filing of this proxy statement solely because under the SEC rules they are affiliates of the Company, as its directors and executive officers. In their capacities as officers and directors of the Company, they have played a role in the Company’s review and consideration of the Rule 13e-3 transaction and participated in the deliberations of the Company’s board of directors. See “Background of the Rule 13e-3 Transaction.” Except for Mr. Knievel who voted against this transaction, our affiliates’ reasons and purposes for engaging in the Rule 13e-3 transaction are the same as those of the Company, and such affiliates do not have any independent, personal reasons or purposes for engaging in the Rule 13e-3 transaction apart from those of the Company. See “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” and “Purpose and Structure of the Rule 13e-3 Transaction.”

Position as to the Fairness of the Rule 13e-3 Transaction by Husker Ag Affiliates. The rules of the SEC require Messrs. Robert E. Brummels, Ronald A. Fick, Kent A. Friedrich, Stanley Gyberg, James Hall, Mike Kinney, Walter Kittrell,

Fredrick J. Knievel, James Krause, David Stearns, J. Alex Thramer, Gerald Winter, and Leonard Wostrel to express their belief as to the substantive and procedural fairness of the Rule 13e-3 transaction to the Company’s unaffiliated members. Except for Mr. Knievel, each of our affiliates, who serve as a director or executive officer of the Company, believes that the Rule 13e-3 transaction and the terms and provisions of the reclassification provided in our proposed Third Amended and Restated Operating Agreement, are substantively and procedurally fair to our unaffiliated members, including both unaffiliated unit holders that will be continuing members and unaffiliated members who will be new Class A-1 members if the reclassification is implemented. In reaching this conclusion, Messrs. Brummels, Fick, Friedrich, Gyberg, Hall, Kinney, Kittrell, Krause, Stearns, Thramer, Winter, and Wostrel relied upon the same factors considered by and the analyses and conclusions of the full board of directors, and each of them adopts such analyses and conclusions as their own. See “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation—Husker Ag’s Position as to the Fairness of the Rule 13e-3 Transaction” above.

Mr. Knievel voted against the Rule 13e-3 transaction. He did not base his “no” vote on the substantive or procedural fairness of the transaction. Instead, Mr. Knievel voted against the transaction because he did not believe it was in the best interest of the members of Husker Ag – including both our affiliates and our unaffiliated members. Specifically, Mr. Knievel voted against the Rule 13e-3 transaction for the following reasons: he believes that (i) the benefits to our members of being an SEC-reporting company outweigh the burdens resulting from our SEC reporting obligations; (ii) being an SEC-reporting company might allow Husker Ag greater flexibility in entering into certain transactions with other companies in the industry, (including potential mergers, acquisitions and sales of our assets and/or membership units); and (iii) certain events may occur after the Rule 13e-3 transaction (such as a merger with another company in the ethanol industry) that would result in an increase in either our Class A or Class A-1 membership units which would once again require us to become an SEC reporting company.

Purpose and Structure of the Rule 13e-3 transaction

The purposes of the Rule 13e-3 transaction are to:

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consolidate ownership of our original membership units in under 300 unit holders of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings. We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $420,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of member communications. These estimated expenses for 2008 are expected to include legal expenses ($125,000), accounting expenses ($125,000), cost of hiring minimum additional personnel necessary to comply with Section 404 of the Sarbanes-Oxley Act ($80,000), expenses for testing of internal controls in compliance with Section 404 ($50,000), costs associated with using an outside transfer agent ($20,000), and miscellaneous expenses including filing costs ($20,000). We will also realize cost savings from reduced staff and management time spent on reporting and securities law compliance matters;

•	allow our management and employees to refocus time spent on SEC-reporting obligations and unit holder administrative duties to our business; and

•	help protect sensitive business information from required or inadvertent disclosure that might benefit our competitors.

For further background on the reasons for undertaking the Rule 13e-3 transaction at this time, see “Background of the Rule 13e-3 transaction” and “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation.”

The structure of the Rule 13e-3 transaction will give all our members the opportunity to retain an equity interest in Husker Ag and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company. Because we are not cashing out any of our members, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.

The board elected to structure the transaction to take effect at the record unit holder level, meaning that Husker Ag will look at the number of original membership units registered in the name of a single holder to determine if that holder’s units will be reclassified. The board chose to structure the transaction this way in part because it determined that this method would provide Husker Ag with the best understanding at the effective time of how many members would have their original membership units reclassified. In addition, the board considered that effecting the transaction at the record unit holder level would allow members some flexibility with respect to whether they will be treated as continuing holders or our original membership units or new Class A-1 members. See “Effects of the Rule 13e-3 Transaction on Members of Husker Ag – Examples.” The board felt that this flexibility would help to enhance the substantive fairness of the transaction to both continuing holders or our original membership units and new Class A-1 members. Overall, the board determined that structuring the transaction as a reclassification that would affect members at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving members the flexibility to transfer their holdings. For further background on the alternative structures considered by the board of directors and the selection of the reclassification threshold, see “Background of the Rule 13e-3 Transaction” and “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation.”

Effects of the Rule 13e-3 Transaction on Husker Ag; Plans or Proposals after the Rule 13e-3 Transaction

The Rule 13e-3 transaction will have various positive and negative effects on us, which are described below.

Effect of the Proposed Transaction on our Original Membership Units and our New Class A-1 Membership Units. Our Second Amended and Restated Operating Agreement currently authorizes the board to issue membership units without member approval. The number of authorized membership units would remain unchanged after completion of the Rule 13e-3 transaction. As of the record date, the number of outstanding membership units was 30,130. Based upon our best estimates, if the Rule 13e-3 transaction had been consummated as of the record date, the number of our outstanding original membership units would have been reduced from 30,130 to approximately 25,160, there would be approximately 4,970 new Class A-1 membership units issued, the number of holders of our original membership units would have been reduced from approximately 589 to approximately 176, or by approximately 413 unit holders of record, and approximately 413 members of record of Class A-1 membership units would have been created through the issuance of 4,970 new Class A-1 membership units. We have no other current plans, arrangements or understandings to issue any membership units.

Termination of Securities Exchange Act Registration and Reporting Requirements. Upon the completion of the Rule 13e-3 transaction, we expect that our original membership units would be held by fewer than 300 members of record. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Securities Exchange Act.

The suspension of the filing requirement would substantially reduce the information required to be furnished by us to our members and to the SEC. Therefore, we estimate that we would eliminate costs and avoid anticipated future costs associated with these filing requirements, which we estimate to be approximately $420,000 on an annual basis. These annual costs are broken down as follows:

Description	Amount
Accounting Expenses	$125,000
Securities Law Counsel	125,000
Additional Personnel – with benefits	80,000
Sarbanes-Oxley Section 404 Compliance; Testing Internal Controls and Related Audit	50,000
Transfer Agent	20,000
Miscellaneous, including Filing Fees	20,000

Total	$420,000

We will apply for termination of the registration of our original membership units and suspension of our SEC reporting obligations as soon as practicable following completion of the Rule 13e-3 transaction. Following completion of the Rule 13e-3 transaction, we intend to continue to provide our members with periodic financial information about Husker Ag.

The Class A-1 membership units that would be issued in the reclassification would have the rights and preferences described on pages 50 through 51 of this proxy statement as well as in the attached Appendix B, which is a copy of the proposed Third Amended and Restated Operating Agreement. For additional information regarding our capital structure after the Rule 13e-3 transaction, see “Description of Membership Units.”

Potential Registration of the Class A-1 Membership units or Discontinuation of our Suspended Duty to Report. After the Rule 13e-3 transaction, we anticipate that there will be up to approximately 413 Class A-1 unit holders of record. If the number of record holders of our Class A-1 membership units exceeds 500 on the last day of any given fiscal year, Husker Ag will be required to register the Class A-1 membership units under Section 12(g) of the Securities Exchange Act. As a result, Husker Ag would be subject to all of the reporting and disclosure obligations under the Securities Exchange Act and the Sarbanes-Oxley Act to which it is currently subject. For this reason, the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement include a provision that would give our board of directors the authority to disallow a transfer of Class A-1 membership units if it believes that a transfer would result in the Class A-1 membership units being held by 500 or more Class A-1 members or another number that otherwise obligates the Company to register its Class A-1 membership units under Section 12(g) of the Securities Exchange Act. We do not anticipate any significant change in the number of record holders of Class A-1 membership units in the near term that would obligate us to register our Class A-1 membership units.

Similarly, if the number of our holders of record of our original membership units exceeds 300 on the last day of any given fiscal year, the suspension of our duty to file reports under Section 15(d) of the Securities Exchange Act would be discontinued, and as a result, Husker Ag would be subject to the reporting and disclosure obligations under the Securities Exchange Act and the Sarbanes Oxley Act to which it is currently subject. For this reason, the Third Amended and Restated Operating Agreement also contains a new restriction on the transfer of membership units that would give our board of directors the authority to disallow a transfer of membership units if it believes that the transfer would result in the membership units being held by 300 or more members. We estimate that following the Rule 13e-3 transaction, we would have 176 record holders of our original membership units and do not anticipate any significant change in the number of unit holders of record that would oblige us to resume our periodic reporting with the SEC.

Effect on Trading of Our Original (Class A) Membership Units. There is no established trading market for our membership units. To maintain its partnership tax status, our members may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. Our board will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include: (a) transfers by gift, (b) transfer upon death of a member, (c) transfers between family members, and (d) transfers that comply with the “qualifying matching services” requirements allowed by the Internal Revenue Code. Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the Board will be invalid.

In order to facilitate trading of our membership units in a qualifying matching service, in December 2004, we began operating our own trading system (the “Trading System”) limited to trading in our membership units. The Trading System operates on a trimester basis commencing December 1, April 1 and September 1 of each year. The Trading System is intended to match a list of interested buyers with a list of interested sellers, along with their non-firm price quotes. The Trading System does not automatically affect matches between potential sellers and buyers and it is the sole responsibility of sellers and buyers to contact each other to make a determination as to whether an agreement to transfer our membership units may be reached. There are detailed timelines that must be followed under the Trading System Rules and Procedures with respect to offers and sales of our membership units. All transactions must comply with the Husker Ag Trading Systems Rules and Procedures, our operating agreement, and are subject to approval by the our board of directors.

The Husker Ag Trading System has been designed to comply with federal tax laws and IRS regulations establishing a “qualified matching service,” and as a result, transfers of our membership units are strictly regulated. The Husker Ag Trading System Rules and Procedures are available on the our website, www.huskerag.com.

The Husker Ag Board of Directors has adopted a policy that the Trading System is intended to be the exclusive method of trading membership units for value in transactions which would otherwise be applied against the Trading System’s 10% maximum annual limitation, except in extraordinary circumstances as determined by the Board in its sole discretion. Transfers such as bona fide gifts and transfers upon death which are not included in the 10% annual maximum limitation are not included in the policy.

Because we will no longer be required to maintain current public information by filing reports with the SEC, because of the reduction of the number of record holders of our original membership units and the fact that our membership units will only be tradable in privately negotiated transactions, and because of the increase in the minimum transfer and ownership limitation in our original membership units from five to 10, the liquidity of our original membership units may be reduced following the Rule 13e-3 transaction. We do expect, however, that trading in our original (Class A) membership units would continue to be facilitated by our Trading System following consummation of the Rule 13e-3 transaction. Following the Rule 13e-3 transaction, we also expect that trading in our Class A-1 membership units would eventually be facilitated by our Trading System. However, because the Class A-1 membership units would be restricted securities, they would not be eligible for trading without an appropriate exemption from registration and, therefore, trading through our Trading System could not commence until an appropriate holding period has expired. The availability of an exemption from registration would depend on the individual facts and circumstances of the proposed transfer.

Financial Effects of the Rule 13e-3 transaction. We expect that the professional fees and other expenses related to the Rule 13e-3 transaction of approximately $150,000 will not have any material adverse effect on our liquidity, results of operations or cash flow. See “Fees and Expenses” for a description of the fees and expenses we expect to incur in connection with the Rule 13e-3 transaction. See “Financing of the Rule 13e-3 Transaction” below for a description of how the Rule 13e-3 transaction will be financed.

Effect on Conduct of Business after the Transaction. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers. It is not anticipated that the Rule 13e-3 transaction would have any effect on our directors and executive officers, other than with respect to their relative ownership of membership units. With the exception of

Mr. Wostrel, we expect that all of our directors and executive officers would hold more than 20 membership units immediately prior to the Rule 13e-3 transaction, and as a result, they would continue to hold the same number of original (Class A) membership units after the Rule 13e-3 transaction as they did before the Rule 13e-3 transaction, provided that some of the original membership units beneficially owned by Directors Mike Kinney and Walter Kittrell are currently owned in groups of 20 units or fewer and would therefore be reclassified as Class A-1 membership units unless such directors consolidate such membership units with other units prior to the effective time of the Rule 13-e transaction.

However, because our total outstanding original membership units (to be renamed Class A units) would be reduced, this group would hold a larger relative percentage of the voting interests of Husker Ag. As of the record date, these directors and executive officers collectively beneficially held and had voting power over 5,248 membership units, 17.42% of our original membership units. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction on our outstanding membership units as described above, and taking into account those original membership units owned by Mr. Kinney and Mr. Kittrell that would be reclassified as Class A-1 units, our directors and executive officers would beneficially hold and have voting power with respect to 5,186, or 20.61% of our Class A membership units.

The annual compensation paid by us to our officers and directors will not increase as a result of the Rule 13e-3 transaction. We do not have any employment agreements with our officers or other employees; and the Rule 13e-3 transaction would not result in any material alterations to any arrangements that we have with our officers of other employees.

Plans or Proposals. Other than as described in this proxy statement and in connection with the Rule 13e-3 transaction, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Rule 13e-3 transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our membership units or entering into any other arrangement or transaction we may deem appropriate.

Effects of the Rule 13e-3 Transaction on Members of Husker Ag

The general effects of the Rule 13e-3 transaction on the members of Husker Ag are described below.

Effects of the Rule 13e-3 transaction on new Class A-1 Members. The Rule 13e-3 transaction will have both positive and negative effects on the members. All of these changes will affect unaffiliated and affiliated new Class A-1 members in the same way. The board of directors of Husker Ag considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

As a result of the Rule 13e-3 transaction, the new Class A-1 members would:

•

realize the potential benefits of termination of registration of our original (Class A) membership units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act;

•

have Class A-1 membership units which would have certain discretionary distribution preferences, where our board of directors would have the sole discretionary right to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000;

•

have Class A-1 membership units which would also have certain discretionary liquidation preferences, where our board of directors would have the discretionary right to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000; and

•

be subject to a smaller minimum ownership requirement of five Class A-1 membership units rather than the larger minimum ownership requirement applicable to the Class A members of 10 membership units, thus potentially increasing the liquidity of Class A-1 units over our Class A units.

Detriments:

As a result of the Rule 13e-3 transaction, the new Class A-1 members would:

•	be required to have their original membership units reclassified involuntarily for Class A-1 membership units, for which they will receive no additional consideration;

•

be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating agreement;

•	have no rights to nominate, elect or remove directors or to amend our Third Amended and Restated Operating Agreement;

•

hold unregistered securities and therefore will lose the benefits of holding Section 15 registered securities, such as access to the information concerning the Company required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on the Company of the requirements of the Sarbanes-Oxley Act;

•	hold Class A-1 membership units which upon issuance will be “restricted securities” and which will require an appropriate exemption from registration to be eligible for trading; and

•

bear the risk of a decrease in the market value of the Class A-1 membership units due to the limited voting rights of the Class A-1 membership units and the reduction in public information concerning the Company as a result of us not having to file reports under the Securities and Exchange Act, which may adversely affect the already limited liquidity of the Class A-1 membership units.

In addition, members receiving Class A-1 membership units will not have dissenters’ rights of appraisal in connection with the Rule 13e-3 transaction.

Effects on Continuing Class A Members. The Rule 13e-3 transaction would have both benefits and detriments on the continuing holders of our original membership units (which would be renamed Class A units). All of these changes will affect unaffiliated and affiliated Class members in the same way. Our board of directors considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

As a result of the Rule 13e-3 transaction:

•

continuing holders of our original (Class A) membership units would exercise the sole voting control over Husker Ag, other than in connection with proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating agreement;

•	because the number of our original outstanding membership units will be reduced, Class A members would have relative increased voting control over Husker Ag; and

•

continuing holders of our Class A membership units would realize the potential benefits of termination of registration of our original membership units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the Exchange Act.

Detriments:

As a result of the Rule 13e-3 transaction:

•

the liquidity of our original (Class A) membership units would likely be reduced following the Rule 13e-3 transaction because of the reduction in the number of our Class A members of record and the fact that our Class A membership units would only be tradable in privately negotiated transactions;

•

the Class A-1 members would have certain preferences over the Class A members with respect to distributions, as our board of directors would have the sole discretionary right to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000

•

the Class A-1 members would also have certain preferences over the Class A members with respect to certain liquidation payments, as our board of directors would have the discretionary right to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000; and

•

Class A members and Class A-1 members would be subject to minimum ownership and transfer requirements after the Rule 13e-3 transaction and at all times thereafter of at least 10 Class A membership units and five Class A-1 membership units, thus also potentially reducing the liquidity of our Class A membership units. Class A-1 unit holders receiving fewer than five Class A-1 membership units in the Rule 13e-3 transaction, however, may continue to hold and transfer those Class A-1 membership units without violation of the minimum ownership and transfer requirements.

Effects of the Rule 13e-3 Transaction on Affiliated Members. In addition to the effects of the Rule 13e-3 transaction on our members generally, which are described in the previous section, the Rule 13e-3 transaction would have some additional effects on our executive officers and directors. As used in this proxy statement, the term “affiliated members” means any member who is a director or executive officer of Husker Ag and the term “unaffiliated member” means any member other than an affiliated member.

•

No Further Reporting Obligations Under the Exchange Act. After the Rule 13e-3 transaction, our original (Class A) membership units will not be registered under the Exchange Act. As a result, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, and information about their compensation and unit ownership will not be publicly available.

•

Rule 144 Not Available. Because our original (Class A) membership units will not be registered under the Exchange Act after the Rule 13e-3 transaction and we will no longer be required to furnish publicly available periodic reports, our executive officers and directors will lose the ability to dispose of their Class A membership units under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of securities by affiliates of an issuer.

Examples. The following table illustrates some examples of how the Rule 13e-3 transaction, if approved, would affect our members:

HYPOTHETICAL SCENARIO	RESULT
Ms. Smith member of record who holds 11 membership units in her own name immediately prior to the effective time of the Rule 13e-3 transaction.	Ms. Smith would receive 11 Class A-1 membership units following the Rule 13e-3 transaction.

Note: If Ms. Smith wants to avoid having her membership units reclassified in the transaction, prior to the effective time, she can buy at least 10 more membership units or could combine ownership with a family member or other unit holder with at least 10 more membership units in one record account. Ms. Smith would have to act far enough in advance of the Rule 13e-3 transaction so that the purchase or combination is completed and account activity is reflected in the Company’s records by the effective time of the Rule 13e-3 transaction.

Mr. Jones has two separate record accounts. As of the effective time, he holds 5 membership units in one account and 17 membership units in the other account. All of his membership units are held of record in his name only.

Mr. Jones would receive a total of 22 Class A-1 membership units–5 Class A-1 membership units in one account and 17 Class A-1 membership units in his other account.

Note: If Mr. Jones wants to avoid having his membership units reclassified, he can consolidate or transfer his two record accounts prior to the effective time into an account with more than 20 membership units. Alternatively, he can buy at least 16 more membership units for the first account and 4 more membership units for the second account, and hold them in his respective accounts. He would have to act far enough in advance of the Rule 13e-3 transaction so that the consolidation or the purchase is completed by the effective time of the Rule 13e-3 transaction.

Ms. Brown holds 30 membership units as of the effective time.	After the Rule 13e-3 transaction, Ms. Brown would continue to hold 30 membership units, but those membership units would then called Class A units.

The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level, in part, to allow members some flexibility in determining whether they would like their membership units to be reclassified. See “Purpose and Structure of the Rule 13e-3 Transaction.” Members who would still prefer to remain as holders of our original membership units, despite the board’s recommendation, may elect to do so by acquiring sufficient membership units so that they hold more than 20 membership units in their own name or consolidate ownership of more than 20 membership units with a family member or other member in the record account immediately prior to the Rule 13e-3 transaction. These members would have to act far enough in advance of the Rule 13e-3 transaction so that any consolidation, purchase or transfer is completed by the effective time.

Interests of Certain Persons in the Rule 13e-3 Transaction

The executive officers and directors of Husker Ag who are also members would participate in the Rule 13e-3 transaction in the same manner and to the same extent as all of the other members. With the exception of Mr. Wostrel, who does not own any of our membership units, we anticipate that all of the directors and executive officers would own more than 20 membership units, and therefore continue as holders of our original membership units (to be renamed Class A units) if the Rule 13e-3 transaction is approved, provided that some of the original membership units beneficially owned by Directors Mike Kinney and Walter Kittrell are currently owned in groups of 20 units or fewer and would therefore be reclassified as Class A-1 membership units unless such directors consolidate such membership units with other units prior to the effective time of the Rule 13-e transaction. See “Security Ownership of Directors, Officers, and Certain Other Membership Unit Holders.”

Because there would be fewer original (Class A) membership units following the Rule 13e-3 transaction, and because the Class A-1 membership units would have limited voting rights, the directors and executive officers who would be continuing as holders of our original membership units would own a larger percentage of voting interest in the Company. This represents a potential conflict of interest because the directors of Husker Ag approved the Rule 13e-3 transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated members, for the reasons discussed in this proxy statement.

The percentage ownership of our original (Class A) membership units held by each of our directors, except Leonard Wostrel and Walter Kittrell, would increase as a result of the Rule 13e-3 transaction. That fact was not a consideration in the board’s decision to approve the Rule 13e-3 transaction or in deciding its terms, including setting the 20 membership unit threshold. In this regard, the directors as a group will be treated exactly the same as other members. In addition, the board determined that any potential conflict of interest created by the directors’ ownership of our Class A membership units is relatively insignificant. The board did not set the 20 membership unit threshold to avoid exchanging the original membership units of any directors. In addition, the increase in 11 of our 13 director’s percentage ownership of our original (Class A) membership units resulting from the Rule 13e-3 transaction is expected to be insignificant. As a group, the percentage beneficial ownership and voting power of all of our directors and executive officers would increase by approximately 3.19 percentage points from approximately 17.42% to approximately 20.61% after the Rule 13e-3 transaction which also is very unlikely to have a practical effect on their collective ability to control the Company.

Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this “Special Factors” section of this proxy statement under the captions “Background of the Rule 13e-3 Transaction,” “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation,” and “Effects of the Rule 13e-3 Transaction on Members of Husker Ag.”

None of our executive officers or directors, who beneficially own an aggregate of 5,248 membership units, has indicated to us that he intends to sell some or all of his membership units during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his intention to divide membership units among different record holders so that 20 or fewer membership units are held in each account so that the holders would receive Class A-1 membership units. In addition, neither of the affected directors has indicated his intention to combine membership units currently owned by different record holders into one record holder so that 21 or more membership units are then held in one account so that the holders would continue to hold our original (Class A) membership units.

Financing of the Rule 13e-3 Transaction

We estimate that the Rule 13e-3 transaction will cost approximately $150,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See “Special Factors – Fees and Expenses” for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

Material Federal Income Tax Consequences of the Reclassification

The following discussion is a general summary of the anticipated material United States federal income tax consequences of the reclassification. This discussion does not consider the particular facts or circumstances of any holder of our original (Class A) membership units or Class A-1 membership units. This discussion assumes that you hold, and would continue to hold, your Class A membership units or your Class A-1 membership units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The federal income tax laws are complex and the tax consequences of the reclassification may vary depending upon each member’s individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of membership units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, individual retirement accounts, holders who acquired their units as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Code, Treasury Department regulations, and administrative rulings and judicial decisions interpreting the Code, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, no opinion of counsel or ruling from the Internal Revenue Service has been or will be sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. Accordingly, the Internal Revenue Service or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to Husker Ag. We believe that the reclassification would not have any material federal income tax consequences to us.

Federal Income Tax Consequences to Members Who Continue to Own Class A Membership Units. If you continue to hold your original (Class A) membership units immediately after the reclassification, you would not recognize any gain or loss as a result of the reclassification. You would have the same adjusted tax basis and holding period in your original membership units as you had in such membership units immediately prior to the reclassification.

Federal Income Tax Consequences to Unit Holders Who Receive Class A-1 Membership Units. Members receiving Class A-1 membership units in exchange for their original membership units would not recognize any gain or loss in the reclassification. You would have the same adjusted tax basis and holding period in your Class A-1 membership units as you had in your original membership units immediately prior to the reclassification.

The discussion of anticipated material United States federal income tax consequences of the reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification, in light of your specific circumstances.

To ensure compliance with requirements imposed by the Internal Revenue Service, the Company informs you that any U.S. federal tax advice contained in this Proxy Statement is not intended or written to be used, and cannot be used, by any member, for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing, or recommending to another party any matters addressed herein. Members should seek advice based on their particular circumstances from an independent tax advisor.

Appraisal Rights and Dissenters’ Rights

Under Nebraska law, you do not have appraisal rights or dissenter’s rights in connection with the Rule 13e-3 transaction. There may exist other rights or actions under Nebraska law or federal or state securities laws for members who can demonstrate that they have been damaged by the Rule 13e-3 transaction. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, member challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and directors and to the fairness of limited liability company transactions.

Regulatory Requirements

In connection with the Rule 13e-3 transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including, complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses

We will be responsible for paying the Rule 13e-3 transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We estimate that our expenses will total approximately $150,000, assuming the Rule 13e-3 transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$120,000
Printing and mailing costs	20,000
Accounting Expenses	5,000
Miscellaneous expenses	5,000

Total	$150,000

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Rule 13e-3 transaction.

The Third Amended and Restated Operating Agreement

We are currently governed by our Second Amended and Restated Operating Agreement, which is attached to this proxy statement as Appendix A. In connection with the Rule 13e-3 transaction we are proposing that our members approve amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement, which is attached to this proxy statement as Appendix B.

The Reclassification

Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement provide for the reclassification of our original membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in this proxy statement. Unless otherwise elected by the board as described in this proxy statement, we anticipate that the reclassification will be effective upon the approval of the proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement by our members. For a description of the terms of the Class A-1 membership units, see “Description of Membership Units – Terms of the Class A-1 Membership Units to be Received in the Reclassification.”

Description of Proposed Other Changes in the Third Amended and Restated Operating Agreement

In addition to the provisions related to the reclassification and the new Class A-1 membership units which have been described above, and described below in “Description of Membership Units,” our board of directors has proposed the following additional amendments to our Second Amended and Restated Operating Agreement:

•

by amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our original (Class A) membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, including the right to not count votes in excess of the ownership limitation;

•

by amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

•

revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units;

•

revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

•	general updates throughout our Second Amended and Restated Operating Agreement.

Description of Membership Units

General

As of the record date, 30,130 membership units were issued and outstanding and were held of record by approximately 589 members. We estimate the number of our original membership units (to be renamed Class A units) outstanding after the Rule 13e-3 transaction would be approximately 25,160 units. If the Rule 13e-3 transaction is approved, we estimate there would be approximately 4,970 Class A-1 membership units after the Rule 13e-3 transaction. The exact number of Class A-1 membership units and Class A membership units following the Rule 13e-3 transaction will depend on the number of membership units that are reclassified into Class A-1 membership units. All units when fully paid are nonassessable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Nebraska Limited Liability Company Act, as amended, and our Second Amended and Restated Operating Agreement, a copy of which is attached as Appendix A to this proxy statement. The following summary describes the material terms of our original membership units (to be renamed Class A units) and the proposed terms of the Class A-1 membership units as provided in the proposed amendments to our Second Amended and Restated Operating Agreement contained in our Third Amended and Restated Operating Agreement.

Class A Membership Units

Our Original Membership Units to be Renamed Class A Membership Units. In connection with the Rule 13e-3 transaction, each original membership unit held by members holding 21 or more units would not be reclassified. Such membership units would then be designated as Class A units, but they would remain outstanding and be otherwise unaffected by the reclassification, except as otherwise described below.

Upon the consummation of the Rule 13e-3 transaction, the reclassification of certain membership units into Class A-1 membership units would not in any way affect the validity of the other membership units which would then be designated as Class A units. Holders of our original membership units that are then designated as Class A units would not be required to surrender or exchange any Class A membership certificates that they currently hold. New membership certificates issued upon approved transfers of our Class A membership units would bear the new name designated for our original membership units.

General – Class A Membership Units. Ownership rights in Husker Ag are evidenced by membership units. Upon purchasing any membership units, our members enter into our operating agreement and become members of our limited liability company. Each membership unit represents a pro rata ownership interest in Husker Ag’s capital, profits, losses and distributions and the right to vote and participate in the management of Husker Ag as provided in the operating agreement. There are no limits under the Company’s Articles of Organization or operating agreement on the total amount of membership units that our board of directors may issue.

Each Class A member has the right to:

•	a share of our profits and losses;

•	receive distributions of our assets when declared by our directors;

•	participate in the distribution of our assets if we dissolve;

•	access and copy certain information concerning our business; and

•	vote on matters which require the consent of our members.

Holders of membership units have no conversion, preemptive or other subscription rights, and there are no sinking fund provisions with respect to the membership units. Each outstanding membership unit is entitled to one vote on all matters submitted to a vote of the members except that members are entitled to cumulative voting for the election of directors as described below. Subject to the terms of our operating agreement, upon liquidation, dissolution or winding up of the Company, the holders of the Company’s membership units are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities. The original membership units have certain transfer restrictions as described below.

Distribution Policy. Class A members are entitled to receive distributions of cash and property if a distribution is declared by our directors in their sole discretion. Distributions are made to our membership unit holders in a proportion based on the number of units that are then issued and outstanding.

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Nebraska Limited Liability Company Act and our operating agreement. Our board has no obligation to distribute profits, if any, to members. Since the Company’s ethanol plant became operational in March 2003, the Company has distributed $1,655.00 per membership unit to our members. See “Market Price of Husker Ag, LLC Membership Units and Distribution Information – Distributions” below for a summary of our prior distributions. There are no guarantees that there will be distributions in the future and the Company’s debt financing instruments place certain restrictions on our ability to pay distributions to our members.

Cumulative Voting of Members. Each existing membership unit is entitled to one vote per unit except that voting is cumulative in the election of directors. With cumulative voting, each member is entitled to as many votes as the total number of units held of record by such member multiplied by the number of directors to be elected at the meeting. Each member is then entitled to cumulate his or her votes and cast all of them for one nominee or distribute them among any or all of the nominees in such proportion as the member may desire. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, will be elected.

Cumulative voting permits owners holding a minority stake in a company to concentrate their votes in an attempt to secure representation on the board. Husker Ag’s board of directors consists of thirteen members, which are divided into three classes of directors, with each class serving staggered three-year terms. As a result, approximately one-third of our board is up for election each year. This classification of directors means that the likelihood that members owning a minority interest in Husker Ag can elect a director by cumulating votes is mathematically reduced.

No Preemptive Rights. Our operating agreement denies preemptive rights to members of Husker Ag. If the Company decides to issue additional membership units in the future, it could do so without first offering the additional units to its members which would dilute each member’s percentage of the total membership interests in Husker Ag.

Restrictions on Transfer of Membership Units. A member’s ability to transfer his or her membership units is restricted to ensure that Husker Ag is not deemed a “publicly traded partnership” under IRS regulations and thus taxed as a corporation. In accordance with IRS publicly traded partnership regulations, the membership units are not traded on any established securities market. Under the operating agreement, no transfers may occur without the approval of our board of directors. Our board will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Code. These include:

(1)	transfers by gift;

(2)	transfers upon the death of a member;

(3)	intra-family transfers; and

(4)	other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding membership units.

In addition, members may transfer their units in accordance with Husker Ag’s Trading System. The Trading System is intended to match a list of interested buyers with a list of interested sellers, along with their non-firm price quotes. The Trading System does not automatically affect matches between potential sellers and buyers, and it is the responsibility of sellers and buyers to contact each other to make a determination as to whether an agreement to transfer Husker Ag membership units may be reached. All transactions must comply with the Husker Ag Trading Systems Rules and Procedures, the Husker Ag Operating Agreement, and are subject to approval by the Husker Ag board of directors. The Husker Ag Trading System Rules and Procedures are available on the Husker Ag website, www.huskerag.com. Any transfer in violation of the publicly traded partnership requirements or without the prior consent of our board will be null and void.

See “Market Price of Husker Ag, LLC Membership Units and Distribution Information – Comparative Market Price Data” below for information regarding our membership units traded in accordance with our Trading System since its commencement on December 1, 2004.

Restrictive Legend on Membership Certificates. The Company places on all membership certificates or any other documents evidencing ownership of Husker Ag’s membership units, restrictive legends similar to the following:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag, LLC.

Maximum Ownership Percentage and Voting Limitations. Our Second Amended and Restated Operating Agreement restricts ownership of our original membership units by any person to 30% of our outstanding membership units. The calculation of your 30% limitation includes the number of membership units owned by you or your affiliates, as defined in our operating agreement. The term affiliates includes any other person or entity that directly or indirectly controls, or is controlled by or is under common control with you. The definition of affiliate also generally includes entities in which you are an executive officer, director or manager.

Purchasers of our membership units must also sign our operating agreement and become a member of our limited liability company. Members are entitled to one vote per membership unit. Members may vote their membership units on matters on which our directors request the consent of members in writing or at a meeting of the members, on all matters coming before a vote of the members.

Modification of Member Rights. A member’s rights as a member of Husker are set forth in Husker Ag’s Articles of Organization and operating agreement, the Nebraska Limited Liability Company Act and other applicable law. Amendments to the operating agreement may be adopted upon the affirmative vote of two-thirds of the members of our board. The operating agreement may also be amended upon an affirmative vote of two-thirds majority in interest of the members. If our board of directors materially modifies or amends the operating agreement, the board will send notice to the members of the material change within a reasonable period of time after the effective date of the modification or amendment.

Change of Control Limitations. There are limitations on the acquisition of the Company’s membership units and changes in control of Husker Ag. The operating agreement contains certain provisions that could delay, defer or prevent a change in control of Husker Ag, including the following:

(1) Ownership Limit. Under the operating agreement, no member, together with such member’s affiliates, can own more than 30% of the Company’s total issued and outstanding membership units. This limitation may have the effect of precluding a change in control of Husker Ag by a third party, even if the change of control would be at a premium price for the members, or otherwise be in their best interests.

(2) Staggered Board. The board of directors consists of thirteen members, which are divided into three classes of directors, with each class serving staggered three-year terms. The classification of our board of directors into three classes will make it more difficult for members to change the composition of our board of directors because only a minority of the directors can be elected at once. The staggered board could also discourage a third party from attempting to obtain control of Husker Ag, even though this attempt might be beneficial to the members.

(3) Limitations on Amending the Operating Agreement. The operating agreement may be amended only upon an affirmative vote of two-thirds of the members of the board of directors, or upon an affirmative vote of two-thirds majority in interest of the members. These supermajority voting requirements for amending the operating agreement make it more difficult to change the restrictions noted above which impede or prevent a change of control of Husker Ag.

(4) Restrictions on Calling a Special Meeting of Members. The Operating Agreement permits a special meeting of members to be called by the Chairman of the board, by any three directors or upon written demand by members holding 10% of the Company’s outstanding membership units. This requirement may make it more difficult to for members holding small amounts of membership units to effect the call of a special meeting of members.

Modifications to Our Original (Class A) Membership Units in the Third Amended and Restated Operating Agreement. In connection with the Rule 13e-3 transaction, the amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement will modify the terms and provisions of the original membership units (to be designated at Class A units) in the following manner:

•

the board of directors would be provided with the authority to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A members of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC;

•

while the Class A members would continue to own an equity interest in the Company and would generally continue to share in our profits and losses and distributions in the same respects as the new Class A-1 members, the Class A-1 membership units would have certain discretionary distribution preferences over the Class A membership units (as described further in this proxy statement);

•

while the Class A members would continue to participate in the distribution of our assets if we liquidate, the Class A-1 membership units would have certain discretionary liquidation preferences over the Class A membership units (as described further in this proxy statement);

•

the 30% ownership limitation would be expanded as it applies to the Class A membership units; Class A members would be prohibited from owing (i) more than 30% of the total issued and outstanding Class A units; and (ii) more than 30% of the Company’s total issued and outstanding membership units (the total of Class A and Class A-1 units); and

•

holders of our Class A membership units would be subject to a higher minimum ownership level requiring each Class A member to hold and transfer not fewer than 10 membership units; up from the current ownership and transfer limitation of five membership units.

Further, amendments to our operating agreement that would affect the relative rights, preferences and limitations of the new Class A-1 membership units would then have to be approved by the affirmative vote of the holders of at least two thirds of our outstanding Class A-1 membership units, voting as a separate class.

In order for our operating agreement to correspond with the proposed changes to our Articles of Organization included in Proposal 2 to be considered at the special meeting, the Third Amended and Restated Operating Agreement would change the vote required to approve a dissolution of the Company from an unanimous vote to the affirmative vote of the holders of at least two-thirds of the total outstanding membership units of the Company (including Class A and Class A-1 membership units).

Terms of the Class A-1 Membership Units to be Received in the Reclassification

Generally, and as set out in the Third Amended and Restated Operating Agreement, which is attached as Appendix B to this proxy statement, many of the terms and conditions of the Class A-1 membership units would be similar to the terms to our original, Class A membership units discussed above. The following are differences between the Class A membership units and the new Class A-1 membership units:

Voting Rights. Unlike the Class A membership units, the Class A-1 membership units would not have voting rights, except under very limited circumstances. Holders of Class A-1 membership units would be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) certain amendments to our operating agreement. On the matters on which the Class A-1 members are entitled to vote, the Class A-1 members would have one vote for each Class A-1 membership unit held by them. Class A-1 members would vote together with the Class A members as a single class and not as a separate class on those matters on which Class A-1 unit holders are entitled to vote; except that amendments to the operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 units, would need to be approved by an affirmative vote of the holders of more than two-thirds of the Class A-1 membership units, voting as a separate class.

Distribution Preference – Discretionary. Our Class A-1 membership units would have certain discretionary distribution preferences over our Class A units:

•	no distributions could be made to the Class A members without making the same pro-rata distributions on a per membership unit basis to the Class A-1 members; and

•

our board of directors would have the right, in its sole discretion, to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000.

This would not be a mandatory distribution preference and there is no guarantee that our board of directors would ever declare all or any part of this allowed preferential distribution to the Class A-1 members.

Liquidation Payment Preference – Discretionary. For this purpose, a liquidation payment is a payment to members that would be made upon the liquidation of the Company occurring for any reason, including in connection with upon the dissolution of the Company or following the sale of all of the Company’s assets or the merger or consolidation of the Company with another entity. Our Class A-1 membership units would have certain discretionary liquidation preferences over our Class A units:

•	no liquidation payments could be made to the Class A members without making the same pro-rata payments to the Class A-1 members on a per membership unit basis; and

•

our board of directors would have the right, in its sole discretion, to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000.

This would not be a mandatory liquidation preference and there is no guarantee that, in the event of the liquidation of the Company, our board of directors would allocate all or any part of this allowed preferential liquidation payment to the Class A-1 members.

No Class A-1 Membership Unit Concentration; Lower Ownership Restrictions. Class A-1 members would not be subject to the same ownership restrictions as our Class A members. The proposed Third Amended and Restated Operating Agreement would continue to limit our original (Class A) members from owing more than 30% of the total issued and outstanding Class A units; and it would limit all of our members from owing more than 30% of our total issued and outstanding membership units (the total of Class A and Class A-1 units). However, Class A-1 members would not be subject to this 30% ownership limitation with respect to the single class of Class A-1 membership units.

In addition, Class A-1 members would be subject to a lower minimum ownership requirement than our Class A members. Class A-1 members could not own not fewer than five Class A-1 membership units, except that Class A-1 members receiving fewer than five Class A-1 membership units in the reclassification could continue to hold those Class A-1 membership units without violating the minimum ownership requirement. The proposed Third Amended and Restated Operating Agreement would impose a minimum ownership level on Class A members requiring Class A members to own not fewer than 10 Class A membership units.

Similarly, without board approval, our Class A-1 members may not (i) transfer fewer than five Class A-1 membership units, except where all of a member’s Class A-1 units are transferred; or (ii) transfer any Class A-1 membership units that would result in the transferor owning fewer than five Class A-1 membership units. Class A members would be unable to transfer or own fewer than 10 Class A membership units without board approval.

Transferability. Our Class A-1 membership units would have the same transfer restrictions as our Class A membership units. There is a limited market for our original membership units now and we do not anticipate this market to increase substantially for either our original membership units that are designated as Class A membership units or our Class A-1 membership units after the Rule 13e-3 transaction. Rather, the market for our membership units may become more limited. For our Class A-1 membership units, our board of directors may disallow a transfer of Class A-1 membership units if it believes that a transfer would result in the number of Class A-1 members of record equaling 500 or more, or such other number that would otherwise obligate the Company to register the Class A-1 membership units with the Securities and Exchange Commission. As with transferees of our original membership units, transferees of Class A-1 membership units would be required to furnish certain tax information to the Company. In order to become members of the Company, transferees of Class A-1 membership units must also become parties to the Company’s operating agreement. In addition, because our Class A-1 membership units would not be registered with the SEC and upon issuance would be “restricted securities,” they would require an appropriate exemption from registration to be eligible for trading.

Restrictive Legend. Certificates representing the Class A-1 membership units will bear the same restrictive legend as the certificates currently representing the membership units. In addition, upon completion of the Rule 13e-3 transaction, we may place, on any document evidencing ownership of our Class A-1 membership units, additional restrictive legends similar to the following:

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws.

Comparison of Features of our Original Class A Membership Units and Class A-1 Membership Units

The following table sets forth a comparison of the proposed features of the original Class A membership units and the Class A-1 membership units. Section references are to sections in the proposed Third Amended and Restated Operating Agreement.

	Original Class A Membership Units	Class A-1 Membership Units

Voting Rights	Holders of our original Class A membership units are entitled to vote on all matters that require the approval of the Company’s members, including for the election of directors. (Section 8.1(a)).	Holders of Class A-1 membership units will not have any voting rights, except with respect to proposals relating to the consolidation, merger or dissolution of the Company. (Section 8.1(b))

Transferability	The transfer of the membership units is restricted (Section 10.1). membership units may not be transferred, except for:	The transfer of the membership units is restricted (Section 10.1). membership units may not be transferred, except for:

	• Transfers to any member or any affiliate of either another member or of the transferring member (Section 10.2(a));	• Transfers to any member or any affiliate of either another member or of the transferring member (Section 10.2(a));

	• Transfers approved by a majority of the Company’s board of directors. (Section 10.3); or	• Transfers approved by a majority of the Company’s board of directors. (Section 10.3); or

	• Transfers meeting requirements of IRS publicly traded partnership tax rules.	• Transfers meeting requirements of IRS publicly traded partnership tax rules.

The board is expressly given authority to disallow a transfer of Class A membership units if the transfer would result in 300 or more unit holders of record or such other number as required to maintain the suspension of the Company’s duties to file reports with the SEC. (Section 10.1)

The board is expressly given authority to disallow a transfer of Class A-1 membership units if the transfer would result in 500 or more unit holders of record or such other number as required to maintain the suspension of the Company’s duties to file reports with the SEC. (Section 10.1)

Concentration Limit	Holders and their affiliates may not own more than 30 percent of the total outstanding Class A membership units. (Section 4.3)	There is no limit on the number of Class A-1 membership units that may be purchased and held by any holder of record of Class A-1 membership units.

Minimum Ownership and Transfer Restrictions

Holders of Class A membership units must hold at least 10 Class A membership units. (Section 4.3(b))

Holders of Class A membership units may not transfer fewer than 10 Class A membership units. (Section 4.3(b))

Holders of Class A-1 membership units must hold at least 5 Class A-1 membership units, except that persons receiving fewer than 5 Class A-1 membership units in the reclassification may continue to hold those units without violating the minimum ownership requirement. (Section 4.3(a))

Holders of Class A-1 membership units may not transfer fewer than 5 Class A-1 membership units, except that persons holding fewer than 5 Class A-1 membership units may transfer all of those units without violating the minimum transfer restrictions. (Section 4.3(a))

Director Nominations	Holders of our Class A membership units may make nominations for director positions. (Section 6.1(d))	Holders of Class A-1 membership units are not entitled to make director nominations.

Removal of Directors	Holders of our Class A membership units may remove directors, with or without cause. (Section 6.5)	Holders of Class A-1 membership units may not remove directors.

Calling Special Meetings	Holders of 10% or more of the Units may demand a special meeting of the members. (Section 8.3)	Holders of Class A-1 membership units do not have rights to demand a special meeting of members.

Amendments to the Operating Agreement	Holders of membership units may vote to amend the Company’s operating agreement. (Section 14.5)

Holders of Class A-1 membership units may not vote to amend the Company’s operating agreement unless such an amendment would alter the rights, preferences or limitations of the Class A-1 members. (Section 14.5)

Sharing of Profits and Losses	Holders of both Class A membership units and Class A-1 membership units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 5.3)	Holders of both Class A membership units and Class A-1 membership units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 5.3)

Distributions

Holders of both Class A membership units and Class A-1 membership units are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the Company’s board of directors. (Section 5.8)

Holders of both Class A membership units and Class A-1 membership units are entitled to receive distributions on a pro rata basis of Company cash and property as and when declared by the Company’s board of directors. (Section 5.8). The Board may declare distributions to the Class A-1 members without declaring the same per-unit distribution to the Class A members, up to a maximum cumulative total distribution of $1 million to all Class A-1 members as a class. (Section 5.8(c))

Dissolution	Holders of both Class A membership units and Class A-1 membership units are entitled to participate pro rata in the distribution of assets upon the Company’s dissolution. (Section 13.3(a))

Holders of both Class A membership units and Class A-1 membership units are entitled to participate pro rata in the distribution of assets upon the Company’s dissolution. (Section 13.3(a)) The Board may allocate additional liquidation distributions to the Class A-1 members without declaring the same per-unit distribution to the Class A members, up to a maximum cumulative total additional liquidating distribution of $1 million to all Class A-1 members as a class. (Section 13.5)

Information Rights

Holders of both Class A membership units and Class A-1 membership units are entitled to receive financial reports and to access and copy certain information concerning the Company’s business. (Sections 7.8 and 11.5)

Holders of both Class A membership units and Class A-1 membership units are entitled to receive financial reports and to access and copy certain information concerning the Company’s business. (Sections 7.8 and 11.5)

PROPOSAL 2: AMENDMENT TO OUR ARTICLES OF ORGANIZATION

The second proposal for the special meeting is a proposal to amend Article IX of the Company’s Articles of Organization, as amended. The following resolution will be presented to the members at the special meeting:

RESOLVED, that the members hereby approve the following amendment to the Company’s Articles of Organization which amends Article IX to read as follows:

“ARTICLE IX

DISSOLUTION

The Company may be dissolved in accordance with the procedures set forth in the Company’s Operating Agreement, if the following conditions are met: (a) the proposal for dissolution has been approved by the Company’s Board of Directors and submitted to a vote of the Members of the Company; (b) the Members of the Company are provided written notice of the dissolution proposal, including a statement by the Board of Directors of the reasons for the proposal, in accordance with the notice of meeting provisions of the Company’s Operating Agreement; and (c) the dissolution proposal is approved by a two-thirds majority in interest of all votes entitled to be cast by Members on the proposal.”

The board of directors approved this amendment at its November 20, 2007, meeting, and recommends that the amendment be submitted to the members for approval at the special meeting. For the reasons described below, the board believes that the approval of the amendment is in the best interest of the Company and its members.

We are proposing that our members adopt an amendment to our Articles of Organization that would change the member approval required to dissolve the Company. The Nebraska Limited Liability Company Act provides that a Nebraska limited liability company can only be dissolved, among other events, upon the unanimous written agreement of all members, or upon any other event described in our Articles of Organization. Currently, our Articles of Organization provide that the Company “shall be dissolved as specified by the Operating Agreement.” The proposed amendment to the Articles of Organization which provides that Husker Ag may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units is intended to meet the condition of the Nebraska Limited Liability Company Act that the dissolution event requirements be set forth in the Company’s Articles of Organization. The proposed amendment would also otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement.

Husker Ag is not asking its members to dissolve the Company; and it has no plans at this time to seek a member vote on a dissolution. However, since it would be extremely difficult to get all members of Husker Ag to sign a written agreement of dissolution, this amendment is intended to make a dissolution a more practical solution in the event a dissolution is recommended to the members by our board of directors.

Under the Nebraska Limited Liability Company Act, this proposed amendment to our Articles of Organization must be approved by the Company’s members. Provided a quorum is present, the affirmative vote of a majority of the outstanding membership units present in person or by proxy is required for the approval of this Proposal 2.

Members who neither submit a proxy nor attend the meeting, along with broker non-votes and abstentions, will not be counted as either a vote for or against this proposal. As indicated in the proxy, in the absence of instructions to the contrary, the proxies solicited by the board of directors will be voted FOR this Proposal 2.

You may vote your membership units in person by attending the special meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the meeting and voting in person.

Your Board unanimously recommends a vote FOR this Proposal 2.

ABOUT THE SPECIAL MEETING

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

Our board of directors is asking for your proxy for use at a special meeting of members to be held on [Date], 2008, at 10:00 a.m., local time, at the Osmond City Hall, 413 N. State Street, Osmond, Nebraska, and at any adjournments or postponements of that meeting.

Our board of directors has authorized, and recommends for your approval at the special meeting, the adoption of the following proposals: Proposals 1A – 1F: proposed amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement; and Proposal 2: proposed amendment to our Articles of Organization.

Proposals 1A – 1F. The following amendments to our Second Amended and Restated Operating Agreement contained in a proposed Third Amended and Restated Operating Agreement of Husker Ag, LLC:

A.

Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our original membership units held by members who are the record holders of 20 or fewer units. In connection with the reclassification, each membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in this proxy statement;

B.

By amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, including the right to not count votes in excess of the ownership limitation;

C.

By amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

D.

Revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units;

E.

Revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

Each of these proposals, as well as each of the proposed amendments to the Second Amended and Restated Operating Agreement provided under this Proposal 1, will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of directors, in their discretion may determine not to implement:

•	the reclassification; or

•	any or all of the proposed amendments under Proposal 1 that our members otherwise approved.

Our board of directors will have the discretion to determine if and when to effect the amendments to our Second Amended and Restated Operating Agreement, including the reclassification, and reserves the right to abandon the amendments, including the reclassification, even if they are approved by the members. For example, if the number of record holders of membership units changes such that the reclassification would no longer accomplish our intended goal of discontinuing our SEC-reporting obligations, the board of directors may determine not to effect the Rule 13e-3 transaction.

We expect that if the members approve and the board elects to effect the amendments to our Second Amended and Restated Operating Agreement, the reclassification will become effective on [MONTH/DAY], 2008.

Proposal 2. Amendment to our Articles of Organization that would change the vote required to dissolve the Company by providing that the Company may be dissolved with the affirmative vote of at least two-thirds of the Company’s total outstanding membership units. The amendment would otherwise confirm that the Company may be dissolved in accordance with the procedures set forth in our operating agreement. We expect that if the members approve this amendment to our Articles of Organization, the amendment will become effective on the date of the special meeting.

Other. Members are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the special meeting. The board is not aware of any other business to be conducted at the special meeting.

Record Date

You may vote at the special meeting if you were the record owner of our membership units at the close of business on [DAY], [MONTH], 2008, which has been set as the record date. At the close of business on the record date, there were 30,130 membership units outstanding held by approximately 589 record unit holders. If you are a member of the Company, you are entitled to one vote on each matter considered and voted upon at the special meeting for each membership unit you held of record at the close of business on the record date.

Quorum; Vote Required for Approval

The presence, in person or by proxy, of 15,066 of our membership units entitled to vote is necessary to constitute a quorum at the special meeting.

Proposals 1A - 1F. Approval of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, requires the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, or 20,087 of the 30,130 outstanding membership units. Because the executive officers and directors of Husker Ag have the power to vote a total of 5,248 membership units and because we believe that all of the executive officers and directors, except one director who beneficially owns 120 membership units, will vote in favor of the amendments to effect the Rule 13e-3 transaction and other amendments, this means a total of 14,959 membership units held by members who are not executive officers or directors of the Company will be required to vote in favor of the Rule 13e-3 transaction for it to be approved. Because the executive officers and directors hold only approximately 17.42% of the voting power of our outstanding membership units, there is no assurance that the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, will be approved.

Abstentions and broker non-votes will not be counted as entitled to vote, but will count for purposes of establishing a quorum at the special meeting. Because we need the affirmative vote of two-thirds of the total outstanding membership units entitled to vote at the special meeting, abstentions and broker non-votes will have the effect of a vote “AGAINST” the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction. Approval of the amendments to our Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, do not require the separate vote of a majority of our unaffiliated members, and no separate vote will be conducted.

Proposal 2. Approval of the amendment to our Articles of Organization requires the affirmative vote of a majority of outstanding membership units present in person or by proxy at the special meeting. Members who neither submit a proxy nor attend the meeting, along with broker non-votes and abstentions, will not be counted as either a vote for or against this proposal.

Any proposal to adjourn or postpone the special meeting, if necessary, must be approved by the holders of at least a majority in voting power of the outstanding membership units present at the meeting.

Voting and Revocation of Proxies

You may vote your membership units in person by attending the Special Meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted by mail without instructions, the proxies will be voted “FOR” each of the proposals including (i) the proposal to approve the proposed amendments to the Second Amended and Restated Operating Agreement contained in the proposed Third Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, and (ii) the proposal to amend our Articles of Organization.

You can revoke your proxy at any time before Husker Ag takes a vote at the meeting by:

•

delivering either personal or written notice to Mr. Mike Kinney, Chairman of the Board and President, at the Company’s offices at 54048 Highway 20, Plainview, Nebraska, 68769, or to the or to the Corporate Secretary, Leonard Wostrel, at the commencement of the Special Meeting;

•

delivering to us at the special meeting prior to the taking of the vote on the Proposals and the proposed amendments, including the Rule 13e-3, transaction a later-dated and signed proxy card or a written revocation; or

•	attending the special meeting and voting in person.

Revoking a proxy will not affect a vote once it has been taken. Attendance at the special meeting will not, in itself, constitute a revocation of a proxy. If you plan to attend the special meeting to change a vote that you have previously made by submitting a signed proxy, you must vote in person at the special meeting.

Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Solicitation of Proxies; Expenses of Solicitation

Solicitation of proxies will be made primarily by mail. Proxies may also be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the membership units that those persons hold of record.

We are mailing this proxy material to our members on or about [MONTH/DAY], 2008.

MARKET PRICE OF HUSKER AG, LLC

MEMBERSHIP UNITS AND DISTRIBUTION INFORMATION

Comparative Market Price Data

Our membership units are traded through the Husker Ag qualified trading system (the “Trading System”) adopted in accordance with IRS regulations regarding qualified matching services. There is no established public trading market for our securities. Under the Trading System, buyers and sellers may list “offers to buy” and “offers to sell” on a trimester basis with the respective trimester periods commencing December 1, April 1 and September 1 of each year. The following table sets forth the high, low and average trading prices of our membership units traded in accordance with our Trading System since its commencement on December 1, 2004:

Trimester Period Commencing	Total No. of Units Sold	High Price Per Unit	Low Price Per Unit	Average Price Per Unit
9/1/07	20	$2,450	$1,100	$1,637.50
4/1/07	90	$2,600	$1,000	$2,136.67
12/1/06	111	$2,500	$2,019	$2,411.62
4/1/06*	120	$4,600	$3,000	$3,618.75	*
12/1/05	10	$3,000	$3,000	$3,000.00
9/1/05	160	$2,800	$2,000	$2,407.81
4/1/05	96	$2,500	$2,000	$2,261.46
12/1/04	55	$2,000	$1,600	$1,636.36

* –

Before the start of the trading period commencing April 1, 2006, Husker Ag publicly announced its rights offering including the ability for the holders of our membership units, after the closing of the trimester, to purchase our membership units pursuant to the rights offering for $1,000 per unit. On January 12, 2007, we issued 14,812 new membership units resulting from our rights offering.

Because of the rights offering, the trimester period scheduled to begin on September 1, 2006, was cancelled by our board of directors

There were approximately 589 record holders of our membership units on January 1, 2008.

Distributions

Effective September 17, 2003, the Husker Ag Board of Directors adopted the following policy with respect to the announcement of any future distributions to be made by Husker Ag to its members, in order to provide members, and any persons considering the purchase of Husker Ag membership units, adequate prior notice of such distributions:

The Company will make a public announcement of any distribution to members which has been approved by the Husker Ag Board of Directors within the 60 day period prior to the commencement of the calendar trimester in which the record date for the distribution would occur. The calendar trimester commencement dates are December 1, April 1, and September 1, and the announcement by Husker Ag would include both the future record date for the distribution and the amount per membership unit of such distribution.

The Company has declared and paid the following distributions since its inception through December 31, 2007:

Declaration Date	Approximate Date Paid	Amount Per Unit
December 23, 2003	February 2, 2004	$150.00

	Total for 2003	$150.00
April 20, 2004	June 1, 2004	$200.00
August 13, 2004	September 15, 2004	$150.00
November 12, 2004	January 7, 2005	$100.00

	Total for 2004	$450.00
March 29, 2005	May 6, 2005	$100.00
August 23, 2005	September 16, 2005	$150.00
November 22, 2005	December 20, 2005	$200.00

	Total for 2005	$450.00
March 23, 2006	April 20, 2006	$150.00
August 3, 2006	August 16, 2006	$200.00
November 28, 2006	December 15, 2006	$125.00

	Total for 2006	$475.00
March 27, 2007	April 6, 2007	$70.00
November 21, 2007	December 14, 2007	$60.00

	Total for 2007	$130.00
	Total	$1,655.00

The Company’s lender, Union Bank and Trust Company (“Union Bank”) and former lender, Stearns Bank, N.A. (“Stearns Bank”), approved each of these distributions as required under the Company’s existing loan agreements with Union Bank and Stearns Bank, respectively.

Any distributions are payable at the discretion of the Husker Ag Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act, and the Husker Ag Operating Agreement. The Board of Directors has no obligation to distribute profits, if any, to members, and there can be no assurance as to the ability of Husker Ag to declare or pay distributions in the future. In addition, the terms of the permanent debt financing agreements entered into by Husker Ag with Union Bank place certain restrictions on the Company’s ability to makes distributions.

First, the Company must be in compliance with all of its loan covenants with Union Bank prior to making any distributions in the future. With the Credit Agreement signed with Union Bank for the financing of the plant expansion project, the Company will be required to obtain prior approval from 66.67% of all financial institutions participating in this financing.

We do not anticipate that the Rule 13e-3 transaction will have any affect on our ability to declare and pay distributions to our members, nor will the terms of the Class A membership units and the Class A-1 membership units differ with respect to the rights of members to receive distributions from the Company (except for the discretionary distribution preference provided to the Class A-1 units). See “Description of Membership Units—Terms of the Class A-1 Membership Units to be Received in the Reclassification” for more details.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, AND

CERTAIN OTHER MEMBERSHIP UNIT HOLDERS

The following tables present information regarding beneficial ownership of membership units of Husker Ag as of January 1, 2008 by (1) each member known by Husker Ag to be the beneficial owner of more than 5% of its outstanding membership units and (2) each director of Husker Ag and each named executive officer and (3) all directors and executive officers as a group. Based on information furnished by the owners, except as otherwise noted, management believes that the members listed below have sole investment and voting power regarding their membership units, except that co-trustees share investment and voting power.

The table also sets forth the number and approximate percentage of membership units that the persons named in the table would beneficially own after the Rule 13e-3 transaction effective time on a pro forma basis, assuming 4,970 membership units are reclassified as Class A-1 membership units and there are no changes in the named person’s ownership between January 1, 2008, and the Rule 13e-3 transaction effective time.

The following table sets forth the beneficial ownership of each Husker Ag director and each named executive officer as of January 1, 2008:

Name and Address of Directors and Officers	Units Beneficially Owned		Percentage of Voting Control Before the Rule 13e-3 Transaction	Percentage of Voting Control After the Rule 13e-3 Transaction
Fredrick J. Knievel 51272 846 Rd. Clearwater, NE 68726	120	(1)	0.40%	0.48%
Mike Kinney 51100 836 Road Elgin, NE 68636	220	(2)	0.73%	0.79	%(3)
J. Alex Thramer Box 278 Ewing, NE 68735	100	(4)	0.33%	0.40%
James Hall 26941 480th Ave. Sioux Falls, SD 57108	1,250	(5)	4.15%	4.97%
Ronald A. Fick 1159 101st Street Luverne, MN 56156	1,220	(6)	4.05%	4.85%
Walter Kittrell 516 South 4th Street Columbus, NE 68601	98	(7)	0.32%	0.22	%(8)

(1)	Includes 60 membership units held by him and his wife as joint tenants with respect to which Mr. Knievel may be regarded as having shared voting and dispositive power.

(2)

Includes 20 membership units held by him and his wife as joint tenants with respect to which Mr. Kinney may be regarded as having shared voting and dispositive power and also includes 200 membership units held by Kinney, Inc. for which Mr. Kinney has shared voting and dispositive power.

(3)	Assumes 20 membership units held by Mr. Kinney would be reclassified as Class A-1 membership units after the Rule 13e-3 transaction.

(4)	Includes 70 membership units held by him and his wife as joint tenants with respect to which Mr. Thramer may be regarded as having shared voting and dispositive power.

(5)	Includes 230 membership units owned by Mr. Hall individually and 1,020 membership units held indirectly by him as a member of The Better Energy Company, LLC.

(6)	Includes 1,020 membership units held indirectly by Mr. Fick as a member of The Better Energy Company, LLC.

(7)

Includes 56 membership units owned by him and his wife as joint tenants and 12 membership units owned by his IRA, as well as 30 membership units owned directly by his wife with respect to which Mr. Kittrell may be regarded as having shared voting and dispositive power.

(8)	Assumes that 12 membership units owned by his IRA and 30 units owned by his wife would be reclassified as A-1 membership units after the Rule 13e-3 transaction.

Name and Address of Directors and Officers	Units Beneficially Owned		Percentage of Voting Control Before the Rule 13e-3 Transaction	Percentage of Voting Control After the Rule 13e-3 Transaction
Stanley A. Gyberg 2209 Pebble Beach Lane, Brandon, SD 57005	180	(9)	0.60%	0.72%
Robert E. Brummels 56849 876 Road Coleridge, NE 68727	800	(10)	2.66%	3.18%
David Stearns 1110 N. Kniss Luverne, MN 56156	210	(11)	0.70%	0.83%
Leonard Wostrel 86752 Highway 13 Creighton, NE 68729	-0-		-0-	-0-
Kent A. Friedrich 53695 865 Road Plainview, NE 68769	330	(12)	1.09%	1.31%
Gerald Winter 678 90th Avenue Luverne, MN 56156	380	(13)	1.26%	1.51%
James Krause 52609 865 Road Brunswick, NE 68720	340	(14)	1.13%	1.35%

(9)	This amount does not include the 6,120 membership units owned by the Better Energy Company, LLC of which Mr. Gyberg owns 5.62%, and Mr. Gyberg disclaims beneficial ownership of such membership units.

(10)

These units are owned by a revocable trust in which Mr. Brummels and his wife are trustees and beneficial owners, with respect to which Mr. Brummels may be regarded as having shared voting and dispositive power.

(11)	These units are owned by Mr. Stearns and his wife as joint tenants with respect to which Mr. Stearns may be regarded as having shared voting and dispositive power.

(12)

Includes 300 membership units owned by Mr. Friedrich and his wife as tenants in common with respect to which Mr. Friedrich may be regarded as having shared voting and dispositive power. Also includes 30 membership units owned by a revocable trust of which Mr. Friedrich is co-trustee.

(13)

Includes 40 membership units held by Mr. Winter and his wife as joint tenants with respect to which Mr. Winter may be regarded as having shared voting and dispositive power. This amount also includes 340 membership units held indirectly by him as a member of The Better Energy Company, LLC.

(14)	These units are owned by Mr. Krause and his wife as joint tenants with respect to which Mr. Krause may be regarded as having shared voting and dispositive power.

The following table sets forth certain information as to the membership units beneficially owned by all executive officers and directors of the Company as a group as of January 1, 2008:

Membership Units Beneficially Owned By Directors and Executive Officers Before Rule 13e-3 Transaction	Class A Membership Units Beneficially Owned By Directors and Executive Officers After Rule 13e-3 Transaction	Percentage of Voting Control Before the Rule 13e-3 Transaction	Percentage of Voting Control After the Rule 13e-3 Transaction
5,248	5,186	17.42%	20.61%

The following table sets forth each member known by Husker Ag to be the beneficial owner of more than 5% of its outstanding membership units as of January 1, 2008:

Name and Address of Beneficial Owner	Units Beneficially Owned	Percentage of Voting Control Before the Rule 13e-3 transaction	Percentage of Voting Control After the Rule 13e-3 transaction
The Better Energy Company, LLC 638 51st Street Hills, MN 56138	6,120	20.31%	24.32%
Miltona Bay, LLC 108 Miller Circle Granite Falls, MN 56241	1,880	6.24%	7.47%
Agri-Energy, L.P. 502 South Walnut Ave. Luverne, MN 56156	3,000	9.96%	11.92%

The information presented in the table is based on information furnished by the specified persons and was determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this proxy statement. Briefly stated, under that rule, units are deemed to be beneficially owned by any person or group having the power to vote or direct the vote of, or the power to dispose or direct the disposition of, such units, or who has the right to acquire beneficial ownership thereof within 60 days. Beneficial ownership for the purposes of this proxy statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.

MEMBERSHIP UNIT PURCHASE INFORMATION

Prior Purchases of Membership Units

During the past two years, the Company has not repurchased any of its membership units. During the past two years, the Company’s affiliates, being our directors, have purchased the following membership units as indicated in the table below:

Date	Director	No. of Units		Source	Per Unit Price
6/30/06	Kent A. Friedrich	15	(1)	Sale from existing member	$3,200
1/12/07	Robert E. Brummels	400	(2) (3)	Original Issue	$1,000
1/12/07	Ronald A. Fick	610	(2) (3)	Original Issue	$1,000
1/12/07	Kent A. Friedrich	165	(2) (3)	Original Issue	$1,000
1/12/07	Stanley Gyberg	90	(2)	Original Issue	$1,000
1/12/07	James Hall	620	(2) (3)	Original Issue	$1,000
1/12/07	Mike Kinney	110	(2) (3)	Original Issue	$1,000
1/12/07	Walter Kittrell	49	(2) (3)	Original Issue	$1,000
1/12/07	Fredrick J. Knievel	60	(2) (3)	Original Issue	$1,000
1/12/07	David Stearns	105	(2)	Original Issue	$1,000
1/12/07	J. Alex Thramer	50	(2)	Original Issue	$1,000
1/12/07	Gerald Winter	190	(2) (3)	Original Issue	$1,000
6/30/07	James Hall	10		Sale from existing member	$2,600

[1]	Purchased by the revocable trust of Mr. Friedrich’s spouse.

[2]	Purchased in the Company’s rights offering described below in “Recent Transactions”.

[3]	Includes certain membership units owned indirectly as included in the tables included above under “Security Ownership of Directors, Officers, and Certain Other Membership Unit Holders”.

In accordance with the rules of the Husker Ag Trading System, Director Robert Brummels, through a joint revocable trust with his wife, has entered into a non-binding Membership Unit Purchase Agreement dated January 7, 2008, with another member of the Company whereby Mr. Brummels’ trust has offered to purchase all ten membership units currently owned by an existing member. If consummated, Mr. Brummels’ trust will pay $2,000 per membership unit for these units and the transaction will close on or about March 31, 2008. The consummation of this transaction is subject to certain conditions, including board approval.

Recent Transactions

On June 26, 2006, at the Annual Meeting of Members, the members approved a proposed plant expansion. To help finance the plant expansion, the Company proceeded with a rights offering where each member of the Company as of August 1, 2006, the record date, was offered a nontransferable subscription right to subscribe to one membership unit for each unit held at a subscription price of $1,000 per unit. As of the record date, there were 15,318 membership units outstanding, and the total rights offering was for a maximum of 15,318 units or $15,318,000.

On September 5, 2006, the Company filed a Registration Statement with the Securities and Exchanges Commission registering up to 15,318 subscription rights and 15,318 membership units in the Company. That Registration Statement, which was amended on October 11, 2006, and October 23, 2006, was approved and declared effective by Securities and Exchange Commission on October 25, 2006.

On October 25, 2006, Husker Ag distributed to the members non-transferable subscription rights as a holder of record of membership units. On or about October 27, 2006, the Company provided a prospectus to each of its members of record as of August 1, 2006. The prospectus was the formal written offer to existing members of the Company (as of the record date) of the right to subscribe to newly issued membership units on a pro rata basis, based on each member’s percentage ownership interest in the Company.

In accordance with the terms of the Registration Statement, the Company retained the right to extend the rights offering beyond the initial expiration date of November 30, 2006, and the Board of Directors extended the right to exercise the subscription rights through December 18, 2006. These subscription rights were subject to acceptance by the Company’s Board of Directors after the Company obtained debt financing to help pay for the plant expansion project.

On January 5, 2007, the Company signed a Credit Agreement with Union Bank and Trust Company, Lincoln, Nebraska (“Union Bank”), whereby Union Bank agreed, subject to the terms of the Credit Agreement, to provide up to $35,000,000 of debt financing for the plant expansion project. Thereafter, on January 12, 2007, the Board of Directors accepted the subscription rights and issued the membership certificates upon receipt of the funds from the escrow agent.

In the rights offering, the Company sold a total of 14,812 subscription rights and 14,812 membership units for total proceeds in the amount of $14,812,000, with 506 membership units remaining unsold. As of January 12, 2007, after the completion of the rights offering, the Company has 30,130 membership units issued and outstanding. The Company applied the net proceeds from the rights offering to the payment of the Company’s design build contractor for the design and construction of the plant expansion project.

Since November 1, 2007, Husker Ag, its affiliates, directors, and executive officers have not engaged in any transaction involving our membership units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of interest may arise in the future as a result of the relationships between and among its members, officers, directors and their affiliates, although its officers and directors have fiduciary duties to Husker Ag. Husker Ag does not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. The Company’s Operating Agreement permits Husker Ag to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction.

The Company has adopted an Affiliated Transactions Policy, which provides as follows concerning transactions with affiliated persons or entities:

All material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans must:

(a) be approved by a majority of the Company’s independent directors who do not have an interest in the transaction(s);

(b) be approved by the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction(s); or

(c) be established to have been fair to the Company when the transaction is judged according to the circumstances at the time of the commitment.

Notwithstanding anything in the Affiliated Transactions Policy to the contrary, all sales of corn and other feedstock by directors, officers, members or other affiliated parties to the Company, and all purchases of ethanol, distillers’ grains and other co-products by directors, officers, members or other affiliated parties from the Company, shall not require any of the approvals described above, provided, the purchase or sale price is equal to the then current market price and the transaction is on terms no less favorable than those that can be obtained from unaffiliated third parties.

In the normal course of business the Company sells to and purchases from its board of directors, members and key employees under normal terms and conditions and in accordance with the Company’s Affiliated Transactions Policy.

On January 25, 2004, the Husker Ag Board of Directors adopted a Policy on Marketing which, among other things, provides that commencing April 1, 2004, no employee of Husker Ag, no member of the Board of Directors, and no person performing marketing functions for the Company, shall haul or have any ownership interest in trucks or entities which haul the Company’s products.

Except for certain transactions in the ordinary course of business referred to above, the Company had not entered into any such agreements with any of its directors, officers, members or their affiliates.

Agreements Involving Husker Ag’s Securities

There are no agreements relating to our membership units other than our Second Amended and Restated Operating Agreement, which sets forth the rights and preferences of the membership units. A copy of our Second Amended and Restated Operating Agreement is attached as Appendix A to this proxy statement.

OTHER MATTERS

Persons Making the Solicitation

The enclosed proxy is solicited on behalf of our board of directors. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to the use of mail, our officers and directors may solicit proxies by telephone or other electronic means. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our membership units.

Audit Matters

Eide Bailly LLP (“Eide Bailly”) was the Company’s independent registered public accounting firm for fiscal year ended December 31, 2006 and has been retained as its independent accountants for fiscal year 2007. A representative of the firm of Eide Bailly is not expected to be present at the Special Meeting of Members. BKD, LLP (“BKD”) was the Company’s independent registered public accounting firm for fiscal year ended December 31, 2005. A representative of the firm of BKD is also not expected to be present at the Special Meeting of Members.

Members’ Proposals

Any member proposal intended to be considered for inclusion in the proxy statement for presentation at the 2008 Annual Meeting of Members should have been received by the Company no later than January 4, 2008, which date is estimated to be approximately 120 days prior to the date of the release of the Company’s proxy statement to members for the 2008 Annual Meeting of Members. Members who intend to present a proposal at the 2008 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than February 28, 2008. The proposal must be in accordance with the provisions of 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undue reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007, June 30, 2007 and March 31, 2007, including unaudited financial information; and

•	our Annual Report on Form 10-K for fiscal year ended December 31, 2006, including audited financial information.

We have received a consent from both our current independent accountants, Eide Bailly LLP, and our former independent accountants, BKD, LLP; and copies of these consents have been filed with the SEC as exhibits to this proxy statement. We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have already received the information incorporated by reference in this document by us, and we have enclosed with this proxy statement our Annual Report for the year ended December 31, 2006 and Quarterly Report for the quarter ended September 30, 2007. You can also obtain any of them through the SEC at the locations described above, or through us at the address below. The Company will provide without charge to each member solicited, upon the written request of any such member, a copy of its annual report on Form 10-K filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended December 31, 2006. A written request for such reports should be directed to Mike Kinney, Chairman of the Board and President, Husker Ag, LLC, 54048 Highway 20, Plainview, Nebraska 68769. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on                     , 2008. These documents are also included in the Company’s SEC filings, which you can access electronically at the SEC’s website at www.sec.gov.

Other Matters of Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mike Kinney
Chairman of the Board

                    , 2008

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE SPECIAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX (402) 582-3888 OR IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

APPENDIX A

SECOND AMENDED

and

RESTATED

OPERATING AGREEMENT

of

HUSKER AG, LLC

a Nebraska limited liability company

THIS OPERATING AGREEMENT

CONTAINS RESTRICTIONS ON TRANSFERABILITY OF

MEMBERSHIP INTERESTS

HUSKER AG, LLC

SECOND AMENDED

and

RESTATED

OPERATING AGREEMENT

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2001 by Husker Ag, LLC (the “Company”), a Nebraska limited liability company.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Act” shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 “Affiliate” shall mean, in the case of any Person (the “Specified - Person”), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an executive officer, director or manager, or serves in a similar capacity with respect to, the Specified Person, as determined by the Board of Directors in its sole discretion based on facts and information available to the Board.

1.3 “Agreement” shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4 “Capital Account Balance” shall have the meaning set forth in Section 5.1.

1.5 “Capital Contribution” shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member’s share of any of the Company’s liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member’s Capital Contribution shall be adjusted to reflect such return.

1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.7 “Company” shall mean Husker Ag, LLC, a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.8 “Director” shall mean one or more Persons elected by the Members to be members of the Board of Directors, or appointed by the Board as provided in Article VI of this Agreement. The “Board of Directors” or “Board” shall manage the Company as provided in Article VI.

1.9 “Distribution” shall mean any distribution pursuant to Section 5.8 by the Company of cash to the Members or any Distribution in Kind.

1.10 “Distribution in Kind” shall have the meaning set forth in paragraph(b) of Section 5.8.

1.11 “Interest” shall mean, in the case of any Member at any time, such Member’s share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.12 “Losses” shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.13 “Majority in Interest” shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage Interests. With respect to the Board, “Majority of the Board” shall mean the affirmative vote of more than fifty percent (50%) of the Directors.

1.14 “Member” shall mean any Person who, at the time referenced, owns an Interest in the Company.

1.15 “Officer” shall mean a Member or other Person designated by the Board as provided in Section 6.11.

1.16 “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.17 “Percentage Interest” means the percentage figure calculated by dividing the number of Units owned by the Member by the total number of Units outstanding.

1.18 “Pro Rata” means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.19 “Profits” shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.20 “Publicly Traded Partnership” shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof), within the meaning of Treasury Regulations Section 1.7704-1, as amended from time to time.

1.21 “Qualified Matching Service Program” shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.22 “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of those Members holding more than Two-Thirds ( 2/3) of the Percentage Interests. With respect to the Board, “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of more than two-thirds ( 2/3) of the Directors.

1.23 “Transfer” or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.24 “Treasury Regulations” shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.25 “Units” means equal units of the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approve.

1.26 “Value” shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (d) of Section 5.8.

ARTICLE II

STRUCTURE OF THE COMPANY

2.1 Formation. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be Husker Ag, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company’s Articles of Organization.

2.3 Principal Office. The principal office of the Company shall be at 54048 Highway 20, Plainview, Nebraska 68769 or such place as the Members may, from time to time, designate by appropriate amendment to the Company’s Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 Names and Addresses of Members. The names, addresses and number of Units held by the initial Members of the Company are set forth in the Membership Register.

2.5 Membership Units and Register. Ownership rights in the Company are evidenced by Units. The Company shall maintain a membership register (the “Membership Register”) at its principal office or by a duly appointed agent of the Company setting forth the name, address and number of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued to new or existing Members pursuant to the provisions of this Agreement.

2.6 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The Board may change the Company’s fiscal year upon the affirmative vote of a majority of the Directors. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.7 No Partnership. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.8 Intent of this Agreement.

(a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

(b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company’s governance structure and the Company’s dissolution and winding up, as well as the relations among the Company’s Members.

2.9 Advice of Counsel. Each Person signing this Agreement: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person’s own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

ARTICLE III

BUSINESS OF THE COMPANY

The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital. The name, address, original Capital Contribution, and initial Units quantifying the Interest of the initial Members are set out in the Membership Register or otherwise in the Company records. Capital Contributions for new Members accepted by the Board, from time to time, shall be made by each new Member as determined by the Board in its sole discretion.

4.2 Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 Minimum Transfers and Maximum Ownership.

(a) Beginning August 31, 2005, (i) no Member shall Transfer fewer than five (5) Units to any transferee (except in the case where all Units owned by a Member are transferred to a single transferee); and (ii) no Member shall Transfer any Units that would result in the transferor owning fewer than five (5) Units after the Transfer. Any Member that wishes to make such a Transfer may request the Company to redeem the affected Units pursuant to Sections 10.7 and 10.8 of this Agreement. For this purpose, the affected Units shall include any Units intended to be transferred or retained by the transferor in an amount of fewer than five (5) Units.

(b) No Member together with its Affiliates shall own Percentage Interests in the Company in excess of thirty percent (30%).

4.4 Withdrawal or Reduction of Members’ Capital Contributions. The withdrawal or reduction of Members’ contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

(a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

(b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 Loans from Directors and Members. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions.

4.6 Loans by Company to Members. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Company shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or Officer of the Company.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital Accounts. A “Capital Account” shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

(a) To each Member’s Capital Account there shall be credited:

(i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

(ii) such Member’s allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

(iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

(b) To each Member’s Capital Account there shall be debited:

(i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.8;

(ii) such Member’s allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2 Allocations and Distributions. Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations or under Section 5.5 below, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article V.

5.3 Allocations of Income, Gain, Loss, Deductions, and Credits. All items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Percentage Interests.

5.4 Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.

(a) Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Percentage Interests.

(b) Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Percentage Interests.

5.5 Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied. The defined terms used below shall have the meaning set forth in the applicable section of the Code or Treasury Regulations and the terms “Member” and “Company” shall mean “partner” and “partnership” with respect to this application of such definitions to this section.

(a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Company Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 5.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event a deficit balance in a Member’s capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 5.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d) Gross Income Allocations. In the event that a deficit balance in a Member’s Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 5.5(c) and this Section 5.5(d) were not in this Operating Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 5.4.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g) Members’ Shares of Excess Nonrecourse Debt. The Members’ shares of excess Company Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Company Nonrecourse Debt will be allocated.

(h) Curative Allocations. The allocations set forth in subsections (a), (b), (d), and (d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 5.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 5.5(f) and (g).

5.6 Proration of Allocations. All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Directors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

5.7 Consent to Allocation. Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.

5.8 Distributions.

(a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board.

(b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a “Distribution in Kind.” The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.8 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

(c) Any distribution of Profits in accordance with this Section 5.8, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this Section 5.8 or Distribution in Kind pursuant to paragraph (b) of Section 5.8, shall be made to the Members according to their Percentage Interests.

(d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed, as determined by the Board of Directors in its sole discretion.

(e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

(f) Members shall not receive salaries or compensation from the Company solely in their capacities as Members or for the use of their capital.

5.9 Other Allocation Rules. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

5.10 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and XI and the contributions made pursuant to Article IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or Transferee to make a contribution in excess of the initial contribution or additional contribution agreed to by a Majority in Interest of the Members of the Company.

5.11 Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

5.12 Income Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VI

MANAGEMENT OF THE COMPANY

6.1 Management.

(a) The Company shall be managed by a Board of Directors elected by the Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a Majority of the Board shall be required for (a) incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $50,000.

(b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super Majority Vote of the Board. A Board decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

(c) The Board of Directors shall be comprised of thirteen (13) members who shall be elected by the Members at the annual meeting of the Members in accordance with Section 8.2 of this Agreement. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, with Class I consisting of five (5) directors and Class II and Class III each consisting of four (4) directors. The Directors shall serve staggered terms of three (3) years and until their successor is elected and qualified. Directors need not be residents of the State of Nebraska or Members of the Company.

(d) Nominations for election to the Board of Directors may be made by the Board of Directors, the nominating committee, or by any Member entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the Secretary of the Company or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting. Or, in the event of a special meeting of Members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to Members. Each nomination shall contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a Director of the Company if so elected. At the meeting of Members, the Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

(a) expend Company funds in connection with the operation of the Company’s business or otherwise pursuant to this Agreement;

(b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

(c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

(d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

(e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

(f) lend any of the Company property with or without security;

(g) have and maintain one or more offices within or without the State of Nebraska;

(h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

(i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

(j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

(k) file a petition in bankruptcy on behalf of the Company;

(l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

(m) issue additional Units to new and existing Members of the Company from time to time on terms and conditions determined by the Board in its sole discretion.

In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3 Obligations of the Board of Directors. The Board of Directors shall:

(a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors’ time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

(b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

(c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

(d) employ attorneys to represent the Company when necessary or appropriate;

(e) use their best efforts to maintain the status of the Company as a “limited liability company” for state law purposes, and as a “partnership” for federal income tax purposes;

(f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

(g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company’s principal office.

6.4 Resignation of Director. Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of Director. Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding a Majority in Interest.

6.6 Vacancies. Any vacancy occurring in the position of Director may be filled by the affirmative vote of a majority of the remaining Directors.

6.7 Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of Meetings. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article IX hereof.

6.10 Quorum. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11 Officers.

(a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two (2) or more offices may be held by the same person.

(b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

(c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

(d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 Liabilities of Directors. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for misconduct or negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

6.13 Indemnification of the Directors, their Affiliates and Control Persons.

(a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Director or Officer.

(b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an “Indemnitee”), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys’ fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses

(including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

(c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

(d) Any indemnification pursuant to this section will be payable only from the Company’s assets.

6.14 Transactions with the Directors or their Affiliates. The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3 Liability to Third Parties. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of Authority. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5 List of Members. Members may obtain a copy of the Membership Register in accordance with the provisions of Section 11.5.

7.6 Member Liability to the Company.

(a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

(b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company’s liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.7 Representations and Warranties. Upon signing this Agreement or an Addendum hereto, each Member represents and warrants to the Company that: (i) the Member has full power and authority to execute this Agreement or such Addendum and to agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement or such Addendum by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement or an Addendum hereto; and (iii) the Member’s authorization, execution, delivery, and performance of this Agreement and/or Addendum hereto do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.8 Member Information

(a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

(b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member’s Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.8; or (iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.8 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.8 may be enforced by specific performance.

7.9 Membership Certificates. “Membership Certificates” in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder’s name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by one or more Officers of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Officers upon the Membership Certificates may be facsimile. Subject to Article X, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Membership Certificates, or any other document or instrument evidencing ownership of Units:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag, LLC.

ARTICLE XIII

MEETINGS OF MEMBERS

8.1 Voting Power. The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members; provided, however, that the dissolution and winding up of the Company requires the approval of Members required under Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%), the dissolution and winding up of the Company shall require the affirmative vote of Members holding eighty percent (80%) of the Percentage Interests. Provided, further, that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors, every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Units, or by distributing such votes on the same principle among any number of candidates.

8.3 Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or upon the written demand of Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

8.4 Place of Meeting. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office.

8.5 Notice of Meetings. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member’s address shown in the Company’s current record of Members, with postage prepaid.

8.6 Quorum. The presence of Members holding a majority of the Percentage Interests in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage Interests represented may adjourn the meeting from time to time without further notice.

ARTICLE IX

WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 Waiver by Attendance. A Member’s or Director’s attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member’s or Director’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3 Consent to Action Without Meeting. Any action required or permitted to be taken by the Members or Directors by vote may be taken without a meeting on written consent. The consent shall set forth the actions so taken and be signed by a Two-Third’s Majority of the Members or Directors.

ARTICLE X

TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit(s).

10.2 Permitted Transfers. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a “Permitted Transfer” for purposes of this Agreement:

(a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

(b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units;

(c) Transfers of Units effected through a Qualified Matching Services Program;

(d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days’ prior written notice to the Company of such gift or bequest; provided, however, that any such transfers shall be subject to the limitations provided in Sections 4.3(a) and 10.4(c) of this Agreement, as applicable; or

(e) Such other Transfer meeting the requirements of Section 1.7704-1 of the Treasury Regulations governing Publicly Traded Partnerships, as determined by the Board of Directors in its sole discretion.

10.3 Conditions Precedent to Transfers. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

(a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

(b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

(c) the transferor’s Membership Certificate;

(d) the transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

(e) evidence satisfactory in form and substance to the Board that the transferee meets the requirements, including maximum Unit ownership limitations, set forth in Section 4.3 of this Agreement; and

(f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4 Death of Member.

(a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the option to request the Company repurchase the deceased Member’s Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative makes such a request, the Company may elect, in its sole discretion and subject to Section 10.4(b) below, to purchase the deceased Member’s Interest at the Redemption Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This request may be made by the deceased Member’s estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

(b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

(c) Beginning August 31, 2005, the estate or personal representative of a deceased Member may not transfer fewer than five (5) Units to any transferee (except in the case where all Units owned by the deceased Member are transferred to a single transferee). Any purported transfer pursuant to this Section 10.4 of fewer than five (5) Units to any transferee, except in the case where all Units are to be transferred to a single transferee, shall be deemed to be an offer by the estate or personal representative to sell the affected Units to the Company in accordance with the terms set forth in Section 10.4(a) above. If the Company elects to purchase the affected Units in that case, the estate or personal representative shall be required to sell the Units to the Company in accordance with such terms and conditions. For this purpose, the affected Units shall include any Units intended to be transferred in an amount of fewer than five (5) Units.

10.5 Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6 Events in Connection with the Sale of Interests.

(a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing (“Closing”) shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company’s receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member’s Interest, but in no event later than one hundred twenty (120) days after the date of the Company’s receipt of such notice.

(b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

(c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor.

10.7 Redemption of Interests.

(a) A Member (the “Requesting Member”) may request redemption of his or her Interest upon not less than sixty (60) calendar days’ prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

(b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Act, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8 Redemption Payment.

(a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Redemption Value of such Member’s Interest in the Company as of the effective date of the (the “Redemption Payment”); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member’s share of the assets of the Company pursuant to Section 13.3 below.

(b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company’s receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

(c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9 Effective Date of Transfer.

(a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee’s name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

(b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the “Interim Transfer Periods”); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and, except as otherwise determined by the Board, recognize the Transfer as of the last day of the Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of Article X. All Distributions shall be made to the owner of record as of the record date as such record date is determined by the Board. The Board the authority to adopt other reasonable methods and/or conventions.

(c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 Redemption Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Redemption Value of the Interest. “Redemption Value” of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent redemption valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Redemption Value, but is not under any obligation to do so. The Redemption Value of the Company shall be determined at such times as selected by the Board in its sole discretion. Valuations may generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company’s operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have redemption valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Redemption Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Redemption Value of the Company or an Interest hereunder. The Company shall not establish the Redemption Value more than four (4) times during the Company’s taxable year.

10.11 Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

10.12 Pledged Units. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, in the event that any Member pledges or otherwise encumbers any part of its Units as security for the payment of a debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article X. In the event such pledgee or secured party becomes a Member hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all of the terms and conditions of this Agreement. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any voting rights associated with such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

ARTICLE XI

RECORDS, FINANCIAL AND TAX REPORTING

11.1 Records and Accounting. The books of account and other records of the Company shall be maintained at the Company’s principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 Tax Information. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member’s (or Person’s) Federal and state income tax returns for such fiscal year, including a statement indicating such Member’s (or Person’s) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matters Partner. The Board of Directors shall, from time to time by resolution, appoint one of its members as “tax matters partner” of the Company pursuant to Code Section 6231(a)(7). Such tax matters partner shall be a Member of the Company. The tax matters partner is authorized to perform all duties imposed by Sections 6222 through 6234 of the Code; provided, however, that the tax matters partner may not take any such action that is material to the Company without the consent of the Board of Directors; provided, further, that this sentence does not authorize such tax matters partner, the Board or any member of the Board to take any action left to the determination of an individual Member under Code Sections 6222 through 6234. The Company shall indemnify, to the full extent permitted by law, the tax matters partner from and against any damages and losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matters partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5 Access to Books and Records.

(a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company’s principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

(ii) Operating Agreement and all restatements and amendments thereto currently in effect;

(iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

(iv) All written communications to the Members generally within the past three years;

(v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members’ equity for that year unless such information appears elsewhere in the financial statements, along with the accountant’s report if the annual financial statements are reported upon by a public accountant;

(vi) A list of the names and business addresses of the Company’s current directors and officers; and

(vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

(b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

(ii) Accounting records of the Company; and

(iii) The Membership Register.

(c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member’s demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member’s purpose.

ARTICLE XII

FISCAL AFFAIRS

12.1 Elections.

(a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

(b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

ARTICLE XIII

TERMINATION AND DISSOLUTION

13.1 Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or in accordance with Section 21-2622 of the Act, as amended from time to time; provided, however, in the event that the statute referred to above is amended to require approval of Members holding less than eighty percent (80%) of the Percentage Interests, the Company shall only be dissolved upon the approval of Members holding eighty percent (80%) of the Percentage Interests (each a “Liquidating Event”).

13.2 Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company’s liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company’s assets, or any part thereof, or to distribute the same in kind to the Members.

13.3 Distribution.

(a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.8 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order: (i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to Section 21-2625(1)(b) of the Act, and (iii) to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause (iii) of this paragraph (a), shall receive such Member’s share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member’s Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

(b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

(i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

(ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

13.4. Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member’s Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Directors at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 Amendments. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds (2/3) Majority of the Members. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof, or of a counterpart hereof or of an Addendum hereto which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement, or a counterpart hereof or an Addendum hereto shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member’s rights hereunder.

14.17 Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha, Nebraska (the “Nebraska Court”) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, including Addendums hereto, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT INCLUDES AMENDMENT NO.’S 1 THROUGH 12.

DATED AS OF NOVEMBER 30, 2007.

Appendix B

PROPOSED

THIRD AMENDED

and

RESTATED

OPERATING AGREEMENT

of

HUSKER AG, LLC

a Nebraska limited liability company

THIS OPERATING AGREEMENT

CONTAINS RESTRICTIONS ON TRANSFERABILITY OF

MEMBERSHIP INTERESTS

HUSKER AG, LLC

THIRD AMENDED

and

RESTATED

OPERATING AGREEMENT

THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is effective as of                     , 2008 by Husker Ag, LLC (the “Company”), a Nebraska limited liability company.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 “Act” shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 “Affiliate” shall mean, in the case of any Person (the “Specified - Person”), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an executive officer, director or manager, or serves in a similar capacity with respect to, the Specified Person, as determined by the Board of Directors in its sole discretion based on facts and information available to the Board.

1.3 “Agreement” shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4 “Capital Account Balance” shall have the meaning set forth in Section 5.1.

1.5 “Capital Contribution” shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member’s share of any of the Company’s liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member’s Capital Contribution shall be adjusted to reflect such return.

1.6 “Class A Member” means any Person (i) whose name is set forth as such in the Member Register or who has become a Class A Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A Units. “Class A Members” means all such Persons.

1.7 ”Class A-1 Member” means any Person (i) whose name is set forth as such in the Member Register, or who has become a Class A-1 Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A-1 Units. “Class A-1 Members” means all such Persons.

1.8 “Class A Units” means equal units of the entire ownership interest of all Class A Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall have voting rights as provided herein.

1.9 “Class A-1 Units” means equal units of the entire ownership interest of all Class A-1 Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall not have voting rights except as provided herein.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.11 “Company” shall mean Husker Ag, LLC, a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.12 “Director” shall mean one or more Persons elected by the Members to be members of the Board of Directors, or appointed by the Board as provided in Article VI of this Agreement. The “Board of Directors” or “Board” shall manage the Company as provided in Article VI.

1.13 “Distribution” shall mean any distribution pursuant to Section 5.8 by the Company of cash to the Members or any Distribution in Kind.

1.14 “Distribution in Kind” shall have the meaning set forth in paragraph(b) of Section 5.8.

1.15 “Interest” shall mean, in the case of any Member at any time, such Member’s share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.16 “Losses” shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.17 “Members” shall mean all Class A Members and all Class A-1 Members when no distinction is required by the context in which the term is used herein.

1.18 “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number and class of Units of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

1.19 “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean (a) as to any matter to which the Member is entitled to vote hereunder, or (b) as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

1.20 “Officer” shall mean a Member or other Person designated by the Board as provided in Section 6.11.

1.21 “Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.22 “Percentage Interest” means the percentage figure calculated by dividing the number of Units owned by the Member by the total number of Units outstanding.

1.23 “Pro Rata” means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units of all Members to whom that provision is stated to apply.

1.24 “Profits” shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.25 “Publicly Traded Partnership” shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof), within the meaning of Treasury Regulations Section 1.7704-1, as amended from time to time.

1.26 “Qualified Matching Service Program” shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.27 “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of those Members holding more than Two-Thirds (2/3) of their applicable Percentage Interests, as the context may require. With respect to the Board, “Super-Majority Vote” or “Two-Thirds Majority” shall mean the affirmative vote of more than two-thirds (2/3) of the Directors.

1.28 “Transfer” or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.29 “Treasury Regulations” shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.30 “Units” mean all Class A Units and Class A-1 Units when no distinction is required by the context in which the term in used herein; “Unit” means a Class A Unit or a Class A-1 Unit, as the context may require.

1.31 “Value” shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (d) of Section 5.8.

ARTICLE II

STRUCTURE OF THE COMPANY

2.1 Formation. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 Name. The name of the Company shall be Husker Ag, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company’s Articles of Organization.

2.3 Principal Office. The principal office of the Company shall be at 54048 Highway 20, Plainview, Nebraska 68769 or such place as the Members may, from time to time, designate by appropriate amendment to the Company’s Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 Names and Addresses of Members. The names, addresses and number of Units held by the Members of the Company are set forth in the Membership Register.

2.5 Membership Units and Register. Ownership rights in the Company are evidenced by Units. The Company shall maintain a Membership Register at its principal office or by a duly appointed agent of the Company setting forth the name, address and number and class of Units held by each Member which shall be modified from time to time as Transfers occur or as additional Units are issued to new or existing Members pursuant to the provisions of this Agreement.

2.6 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The Board may change the Company’s fiscal year upon the affirmative vote of a majority of the Directors. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.7 No Partnership. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.8 Intent of this Agreement.

(a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

(b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company’s governance structure and the Company’s dissolution and winding up, as well as the relations among the Company’s Members.

2.9 Advice of Counsel. Each Person signing this Agreement or an Addendum hereto: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person’s own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

ARTICLE III

BUSINESS OF THE COMPANY

The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1 Initial Paid-In Capital. The name, address, original Capital Contribution, and initial Units quantifying the Interest of the initial Members are set out in the Membership Register or otherwise in the Company records. Capital Contributions for new Members accepted by the Board, from time to time, shall be made by each new Member as determined by the Board in its sole discretion.

4.2 Additional Capital Contributions. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 Minimum Transfers and Maximum Ownership.

(a) Except upon the Super-Majority Vote of the Board, (i) no Class A-1 Member shall Transfer fewer than five (5) Class A-1 Units to any transferee (except in the case where all Class A-1 Units owned by a Class A-1 Member are transferred to a single transferee); and (ii) no Class A-1 Member shall Transfer any Class A-1 Units that would result in the transferor owning fewer than five (5) Class A-1 Units after the Transfer. Any Member that wishes to make such a Transfer may request the Company to redeem the affected Units pursuant to Sections 10.7 and 10.8 of this Agreement. For this purpose, the affected Units shall include any Units intended to be transferred or retained by the transferor in an amount of fewer than five (5) Units.

(b) Except upon the Super-Majority Vote of the Board, (i) no Class A Member shall Transfer fewer than ten (10) Class A Units to any transferee (except in the case where all Class A Units owned by a Class A Member are transferred to a single transferee); and (ii) no Class A Member shall Transfer any Class A Units that would result in the transferor owning fewer than ten (10) Class A Units after the Transfer.

(c) No Class A Member together with its Affiliates shall own Class A Units in excess of thirty percent (30%) of the total outstanding Class A Units.

(d) No Member together with its Affiliates shall own Units in excess of thirty percent (30%) of the total outstanding Units.

(e) At any time any Person violates any one of the above referenced transfer or ownership limitations, the Board shall have the power by majority vote of the Directors to take any action in their sole discretion to cure such violation, including without limitation the right to not count the votes of such Person in excess of an ownership limitation.

4.4 Withdrawal or Reduction of Members’ Capital Contributions. The withdrawal or reduction of Members’ contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; provided, however:

(a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

(b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 Loans from Directors and Members. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions.

4.6 Loans by Company to Members. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Company shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or Officer of the Company.

4.7 Unit Reclassification. Effective as of 5:00 p.m., Central Standard Time, on [                        ], 20     (the “Reclassification Effective Time”) each Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder (as such term is used in the Securities Exchange Act of 1934, as amended) of 20 or fewer Units shall, by virtue of this Section 4.7 and without any action on the part of the holder thereof, hereafter be reclassified as a Class A-1 Unit, on the basis of one (1) Class A-1 Unit for each Unit held by such Member. Each Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder of more than 20 Units shall not be reclassified and shall continue in existence, but such Units shall hereafter be referred to as a Class A Unit.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.1 Capital Accounts. A “Capital Account” shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

(a)	To each Member’s Capital Account there shall be credited:

(i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

(ii) such Member’s allocable share of Profits, and any items of income or gain which are specially allocated to the Member; and

(iii) the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

(b)	To each Member’s Capital Account there shall be debited:

(i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.8;

(ii) such Member’s allocable share of Losses and any items of expense or loss which are specially allocated to the Member; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Provided; however, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2 Allocations and Distributions. Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations or under Section 5.5 below, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article V.

5.3 Allocations of Income, Gain, Loss, Deductions, and Credits. All items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Percentage Interests.

5.4	Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company’s Assets.

(a) Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Percentage Interests.

(b) Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company’s assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Percentage Interests.

5.5 Regulatory Allocations and Allocation Limitations. Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied. The defined terms used below shall have the meaning set forth in the applicable section of the Code or Treasury Regulations and the terms “Member” and “Company” shall mean “partner” and “partnership” with respect to this application of such definitions to this section.

(a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member’s share of the net decrease in Company Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 5.5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 5.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event a deficit balance in a Member’s capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 5.5(c) is intended, and shall be so construed, to provide a “qualified income offset” within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

(d) Gross Income Allocations. In the event that a deficit balance in a Member’s Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 5.5(c) and this Section 5.5(d) were not in this Operating Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 5.4.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(g) Members’ Shares of Excess Nonrecourse Debt. The Members’ shares of excess Company Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Company Nonrecourse Debt will be allocated.

(h) Curative Allocations. The allocations set forth in subsections (a), (b), (d), and (d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 5.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 5.5(f) and (g).

5.6 Proration of Allocations. All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Directors in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

5.7 Consent to Allocation. Each Member expressly consents to the methods provided herein for allocation of the Company’s income, gains, losses, deductions and credits.

5.8 Distributions.

(a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Provided, however, no Member has a right to any distribution prior to the dissolution of the Company without the approval of the Board.

(b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a “Distribution in Kind.” The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.8 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.8. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

(c) Subject to the following provisions of this paragraph (c), any distribution of Profits in accordance with this Section 5.8, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this Section 5.8 or Distribution in Kind pursuant to paragraph (b) of Section 5.8, shall be made to the Members according to their Percentage Interests. Class A-1 Members shall, unless prohibited by applicable law, have the following discretionary distribution preferences: (i) no distributions may be made to the Class A Members without making the same pro-rata distributions on a per Unit basis to the Class A-1 Members; and (ii) the Board may, in its sole discretion, declare distributions to the Class A-1 Members without declaring the same per Unit distribution to the Class A Members, up to a maximum cumulative total distribution to all Class A-1 Members as a class in the amount of $1,000,000.

(d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed, as determined by the Board of Directors in its sole discretion.

(e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

(f) Members shall not receive salaries or compensation from the Company solely in their capacities as Members or for the use of their capital.

5.9 Other Allocation Rules. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

5.10 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to Articles V and XI and the contributions made pursuant to Article IV. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member or transferee to make a contribution in excess of the initial contribution or additional contribution agreed to by a majority of the Membership Voting Interests held by the Class A Members of the Company.

5.11 Transfer of Capital Accounts. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

5.12 Income Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

ARTICLE VI

MANAGEMENT OF THE COMPANY

6.1 Management.

(a) The Company shall be managed by a Board of Directors elected by the Class A Members (in accordance with Section 6.1(c)). All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the

Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; provided, however, that with respect to those issues requiring approval of the Members under the Act or as set forth in this Agreement, such approval must first be obtained; provided, further, that the affirmative vote of a majority of the Directors shall be required for (a) incurring any indebtedness or expense in excess of $20,000 other than in the ordinary course of business; (b) pledging, mortgaging, encumbering or granting any lien on any assets of the Company other than in the ordinary course of business; or (c) purchasing any asset or making capital expenditures in excess of $50,000.

(b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super-Majority Vote of the Board. A Board decision on this matter may be changed by a Super-Majority Vote of the Class A Members at any duly-called annual or special meeting.

(c) The Board of Directors shall be comprised of thirteen (13) members who shall be elected by the Class A Members at the annual meeting of the Members in accordance with Section 8.2 of this Agreement. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III, with Class I consisting of five (5) directors and Class II and Class III each consisting of four (4) directors. The Directors shall serve staggered terms of three (3) years and until their successor is elected and qualified. Directors need not be residents of the State of Nebraska or Members of the Company.

(d) Nominations for election to the Board of Directors may be made by the Board of Directors, the nominating committee, or by any Class A Member entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the Secretary of the Company or to the chairman of the nominating committee, no earlier than the first day of the October preceding the annual meeting and no later than the last day of the March preceding the annual meeting. Or, in the event of a special meeting of Members, not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to Members. Each nomination shall contain such information about the nominee which shall be deemed appropriate, from time to time, by the nominating committee. Each nomination shall be accompanied by the written consent of each nominee to serve as a Director of the Company if so elected. At the meeting of Members, the Chairman of the Board shall declare out of order and disregard any nomination not presented in accordance with this section.

6.2 Authority of the Board of Directors. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

(a) expend Company funds in connection with the operation of the Company’s business or otherwise pursuant to this Agreement;

(b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

(c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

(d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

(e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

(f) lend any of the Company property with or without security;

(g) have and maintain one or more offices within or without the State of Nebraska;

(h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

(i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

(j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

(k) file a petition in bankruptcy on behalf of the Company;

(l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time; and

(m) issue additional Units to new and existing Members of the Company from time to time on terms and conditions determined by the Board in its sole discretion.

In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3 Obligations of the Board of Directors. The Board of Directors shall:

(a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors’ time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

(b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

(c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

(d) employ attorneys to represent the Company when necessary or appropriate;

(e) use their best efforts to maintain the status of the Company as a “limited liability company” for state law purposes, and as a “partnership” for federal income tax purposes;

(f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

(g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company’s principal office.

6.4 Resignation of Director. Any Director may resign as Director of the Company upon written notice to the Board of Directors.

6.5 Removal of Director. Any Director may be removed from time to time with or without cause by the affirmative vote of a majority of all of the Membership Voting Interests held by the Class A Members.

6.6 Vacancies. Any vacancy occurring in the position of Director may be filled by the affirmative vote of a majority of the remaining Directors.

6.7 Meetings of the Board. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 Place of Meeting. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 Notice of Meetings. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article IX hereof.

6.10 Quorum. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11 Officers.

(a) The Board may elect a Chairman, Vice Chairman, President, one or more Vice Presidents, Treasurer, and Secretary from among its Directors. Any two (2) or more offices may be held by the same person.

(b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

(c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

(d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 Liabilities of Directors. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for misconduct or negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

6.13	Indemnification of the Directors, their Affiliates and Control Persons.

(a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the negligence or misconduct of such Director or Officer.

(b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an “Indemnitee”), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys’ fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the negligence or misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the negligence or misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

(c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

(d) Any indemnification pursuant to this section will be payable only from the Company’s assets.

6.14 Transactions with the Directors or their Affiliates. The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

6.15 Conflicts of Interest. Subject to the other express provisions of this Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. Each Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3 Liability to Third Parties. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 Lack of Authority. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5 List of Members. Members may obtain a copy of the Membership Register in accordance with the provisions of Section 11.5.

7.6	Member Liability to the Company.

(a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

(b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company’s liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.7 Representations and Warranties. Upon signing this Agreement or an Addendum hereto, each Member represents and warrants to the Company that: (i) the Member has full power and authority to execute this Agreement or such Addendum and to agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement or such Addendum by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement or an Addendum hereto; and (iii) the Member’s authorization, execution, delivery, and performance of this Agreement and/or Addendum hereto do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.8 Member Information

(a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

(b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member’s Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.8; or (iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.8 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.8 may be enforced by specific performance.

7.9 Membership Certificates. “Membership Certificates” in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder’s name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by one or more Officers of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Officers upon the Membership Certificates may be facsimile. Subject to Article X, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register.

Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Membership Certificates, or any other document or instrument evidencing ownership of Units:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag, LLC.

ARTICLE XIII

MEETINGS OF MEMBERS

8.1	Voting Rights.

(a) Holders of Class A Units shall have full voting rights in accordance with the provisions of this Agreement, including without limitation the election of directors pursuant to Article VI and those events set forth in Section 8.1(b) below.

(b) Holders of Class A-1 Units shall not be entitled to vote at any meeting of Members of the election of directors, or for any other purpose, except with respect to the following events:

(i) the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business pursuant to Section 8.1(d) of this Agreement;

(ii) the merger or consolidation of the Company with another entity pursuant to Section 8.1(d) of this Agreement;

(iii) a proposed dissolution of the Company pursuant to Section 13.1 of this Agreement; and

(iv) any amendment to this Agreement where the vote of holders of Class A-1 units is required pursuant to Section 14.5 of this Agreement.

(c) On those matters on which the Class A-1 Members are entitled to vote, the Class A-1 Members shall have the voting rights as defined by the Membership Voting Interest of such Members and in accordance with the provisions of this Agreement. Except as otherwise provided by Section 14.5 of this Agreement (related to certain amendments to this Agreement) or by applicable law, on any matter upon which the Class A-1 Members are entitled to vote, the Class A-1 Members shall vote together with the Class A Members as a single class, and not as a separate class.

(d) Unless otherwise expressly provided in this Agreement, the affirmative vote of a majority of the Membership Voting Interests represented by Class A Members entitled to vote at any meeting at which there is a quorum present shall be the act of the Members; provided, however, that a Super-Majority Vote of all Members, including holders of Class A Units and Class A-1 Units voting as a single class, shall be required for approval of the following actions: (a) the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (b) the merger or consolidation of the Company with another entity.

8.2 Cumulative Voting. At each election for Directors, every Class A Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of Class A Units owned by such Class A Member for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her Class A Units, or by distributing such votes on the same principle among any number of candidates.

8.3 Meetings of Members. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or upon the written demand of Class A Members holding at least ten percent (10%) of the total outstanding Class A Units and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy. Holders of Class A-1 Units shall be entitled to attend all meetings of Members, and to participate in the discussion at such meetings in accordance with rules and procedures established by the Board of Directors, regardless of the Class A-1 members’ right to vote on any proposals or other matters before the meeting.

8.4 Place of Meeting. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company’s principal office.

8.5 Notice of Meetings. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Class A and Class A-1 Member. If mailed, such notice is effective when mailed addressed to the Member’s address shown in the Company’s current record of Members, with postage prepaid.

8.6 Quorum. The presence, in person or by proxy, of Members representing a majority of the Percentage Interests entitled to vote with respect to the matters before the meeting shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, Members representing a majority of the Percentage Interests entitled to vote with respect to the matters before the meeting may adjourn the meeting from time to time without further notice.

ARTICLE IX

WAIVER AND CONSENT

9.1 Written Waiver. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 Waiver by Attendance. A Member’s or Director’s attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member’s or Director’s arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3 Consent to Action Without Meeting. Any action required or permitted to be taken by the Members or Directors by vote may be taken without a meeting on written consent. The consent shall set forth the actions so taken and be signed by a Two-Third’s Majority of the Directors or those Members entitled to vote with respect to such action.

ARTICLE X

TRANSFER OF MEMBERSHIP INTERESTS

10.1 Restrictions on Transfer. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would (i) cause the Company to be treated as a Publicly Traded Partnership; (ii) result in the number of Class A Members of record equaling three hundred (300) or more, or such other number as required to maintain the suspension of the Company’s duty to file reports pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended; or (iii) result in the number of Class A-1 Members of record equaling five hundred (500) or more, or such other number that would otherwise require that the Company register the Class A-1 Units with the Securities and Exchange Commission. Any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit(s).

10.2 Permitted Transfers. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a “Permitted Transfer” for purposes of this Agreement:

(a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

(b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Units;

(c) Transfers of Units effected through a Qualified Matching Services Program;

(d) A Transfer by gift or bequest only to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days’ prior written notice to the Company of such gift or bequest; provided, however, that any such transfers shall be subject to the limitations provided in Sections 4.3(a) and 10.4(c) of this Agreement, as applicable; or

(e) Such other Transfer meeting the requirements of Section 1.7704-1 of the Treasury Regulations governing Publicly Traded Partnerships, as determined by the Board of Directors in its sole discretion.

10.3 Conditions Precedent to Transfers. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

(a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

(b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

(c) the transferor’s Membership Certificate;

(d) the transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

(e) evidence satisfactory in form and substance to the Board that the transferee meets the requirements, including maximum Unit ownership limitations, set forth in Section 4.3 of this Agreement; and

(f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4 Death of Member.

(a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the option to request the Company repurchase the deceased Member’s Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative makes such a request, the Company may elect, in its sole discretion and subject to Section 10.4(b) below, to purchase the deceased Member’s Interest at the Redemption Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This request may be made by the deceased Member’s estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

(b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

(c) Beginning August 31, 2005, the estate or personal representative of a deceased Member may not transfer fewer than five (5) Units to any transferee (except in the case where all Units owned by the deceased Member are transferred to a single transferee). Any purported transfer pursuant to this Section 10.4 of fewer than five (5) Units to any transferee, except in the case where all Units are to be transferred to a single transferee, shall be deemed to be an offer by the estate or personal representative to sell the affected Units to the Company in accordance with the terms set forth in Section 10.4(a) above. If the Company elects to purchase the affected Units in that case, the estate or personal representative shall be required to sell the Units to the Company in accordance with such terms and conditions. For this purpose, the affected Units shall include any Units intended to be transferred in an amount of fewer than five (5) Units.

10.5 Payment Terms. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds five thousand dollars ($5,000.00), the Company shall have the option to pay for the Interest purchased by paying five thousand dollars ($5,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five (5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6 Events in Connection with the Sale of Interests.

(a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing (“Closing”) shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; provided, however, the Closing shall not occur until at least sixty (60) days after the Company’s receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member’s Interest, but in no event later than one hundred twenty (120) days after the date of the Company’s receipt of such notice.

(b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

(c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor.

10.7 Redemption of Interests.

(a) A Member (the “Requesting Member”) may request redemption of his or her Interest upon not less than sixty (60) calendar days’ prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

(b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Act, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8 Redemption Payment.

(a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Redemption Value of such Member’s Interest in the Company as of the effective date of the (the “Redemption Payment”); provided, however, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member’s share of the assets of the Company pursuant to Section 13.3 below.

(b) The Redemption Payment shall not be paid until at least sixty (60) days after the Company’s receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption

Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank’s most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

(c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member’s right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9 Effective Date of Transfer.

(a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); and (ii) the transferee’s name and address and the nature and extent of the Transfer are reflected in the records of the Company; provided, however, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

(b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the “Interim Transfer Periods”); provided, however, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and, except as otherwise determined by the Board, recognize the Transfer as of the last day of the Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of Article X. All Distributions shall be made to the owner of record as of the record date as such record date is determined by the Board. The Board the authority to adopt other reasonable methods and/or conventions.

(c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 Redemption Value. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Redemption Value of the Interest. “Redemption Value” of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent redemption valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Redemption Value, but is not under any obligation to do so. The Redemption Value of the Company shall be determined at such times as selected by the Board in its sole discretion. Valuations may generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company’s operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have redemption valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Redemption Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Redemption Value of the Company or an Interest hereunder. The Company shall not establish the Redemption Value more than four (4) times during the Company’s taxable year.

10.11 Expenses. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

10.12 Pledged Units. Subject to Section 10.1 above and the limits on minimum transfers and total maximum ownership set forth in Section 4.3 of this Agreement, in the event that any Member pledges or otherwise encumbers any part of its Units as security for the payment of a debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Article X. In the event such pledgee or secured party becomes a Member hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all of the terms and conditions of this Agreement. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any voting rights associated with such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

ARTICLE XI

RECORDS, FINANCIAL AND TAX REPORTING

11.1 Records and Accounting. The books of account and other records of the Company shall be maintained at the Company’s principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 Tax Information. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member’s (or Person’s) Federal and state income tax returns for such fiscal year, including a statement indicating such Member’s (or Person’s) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 Tax Returns. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 Tax Matters Partner. The Board of Directors shall, from time to time by resolution, appoint one of its members as “tax matters partner” of the Company pursuant to Code Section 6231(a)(7). Such tax matters partner shall be a Member of the Company. The tax matters partner is authorized to perform all duties imposed by Sections 6222 through 6234 of the Code; provided, however, that the tax matters partner may not take any such action that is material to the Company without the consent of the Board of Directors; provided, further, that this sentence does not authorize such tax matters partner, the Board or any member of the Board to take any action left to the determination of an individual Member under Code Sections 6222 through 6234. The Company shall indemnify, to the full extent permitted by law, the tax matters partner from and against any damages and losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matters partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5 Access to Books and Records.

(a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company’s principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

(ii) Operating Agreement and all restatements and amendments thereto currently in effect;

(iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

(iv) All written communications to the Members generally within the past three years;

(v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members’ equity for that year unless such information appears elsewhere in the financial statements, along with the accountant’s report if the annual financial statements are reported upon by a public accountant;

(vi) A list of the names and business addresses of the Company’s current directors and officers; and

(vii) The most recent annual report delivered by the Company to the Nebraska Secretary of State.

(b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

(ii) Accounting records of the Company; and

(iii) The Membership Register.

(c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member’s demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member’s purpose.

ARTICLE XII

FISCAL AFFAIRS

12.1 Elections.

(a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

(b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 Interim Closing of the Books. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

ARTICLE XIII

TERMINATION AND DISSOLUTION

13.1 Events Requiring Termination and Dissolution. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or in accordance with the provisions of Article IX of the Company’s Articles of Organization, as amended, or as otherwise provided in the Act, as amended from time to time (each a “Liquidating Event”).

13.2 Winding Up Period. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company’s business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company’s liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company’s assets, or any part thereof, or to distribute the same in kind to the Members.

13.3 Distribution.

(a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.8 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order: (i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to Section 21-2625(1)(b) of the Act, and (iii) subject to Section 13.5 below, to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause (iii) of this paragraph (a), shall receive such Member’s share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member’s Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

(b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

(i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

(ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

13.4. Deficit Capital Account Balance. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member’s Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

13.5 Discretionary Liquidation Preference. In the event of a Liquidation Triggering Event (defined below), Class A-1 Members shall, unless prohibited by applicable law, have the following discretionary liquidation preferences: (i) no liquidating distribution or payment may be made to the Class A Members under Section 13.3(a)(iii) above or pursuant to some other Liquidation Triggering Event without making the same pro-rata payment on either a Percentage Interest or per Unit basis, as the case may be, to the Class A-1 Members; and (ii) the Board may, in its sole discretion, allocate additional liquidating distributions or payments resulting from a Liquidation Triggering Event to the Class A-1 Members without allocating the same Percentage Interest or per Unit liquidating distribution or payment to the Class A Members, up to a maximum cumulative total liquidating distribution and/or payment to all Class A-1 Members as a class in the amount of $1,000,000. For purposes of this Section 13.5, a “Liquidation Triggering Event”

shall include the following: (i) a Liquidating Event; (ii) the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (iii) the merger or consolidation of the Company with another entity.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Directors at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 Successors. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 Applicable Law. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 Amendments. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of more than two-thirds (2/3) of the Membership Voting Interests of the Class A Members; provided, however, that any amendment of this Agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 Units, shall be approved by an affirmative vote of more than two-thirds (2/3) of the Membership Voting Interests of the Class A-1 Members, voting as a separate class. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 Waiver of Partition. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 Company Property. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 Acceptance of Prior Acts by New Members. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 Section Headings. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 Severability. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 Agreement for Further Execution. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 Time. Time is an essential element to the performance of this Agreement by each Member.

14.13 Copies Reliable and Admissible. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof, or of a counterpart hereof or of an Addendum hereto which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement, or a counterpart hereof or an Addendum hereto shall be admissible into evidence in any proceeding as though the same were an original.

14.14 Entire Agreement. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 Gender. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 No Waiver. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member’s rights hereunder.

14.17 Submission to Jurisdiction. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha, Nebraska (the “Nebraska Court”) in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 Counterparts. This Agreement may be executed in several counterparts, including Addendums hereto, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

DATED AS OF                     .

HUSKER AG, LLC

54048 Highway 20

Plainview, Nebraska 68769

REVOCABLE PROXY

for

2008 SPECIAL MEETING OF MEMBERS

[MONTH/DAY], 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUSKER AG, LLC. The undersigned acknowledges receipt of the Notice of Special Meeting of Members and the accompanying Proxy Statement, each dated             , 2008, and any adjournments thereof, and appoints Kent A. Friedrich, Robert E. Brummels and Stanley Gyberg, and each of them with full power of substitution, as the proxies of the undersigned to represent the undersigned and to vote all membership units of Husker Ag, LLC which the undersigned would be entitled to vote if personally present at the Special Meeting and any adjournments.

This Proxy is revocable and the undersigned may revoke it at any time prior to the beginning of the Special Meeting by giving either personal or written notice of such revocation to Mr. Mike Kinney, Chairman of the Board and President of Husker Ag, LLC, at the Company’s offices at 54048 Highway 20, Plainview, Nebraska 68769, or to the person designated as the Corporate Secretary, Leonard Wostrel, at the commencement of the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1A THROUGH 1F, AND FOR PROPOSAL 2.

NOTE: The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Special Meeting or any adjournment thereof.

You may elect to fax this proxy to Husker Ag, LLC. A faxed copy of your signature is legally sufficient to count your vote by proxy. If you fax it back, there is no need to mail the original.

PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY TO

HUSKER AG, LLC

BY FAXING THE PROXY TO (402) 582-3888

or

MAILING THE PROXY IN THE

ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE

REVOCABLE PROXY for 2008 SPECIAL MEETING OF MEMBERS

, 2008	Signature

Please sign exactly as the name appears on your membership certificate. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees must sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by a duly authorized officer/representative.	Printed Name

Signature if held jointly/Signature of Co-Trustees

Printed Name

Signature if held jointly/Signature of Co-Trustees

Printed Name

Dated this day of , 2008

☒ Please mark vote as in this example.

YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS

PROPOSAL 1: Approval of Proposed Third Amended and Restated Operating Agreement – The approval of the following proposed amendments to our Second Amended and Restated Operating Agreement contained in our proposed Third Amended and Restated Operating Agreement:

(please be sure to mark your vote on each of the following proposed amendments)

A.

Amendments to Article I, and Sections 4.3, 4.7, 5.8(c), 6.1, 6.5, 8.1, 8.3, 8.6, 10.1, 13.5 and 14.5 of the Second Amended and Restated Operating Agreement to effect a Rule 13e-3 transaction by reclassification of our membership units held by members who are the record holders of 20 or fewer membership units. In connection with the reclassification, each original membership unit held by such record holders (those holding 20 or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original membership unit held by such members immediately prior to the effective time of the reclassification. All other original membership units would remain outstanding and be unaffected by the reclassification, except that such units would then be designated as Class A units, and except as otherwise described in the Proxy Statement relating to the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

B.

By amendment to Section 4.3 of the Second Amended and Restated Operating Agreement, (i) the addition of a minimum ownership threshold requiring each holder of our (original) Class A membership units to transfer not fewer than 10 Class A units and to own not fewer than 10 Class A units; (ii) the addition of a new unit concentration limit to provide that no Class A unit holder together with his or her affiliates may own more than 30% of the total outstanding Class A membership units, while maintaining the current 30% ownership limitation in our Second Amended and Restated Operating Agreement which is applicable to all of our outstanding membership units; and (iii) that our board of directors be given the authority to address and remedy any violations of the minimum transfer and maximum ownership limitations provided in Section 4.3, including the right to not count votes in excess of the ownership limitation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

C.

By amendment to Section 10.1 of the Second Amended and Restated Operating Agreement, that our board of directors be given the authority (i) to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (ii) to disallow a transfer of Class A-1 membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC;

☐ FOR	☐ AGAINST	☐ ABSTAIN

D.

Revision of the dissolution provisions in Section 13.1 of the Second Amended and Restated Operating Agreement to make reference to (amended) Article IX of our Articles of Organization (as such amendment is proposed under Proposal 2 below), providing that a dissolution of the Company would require the approval of holders of at least two-thirds of our total outstanding membership units, in lieu of the unanimous written agreement of all members otherwise required under the Nebraska Limited Liability Company Act;

☐ FOR	☐ AGAINST	☐ ABSTAIN

E.

Revision of the amendment provisions in Section 14.5 of the Second Amended and Restated Operating Agreement to provide that no amendments may be made to our operating agreement which would adversely affect any of the relative rights, preferences and limitations of the Class A-1 membership units without the approval of holders of at least two-thirds of the total outstanding Class A-1 membership units; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

F.	The amendment of the Second Amended and Restated Operating Agreement to provide general updates throughout.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Approval of the Proposed Amendment to our Articles of Organization – Amendment to the Articles of Organization to change the member approval required to dissolve the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.